                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-32802
            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 8, 2000
                   DEALER AUTO RECEIVABLES OWNER TRUST 2000-1
                                     ISSUER
                       $739,721,000.00 ASSET-BACKED NOTES
                    $13,175,591.56 ASSET-BACKED CERTIFICATES
                         DEALER AUTO RECEIVABLES CORP.
                                   DEPOSITOR
                           PREMIER AUTO FINANCE, INC.
                                    SERVICER
           THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF SECURITIES--

CONSIDER CAREFULLY
THE RISK FACTORS
BEGINNING ON
PAGE S-11 IN THIS
PROSPECTUS SUPPLEMENT
AND ON PAGE 7 IN THE
ACCOMPANYING
PROSPECTUS.
The notes represent
obligations of and
the certificates
represent interests
in the owner trust
only.
This prospectus
supplement must be
accompanied by the
prospectus.


                                         INTEREST                                        UNDERWRITING
                                         RATE/PASS-        FINAL            PRICE          DISCOUNT       PROCEEDS
                          PRINCIPAL      THROUGH         SCHEDULED           TO               PER            TO
CLASS                      AMOUNT         RATE          PAYMENT DATE       PUBLIC          SECURITY       DEPOSITOR
A-1 Notes............  $190,000,000.00      6.69%       Aug. 15, 2001     100.000000%       0.125%        99.875000%
A-2 Notes............  $274,000,000.00      7.01%      April 15, 2003      99.992129%       0.150%        99.842129%
A-3 Notes............  $168,000,000.00      7.07%        May 17, 2004      99.987688%       0.210%        99.777688%
A-4 Notes............  $ 83,251,000.00      7.12%       Mar. 15, 2005      99.986572%       0.250%        99.736572%
B Notes..............  $ 24,470,000.00      7.46%       Nov. 15, 2005      99.987266%       0.350%        99.637266%
Certificates.........  $ 13,175,591.56      7.93%       Jan. 15, 2007      99.998334%       0.500%        99.498334%

The total price to the public is $752,839,826.40

The total underwriting discount is $1,360,950.46

The total proceeds to the depositor are $751,478,875.94

Credit Enhancement:

    - Reserve fund with an initial deposit of $15,057,931.83

    - Subordination of the Class B Notes and the certificates provides credit enhancement to the Class A Notes as described in this prospectus supplement.

    - Subordination of the certificates provides credit enhancement to the Class B Notes as described in this prospectus supplement.

The securities are asset-backed securities issued by the trust. The assets underlying the securities are retail installment contracts for the purchase of new or used automobiles and light-duty trucks.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Underwriters of the Class A Notes
CHASE SECURITIES INC.
                AON CAPITAL MARKETS
                                 MORGAN STANLEY DEAN WITTER
                                                 SALOMON SMITH BARNEY

Underwriter of the Class B Notes and the Certificates
                             CHASE SECURITIES INC.

                  Prospectus Supplement dated August 17, 2000

                               TABLE OF CONTENTS

Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus.....     i
Prospectus Supplement Summary...............................   S-1
Risk Factors................................................  S-11
  Some classes of securities will be entitled to interest or principal payments before other classes.................  S-11
  Adverse events in four high concentration states may cause increased defaults and delinquencies....................  S-11
  If there is a servicer default, the servicer may be
    removed only by the indenture trustee and certain
    noteholders.............................................  S-12
  Subordinated noteholders may not be able to direct the
    indenture trustee upon an event of default under the
    indenture and may have limited rights upon nonpayment of
    interest................................................  S-12
  The securities may not be suitable investments for all
    investors...............................................  S-12
  Prepayments, potential losses and change in order of
    priority of payments following acceleration of the
    notes...................................................  S-12
  Because the securities are in book-entry form, your rights can only be exercised indirectly........................  S-13
  The absence of an existing market for the securities may
    limit your ability to resell the securities.............  S-13
The Trust...................................................  S-14
  General...................................................  S-14
  Capitalization of the Trust...............................  S-15
  The Indenture and the Administration Agreement............  S-15
  The Trustee and the Indenture Trustee.....................  S-15
The Seller and the Servicer.................................  S-15
The Performance Guarantor...................................  S-15
The Contracts...............................................  S-16
  Description of the Contracts..............................  S-16
  Statistics Relating to the Contracts......................  S-16
  Maturity and Prepayment Considerations....................  S-20
  Statistics Relating to Delinquencies and Losses...........  S-20
  Losses and Recoveries.....................................  S-22
Weighted Average Lives of the Securities....................  S-25
Note Factors and Certificate Factors........................  S-33
Use of Proceeds.............................................  S-33
Description of the Notes....................................  S-33
  General...................................................  S-33
  Interest..................................................  S-34
  Principal.................................................  S-34
  Prepayment................................................  S-34
  Voting Rights.............................................  S-35
  Notices...................................................  S-35
Description of the Certificates.............................  S-35
  General...................................................  S-35
  Interest..................................................  S-36
  Principal.................................................  S-36
  Prepayment................................................  S-36
  Notices...................................................  S-37
Payments and Distributions..................................  S-37
  Available Amounts.........................................  S-37
  Servicing Compensation and Reimbursement of Servicer
    Advances................................................  S-38
  Distributions.............................................  S-38

  Reserve Fund..............................................  S-40
Ratings of the Securities...................................  S-41
Material Federal Income Tax Consequences....................  S-41
  Treatment of Trust........................................  S-41
  Treatment of Investors in Notes...........................  S-42
  Treatment of Investors in Certificates....................  S-42
ERISA Considerations........................................  S-42
  The Notes.................................................  S-42
  The Certificates..........................................  S-43
Legal Proceedings...........................................  S-43
Underwriting................................................  S-44
Legal Matters...............................................  S-45
Experts.....................................................  S-46
Glossary....................................................  S-46
Dealer Auto Receivables Owner Trust 2000-1 Balance Sheet as
  of August 8, 2000.........................................  S-48
Notes to the Balance Sheet..................................  S-48

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the securities in two separate documents that offer varying levels of detail:

    - the accompanying prospectus--which provides general information, some of which may not apply to a particular series of securities including your series, and

    - this prospectus supplement--which provides a summary of the specific terms of your series of securities.

    Certain terms used in this prospectus supplement are defined under the caption "GLOSSARY" beginning on page S-46 in this prospectus supplement.

    You should rely on the information contained in this document, including the information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in the accompanying prospectus. We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus supplement. If anyone makes such a representation to you, you should not rely on it.

    If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Dealer Auto Receivables Corp. at 230 West Monroe Street, Chicago, Illinois 60606, telephone number
(312) 456-1250, or an underwriter by asking any of them for it.

                         PROSPECTUS SUPPLEMENT SUMMARY

    The following is only a summary of selected information from the prospectus supplement and provides a general overview of relevant terms of the securities. It does not contain all the information that may be important to you. You should read carefully this entire prospectus supplement and the prospectus to understand all of the terms of the offering. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the trusts and the issuance of the securities. Those documents have been filed as exhibits to the registration statement.

    There are material risks associated with an investment in the securities. See "RISK FACTORS" in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the securities.

Trust........................................  Dealer Auto Receivables Owner Trust 2000-1. The
                                               depositor established the trust pursuant to a trust
                                               agreement.

Owner Trustee................................  Chase Manhattan Bank USA, National Association. The
                                               owner trustee's address and phone number is 1201
                                               Market Street, Wilmington, Delaware 19801, (telephone
                                               number (302) 428-3375).

Indenture Trustee............................  The Bank of New York will serve as indenture trustee.
                                               See "THE TRUST--THE TRUSTEE AND THE INDENTURE
                                               TRUSTEE," in this prospectus supplement.

Cut-off Date.................................  July 1, 2000.

Closing Date.................................  On or about August 24, 2000.

SECURITIES OFFERED

TERMS OF THE NOTES:

A. Payment Dates.............................  The trust will pay interest and principal on the notes on the 15th day of each month or if that day is
                                               not a business day, the next business day. The first
                                               payment date is September 15, 2000.

B. Record Dates..............................  The last business day of the preceding calendar month.

C. Interest..................................  PER ANNUM INTEREST RATES:

                                               The notes will have fixed rates of interest as
                                               follows:

                                               CLASS                                       INTEREST RATE
                                               -----                                       -------------
                                               A-1.......................................       6.69%
                                               A-2.......................................       7.01%
                                               A-3.......................................       7.07%
                                               A-4.......................................       7.12%
                                               B.........................................       7.46%

                                               INTEREST PERIODS:

                                               Interest on the notes will accrue in the following
                                               manner:

                                                                        INTEREST PERIODS
                                                                                                     DAY COUNT
                                               CLASS          FROM (INCLUDING)     TO (EXCLUDING)    CONVENTION
                                               -----         ------------------  ------------------  ----------
                                               A-1.........  Prior Distribution  Current
                                                             Date                Distribution Date   actual/360

                                                                        INTEREST PERIODS
                                                                                                     DAY COUNT
                                               CLASS          FROM (INCLUDING)     TO (EXCLUDING)    CONVENTION
                                               -----         ------------------  ------------------  ----------
                                               A-2.........  15th of prior       15th of current
                                                             month               month                 30/360
                                               A-3.........  15th of prior       15th of current
                                                             month               month                 30/360
                                               A-4.........  15th of prior       15th of current
                                                             month               month                 30/360
                                               B...........  15th of prior       15th of current
                                                             month               month                 30/360

                                               PAYMENT OF INTEREST:

                                               On each payment date after payment of the base
                                               servicing fee and the fees payable to the owner
                                               trustee and the indenture trustee and reimbursement
                                               of servicer advances, the trust will make interest
                                               payments on the notes from the funds available to it
                                               on each payment date.

                                               Interest payments to each class of the Class A Notes
                                               will have the same priority.

                                               The trust will make interest payments on the Class B
                                               Notes after paying interest on the Class A Notes,
                                               provided, that after the acceleration of the notes
                                               following an event of default resulting from a
                                               payment default, the trust will not make interest
                                               payments on the Class B Notes until the Class A Notes
                                               have been paid in full.

                                               See "PAYMENTS AND DISTRIBUTIONS" in this prospectus
                                               supplement.

D. Principal.................................  On each payment date, the trust will pay principal on the notes.

                                               The amount of principal payable will be based on the
                                               amount by which:

                                               - the sum of the aggregate principal balances of the
                                               notes and the certificate balance of the certificates
                                                 as of the close of business on the prior payment
                                                 date, exceeds

                                               - the aggregate principal balance of the contracts as
                                               of the end of the prior calendar month, excluding
                                                 certain non-collectible or defaulted contracts and
                                                 contracts to be repurchased by the depositor or
                                                 purchased by the servicer due to certain breaches.

                                               On each payment date prior to the acceleration of the
                                               notes following an event of default resulting from a
                                               payment default, the trust will make principal
                                               payments on the notes from the funds available to it
                                               on that payment date after payment of the base
                                               servicing fee and the fees payable to the owner
                                               trustee and the indenture trustee, reimbursement of
                                               servicer advances and payment of interest on the
                                               securities.

                                               The trust will pay principal on the notes in the
                                               following order:

                                               PRIOR TO ACCELERATION OF THE NOTES:

                                               The trust will pay principal of each class of notes
                                               sequentially starting with the earliest maturing
                                               class of notes then outstanding until such class is
                                               paid in full.

                                               AFTER ACCELERATION OF THE NOTES:

                                               After acceleration of the notes following an event of
                                               default, the trust will pay the principal of the
                                               Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and
                                               Class A-4 Notes pro rata until paid in full and then
                                               the Class B Notes until paid in full.

                                               See "PAYMENTS AND DISTRIBUTIONS" in this prospectus
                                               supplement.

E. Final Scheduled Payment Dates.............  The principal of the notes of each class is due and payable on the dates shown on the cover of this
                                               prospectus supplement.

F. Prepayment................................  The seller, at its option, may repurchase the contracts on any payment date on which the aggregate
                                               outstanding principal balance of the securities is
                                               less than 10% of the initial aggregate principal
                                               balance of the contracts. If the seller purchases the
                                               contracts, the trust will prepay the notes in full on
                                               that payment date.

                                               See "DESCRIPTION OF THE NOTES--PREPAYMENT" in this
                                               prospectus supplement.

TERMS OF THE CERTIFICATES:

A. Payment Dates.............................  The trust will make distributions of interest and principal on the 15th day of each month or if that is
                                               not a business day, the next business day. The first
                                               payment date is September 15, 2000.

B. Record Dates..............................  The last business day of the preceding calendar month.

C. Interest..................................  PASS-THROUGH RATE:

                                               The trust will distribute interest in respect of the
                                               certificates at the pass-through rate shown on the
                                               cover of this prospectus supplement.

                                               INTEREST PERIODS:

                                               Interest on the certificates will accrue in the
                                               following manner:

                                                             INTEREST PERIOD
                                               --------------------------------------------  DAY COUNT
                                               FROM (INCLUDING)       TO (EXCLUDING)         CONVENTION
                                               ----------------       --------------         ----------
                                               15th of prior month    15th of current month    30/360

                                               PAYMENT OF INTEREST:

                                               On each payment date after payment of the base
                                               servicing fee and the fees payable to the owner
                                               trustee and the indenture trustee and reimbursement
                                               of servicer advances and payment of interest on the
                                               notes, the trust will make distributions of interest
                                               in respect of the certificates from the funds
                                               available to it on each payment date.

                                               After the acceleration of the notes following an
                                               event of default resulting from a payment default,
                                               the trust will not make interest distributions in
                                               respect of the certificates until the notes have been
                                               paid in full.

                                               See "PAYMENTS AND DISTRIBUTIONS" in this prospectus
                                               supplement.

D. Principal.................................  On each payment date, after the trust has paid the notes in full, the trust will distribute principal in
                                               respect of the certificates.

                                               The amount of principal payable will be based on the
                                               amount by which:

                                               - the certificate balance of the certificates as of
                                               the close of business on the prior payment date,
                                                 exceeds

                                               - the aggregate principal balance of the contracts as
                                               of the end of the prior calendar month, excluding
                                                 certain non-collectible or defaulted contracts and
                                                 contracts to be repurchased by the depositor or
                                                 purchased by the servicer due to certain breaches.

                                               The trust will make distributions of principal in
                                               respect of the certificates from the funds available
                                               to it on each payment date after payment of the base
                                               servicing fee and the fees payable to the owner
                                               trustee and the indenture trustee, reimbursement of
                                               servicer advances and distributions of interest on
                                               the certificates.

                                               See "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL" and
                                               "PAYMENTS AND DISTRIBUTIONS" in this prospectus
                                               supplement.

E. Final Scheduled Payment...................  The trust will reduce the outstanding certificate balance of the certificates to zero no later than the
                                               date shown on the cover of this prospectus
                                               supplement.

F. Prepayment................................  The seller, at its option, may repurchase the contracts on any payment date on which the aggregate
                                               outstanding principal balance of the securities is
                                               less than 10% of the initial aggregate principal
                                               balance of the contracts. If the seller purchases the
                                               contracts the trust will prepay the certificates in
                                               full on that payment date.

                                               On any payment date on which the amount on deposit in
                                               the reserve fund equals or exceeds the aggregate
                                               outstanding balance of the certificates, the trust
                                               will prepay the certificates in full utilizing the
                                               amount on deposit in the reserve fund.

                                               See "DESCRIPTION OF THE CERTIFICATES--PREPAYMENT" in
                                               this prospectus supplement.

THE TRUST'S ASSETS

A. The Contracts.............................  Our main source of funds for making payments on the securities will be collections on the contracts.

                                               As of the cut-off date, the contracts had the
                                               following characteristics:

                                               Aggregate principal balance..........  $752,896,591.56
                                               Number of contracts..................      60,541
                                               Average principal balance............    $12,436.14
                                               Weighted average annual percentage
                                                 rate...............................      11.588%
                                               Weighted average remaining term to
                                                 maturity...........................     47 months
                                               Weighted average original term to
                                                 maturity...........................     62 months

                                               Geographic concentration:

                                                                                      PRINCIPAL
                                                                                       BALANCE
                                               STATE                                  CONCENTRATION
                                               -------------------------------------  ----------
                                               Texas................................    15.7%
                                               California...........................    11.9%
                                               Florida..............................     7.1%
                                               Georgia..............................     5.6%

                                               No other state represented more than 5% of the
                                               aggregate principal balance of the contracts as of
                                               the cut-off date.

                                               All of the contracts are simple interest contracts. A
                                               simple interest contract provides for amortization of
                                               the loan over a series of equal monthly installments
                                               where payments received are applied first to pay
                                               accrued interest to the date preceding the date the
                                               payment is received and second to pay principal.
                                               You should refer to "THE CONTRACTS" in this
                                               prospectus supplement and the accompanying prospectus
                                               for more information on the contracts.

B. Reserve Fund..............................  On the closing date, the indenture trustee will establish a trust account in the name of the
                                               indenture trustee which we refer to as the "RESERVE
                                               FUND." The reserve fund provides you with limited
                                               protection in the event collections from obligors on
                                               the contracts are insufficient to make payment on the
                                               securities. We cannot assure you, however, that this
                                               protection will be adequate to prevent shortfalls in
                                               amounts available to make payments on the notes and
                                               the certificates.

                                               The initial balance of the reserve fund will be
                                               $15,057,931.83 (2.00% of the initial aggregate
                                               principal balance of the securities). The amount
                                               required to be on deposit in the reserve fund on each
                                               payment date will equal the greater of (a) 4.25% of
                                               the aggregate outstanding principal balance of the
                                               securities (6.50% in the event a trigger event
                                               occurs) and (b) 1.00% of the initial aggregate
                                               principal balance of the securities; provided,
                                               however, in no event shall the amount required to be
                                               on deposit in the reserve fund exceed the aggregate
                                               outstanding principal balance of the securities.

                                               If the amount on deposit in the reserve fund on any
                                               payment date is less than the required amount, the
                                               trust will use the funds available to it after
                                               payment of the base servicing fee and the fees
                                               payable to the owner trustee and the indenture
                                               trustee, reimbursement of servicer advances and
                                               payment of interest and principal on the securities
                                               to make a deposit into the reserve fund. Amounts on
                                               deposit in the reserve fund on any payment date in
                                               excess of the required amount will be paid to the
                                               depositor.

                                               If on any payment date the funds available to the
                                               trust to pay principal and interest on the securities
                                               are insufficient, the trust will use funds in the
                                               reserve fund to cover any shortfalls.

                                               If on the final scheduled payment date of any class
                                               of securities, the principal or certificate balance
                                               of that class has not been paid in full, the trust
                                               will use funds in the reserve fund to pay those
                                               securities in full.

SERVICING; SERVICING FEE.....................  Premier Auto Finance, Inc., as the servicer, will be responsible for servicing, managing and administering
                                               the contracts and related interests, and enforcing
                                               and making collections on the contracts.

                                               ADVANCES:

                                               The servicer will make advances for delinquent
                                               interest payments on simple interest contracts to the
                                               extent it determines that advances will be
                                               recoverable in future periods.

                                               Servicer advances will be reimbursed from the
                                               delinquent payments when made by the obligors and
                                               from collections on other contracts when the servicer
                                               determines that a contract as to which it has made
                                               advances is a defaulted contract.

                                               SERVICING FEE:

                                               The servicer's base monthly fee payable on each
                                               payment date will equal the product of:

                                               - one twelfth (1/12th) of one percent (1%) and

                                               - the aggregate principal balance of the contracts as
                                               of the last day of the second calendar month
                                                 preceding the month in which that payment date
                                                 falls.

                                               The trust will pay the base servicing fee to the
                                               servicer with the funds available to it on each
                                               payment date after the reimbursement of servicer
                                               advances.

                                               The servicer will also be entitled to retain any late
                                               payment fees, prepayment charges, if any, and other
                                               similar fees and charges.

                                               See "DESCRIPTION OF THE TRANSFER AND SERVICING
                                               AGREEMENT--SERVICING" in the accompanying prospectus.

PRIORITY OF PAYMENTS.........................  PRIOR TO ACCELERATION OF THE NOTES:

                                               On each payment date prior to the acceleration of the
                                               notes, the trust will apply collections on the
                                               contracts received during the prior calendar month,
                                               servicer advances and funds transferred from the
                                               reserve fund to make the following payments in the
                                               following order of priority:

                                               - reimbursement of servicer advances;

                                               - fees payable to the owner trustee and the indenture
                                                 trustee;

                                               - base servicing fee to the servicer;

                                               - interest on the Class A Notes;

                                               - interest on the Class B Notes;

                                               - interest on the certificates;

                                               - principal on the securities:

                                               - principal on the Class A-1 Notes until paid in
                                                 full;

                                               - principal on the Class A-2 Notes until paid in
                                                 full;

                                               - principal on the Class A-3 Notes until paid in
                                                 full;

                                               - principal on the Class A-4 Notes until paid in
                                                 full;

                                               - principal on the Class B Notes until paid in full;
                                                 and

                                               - principal on the certificates until paid in full;
                                                 and

                                               - to the reserve fund, the amount, if any, needed to
                                               fund the reserve fund to the required amount.

                                               AFTER ACCELERATION OF THE NOTES:

                                               On each payment date following the acceleration of
                                               the notes following an event of default resulting
                                               from a payment default, the trust will apply the
                                               funds available to it in the same order except that
                                               the trust will not pay interest on the Class B Notes
                                               until the Class A Notes are paid in full and will not
                                               distribute interest in respect of the certificates
                                               until the notes have been paid in full.

                                               On each payment date following the acceleration of
                                               the notes, the trust will pay principal on the Class
                                               A Notes pro rata.

CREDIT ENHANCEMENT...........................  Losses and other shortfalls of cash flow will be covered by payments on other contracts, withdrawals
                                               from the reserve fund and allocations of available
                                               funds to the more senior classes of the securities.

                                               The credit enhancement for the securities is as
                                               follows:

                                               Class A Notes    - subordination of the Class B Notes
                                                                  and the certificates

                                                                - reserve fund

                                               Class B Notes    - subordination of the certificates

                                                                - reserve fund

                                               Certificates     - reserve fund

RATINGS......................................  On the closing date, each class of securities will have the following ratings by Standard & Poor's
                                               Ratings Services and Moody's Investors Service, Inc.:

                                               CLASS              S&P         MOODY'S
                                               -----          -----------   -----------
                                               A-1 Notes         A-1+           P-1

                                               A-2 Notes          AAA           Aaa

                                               A-3 Notes          AAA           Aaa

                                               A-4 Notes          AAA           Aaa

                                               B Notes             A            A2

                                               Certificates       BBB          Baa3

                                               See "RATINGS OF THE SECURITIES" in this
                                               prospectus supplement and the
                                               accompanying prospectus.

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES.................................  Winston & Strawn, as federal tax counsel to the trust, has delivered its opinion
                                               that the notes will be characterized as

                                               debt for federal income tax purposes,
                                               and the trust will not be characterized
                                               as an association (or publicly traded
                                               partnership) taxable as a corporation.
                                               The purpose of obtaining the opinion of
                                               tax counsel is to provide investors with
                                               greater assurance regarding the
                                               treatment of the notes for federal
                                               income tax purposes and that the issuer
                                               of the notes and certificates will not
                                               be subject to federal income tax at the
                                               entity level. However, an opinion of tax
                                               counsel is not binding on the Internal
                                               Revenue Service and there is no
                                               assurance that the Internal Revenue
                                               Service will not disagree with the
                                               opinion of tax counsel.

                                               By purchasing a note, you will agree to
                                               treat your note as debt for federal,
                                               state and local income tax purposes. As
                                               a result, payments received by you will
                                               generally be treated as either interest
                                               or principal and you will not be
                                               considered an owner of an equity
                                               interest in the trust.

                                               By purchasing a certificate, you will
                                               agree to treat the trust as a
                                               partnership in which you are a partner
                                               for federal, state and local income tax
                                               purposes. As an investor in a
                                               certificate you will be treated as a
                                               partner in that partnership and will be
                                               subject to tax on your allocable share
                                               of partnership income, gains, losses and
                                               expenses. By purchasing a certificate,
                                               you will agree not to take inconsistent
                                               action with treatment of the trust as a
                                               partnership.

                                               This summary of material federal income
                                               tax matters is very general. These
                                               general statements are subject to the
                                               qualifications, clarifications,
                                               assumptions and expanded discussion set
                                               forth in the accompanying prospectus and
                                               this prospectus supplement under the
                                               heading "MATERIAL FEDERAL INCOME TAX
                                               CONSEQUENCES".

ERISA CONSIDERATIONS.........................  The notes are generally eligible for purchase by employee benefit plans and
                                               individual retirement accounts, subject
                                               to those considerations and exceptions
                                               discussed under "ERISA CONSIDERATIONS"
                                               in the accompanying prospectus and this
                                               prospectus supplement.

                                               The certificates may not be acquired or
                                               held by an employee benefit plan or
                                               individual retirement account that is
                                               subject to ERISA or Section 4975 of the
                                               Code.

                                               You should refer to "ERISA
                                               CONSIDERATIONS" in the accompanying
                                               prospectus and this prospectus
                                               supplement. If you are a benefit plan
                                               fiduciary considering purchase of the
                                               securities you should, among other
                                               things, consult with your counsel in
                                               determining whether all required
                                               conditions have been satisfied.

LEGAL INVESTMENT.............................  The Class A-1 Notes will be eligible securities for purchase by money market
                                               funds under Rule 2a-7 under the
                                               Investment Company Act of 1940.

                                               The mailing address of the seller is 230
                                               West Monroe Street, Chicago, Illinois
MAILING ADDRESS AND TELEPHONE NUMBER OF        60606, telephone (312) 456-1300. The
PRINCIPAL EXECUTIVE OFFICES..................  mailing address of the depositor is 230
                                               West Monroe Street, Chicago, Illinois
                                               60606, telephone (312) 456-1250. The
                                               principal office of the trust is in care
                                               of Chase Manhattan Bank USA, National
                                               Association, as owner trustee, at
                                               1201 Market Street, Wilmington, Delaware
                                               19801, telephone (302) 428-3375.

                                  RISK FACTORS

    The following risk factors and the risk factors in the accompanying prospectus describe the principal risk factors relating to an investment in the securities. You should carefully consider the following risk factors before you invest in the securities. You should also carefully consider the risk factors beginning on page 7 of the accompanying prospectus.

SOME CLASSES OF SECURITIES WILL BE ENTITLED TO INTEREST OR PRINCIPAL PAYMENTS
  BEFORE OTHER CLASSES

    The trust will pay interest, principal or both on some classes of securities prior to paying interest, principal or both on other classes of securities. The subordination of some classes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See "PAYMENTS AND DISTRIBUTIONS" in this prospectus supplement.

    Moreover, the more senior classes of securities could lose the credit enhancement provided by the more subordinate classes and the reserve fund if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve fund are insufficient to pay even the more senior classes of securities.

ADVERSE EVENTS IN FOUR HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS
  AND DELINQUENCIES

    If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

    The following are the approximate percentages of the initial contract pool principal balance whose obligors are located in the following states:

       - 15.7% in Texas,

       - 11.9% in California,

       - 7.1% in Florida, and

       - 5.6% in Georgia.

    The remaining states accounted for 59.7% of the initial aggregate principal balance of the contracts, and none of these remaining states accounted for more than 5% of the aggregate principal balance of the contracts. For a discussion of the breakdown of the contracts by state, see "THE CONTRACTS" in this prospectus supplement.

    Although we do not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a substantial downturn in the oil and gas industry, which is concentrated in the state of Texas. A downturn in the oil and gas industry could reduce the income of obligors in Texas and ultimately reduce the associated obligors' ability to make timely payments on their related contracts. Additionally, a catastrophic earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on the contracts. In addition, the following economic conditions may affect payments:

    - unemployment,

    - interest rates,

    - inflation rates, and

    - consumer perceptions of the economy.

IF THERE IS A SERVICER DEFAULT, THE SERVICER MAY BE REMOVED ONLY BY THE
  INDENTURE TRUSTEE AND CERTAIN NOTEHOLDERS

    The indenture trustee acting at the direction of the holders of a majority of the most senior class of notes outstanding has the right under limited circumstances to terminate the servicer. The holders of the Class B Notes will have no ability to remove the servicer while the Class A Notes are outstanding and the holders of the certificates will have no ability to remove the servicer while the notes are outstanding. In addition, the holders of a majority of the most senior class of notes outstanding may waive certain servicer defaults without consideration of the effect of that waiver on the holders of the other securities. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--RIGHTS UPON SERVICER DEFAULT" in the accompanying prospectus.

SUBORDINATED NOTEHOLDERS MAY NOT BE ABLE TO DIRECT THE INDENTURE TRUSTEE UPON AN
  EVENT OF DEFAULT UNDER THE INDENTURE AND MAY HAVE LIMITED RIGHTS UPON NONPAYMENT OF INTEREST

    If an event of default occurs under the indenture, only the holders of the most senior class of notes outstanding, for example, the Class A Notes may waive the event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of the outstanding subordinated class of notes will not have any rights to direct or to consent to any action until the more senior class of notes has been paid in full. Furthermore, upon failure to pay interest when due on the outstanding subordinated class of notes, the holders of the subordinated notes will not have any right to declare an event of default, cause the maturity dates of the notes to be accelerated or to direct or consent to any action under the indenture.

THE SECURITIES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS

    The securities may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the securities.

PREPAYMENTS, POTENTIAL LOSSES AND CHANGE IN ORDER OF PRIORITY OF PAYMENTS
  FOLLOWING ACCELERATION OF THE NOTES

    Following the occurrence of an event of default, the holders of a majority of the most senior class of notes outstanding may accelerate the maturity dates of the notes. If the Class A Notes are outstanding when the maturity dates of the notes are accelerated, the trust will pay the principal of the Class A Notes PRO RATA until paid in full.

    If the maturity dates of the notes are accelerated following an event of default resulting from a payment default or the insolvency of the trust, the trust will make no further distributions of interest in respect of the certificates until the notes are paid in full and will make no further payments of interest on the Class B Notes until the Class A Notes are paid in full.

    If the maturity dates of the notes are accelerated following an event of default, the indenture trustee with the consent of the holders of all outstanding notes may sell the trust assets. In such event, the trust may not have sufficient funds to pay all of the securities in full.

    If the maturity dates of the notes are accelerated following an event of default, the indenture trustee without the consent of the noteholders or the certificateholders may sell the trust assets for an amount at least equal to the aggregate outstanding principal amount of the notes. In such event, the trust may not have sufficient funds to pay the certificates in full.

    In addition, if the maturity dates of the notes are accelerated following an event of default resulting from a payments default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee with the consent of the holders of at least 66 2/3% of the most senior class of notes outstanding may sell the trust assets for an amount less than the aggregate outstanding principal amount of the notes. In such event, the trust may not have sufficient funds to pay all of the securities in full.

    The certificateholders will not have any right to direct the indenture trustee or to consent to any action until the notes are paid in full. See "DESCRIPTION OF THE NOTES AND INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

    If you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities. If the trust is required to sell its assets in the circumstances described above, the amount received from the sale may not be sufficient to pay all amounts owed to you.

BECAUSE THE SECURITIES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED
  INDIRECTLY

    Because the securities will be issued in book-entry form, you will be required to hold your interest in the securities through The Depository Trust Company in the United States, or Clearstream (formerly Cedelbank) or the Euroclear System in Europe. Transfers of interests in the securities within DTC, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "INFORMATION REGARDING THE SECURITIES--BOOK-ENTRY REGISTRATION" in the accompanying prospectus. Unless and until the securities in this prospectus supplement cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder," as such term is used in the indenture and the trustee will not recognize you as a "certificateholder", as such term is used in the trust agreement. As a result, you will only be able to exercise the rights of securityholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream and Euroclear, in Europe, and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note or certificate representing the securities.

    Interest and principal on the securities will be paid by the trust to DTC as the record holder of the securities while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

THE ABSENCE OF AN EXISTING MARKET FOR THE SECURITIES MAY LIMIT YOUR ABILITY TO
  RESELL THE SECURITIES

    There is currently no public market for the securities and we cannot assure you that one will develop. Thus, you may not be able to resell your securities at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the securities but they are not obligated to do so. We do not intend to apply for listing of the securities on any securities exchange or for the inclusion of the securities on any automated quotation system. We cannot predict whether there will be a secondary market for these types of securities or if one develops, how liquid it would be.

                                   THE TRUST

GENERAL

    The depositor created the trust on July 13, 2000 under a trust agreement, which the parties will amend and restate on the closing date, between the depositor and the owner trustee. The trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank USA, National Association, as owner trustee, at the address set forth below under "--THE TRUSTEE AND INDENTURE TRUSTEE".

    Under a purchase agreement, dated as of the closing date, between Premier Auto Finance, L.P., as seller, and Dealer Auto Receivables Corp., the seller will sell all of the contracts and the related property to the depositor.

    Under a sale and servicing agreement, dated as of the closing date, among the trust, Dealer Auto Receivables Corp., as depositor of the contracts to the trust, Premier Auto Finance, Inc., as servicer, and the indenture trustee, the depositor will transfer all of the contracts and related property to the trust.

    The property of the trust will consist of:

    - the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

    - security interests in the financed vehicles securing the contracts and any related property;

    - rights with respect to any repossessed financed vehicles;

    - the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

    - the seller's rights against the originating dealers under the dealer agreements and against other third parties under the agreements pursuant to which the seller purchased the contracts;

    - certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

    - the depositor's rights against the seller under the purchase agreement pursuant to which the seller sold the pool of contracts to the depositor and against the performance guarantor under the performance guarantee pursuant to which the performance guarantor guaranteed the seller's obligations under the purchase agreement;

    - the right to receive payments from the depositor who is obligated to repurchase contracts which do not meet specified representations made by depositor in the sale and servicing agreement;

    - the trust's rights against the servicer under the sale and servicing agreement;

    - amounts held in the collection account, the note distribution account and the reserve fund to be established and maintained under the sale and servicing agreement;

    - amounts held in the certificate distribution account to be established and maintained under the trust agreement; and

    - all proceeds of the foregoing.

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the trust as if the issuance of the securities had occurred on the cut-off date:

Class A-1 Notes.............................................  $190,000,000.00
Class A-2 Notes.............................................   274,000,000.00
Class A-3 Notes.............................................   168,000,000.00
Class A-4 Notes.............................................    83,251,000.00
Class B Notes...............................................    24,470,000.00
Certificates................................................    13,175,591.56
                                                              ---------------
    Total...................................................  $752,896,591.56

THE INDENTURE AND THE ADMINISTRATION AGREEMENT

    Under an indenture dated as of the closing date between the trust and The Bank of New York, as indenture trustee, the indenture trustee will pledge the trust assets to secure the payment of the notes and authenticate and deliver the notes.

    Under an administration agreement dated as of the closing date among the trust, the indenture trustee and Premier Auto Finance, Inc., as administrator, the administrator will agree to perform certain of the trust's administrative functions under the indenture.

THE TRUSTEE AND THE INDENTURE TRUSTEE

    Chase Manhattan Bank USA, National Association will be the trustee under the trust agreement. The trustee is a national banking association and its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801.

    The Bank of New York will be the indenture trustee under the indenture agreement. The indenture trustee is a New York banking association and its principal offices are located at 101 Barclay Street 12-E, New York, New York 10286.

    The fees of the trustee and the indenture trustee in connection with their duties under the trust agreement and the indenture will be paid out of Available Amounts. See "PAYMENTS AND DISTRIBUTIONS--DISTRIBUTIONS". The trustee's fee will not exceed $1,000 per month and the indenture trustee's fees will not exceed $1,000 per month. Each of the trustee and the indenture trustee will also be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misfeasance, bad faith or negligence and will be reimbursed by the servicer for all costs and expenses (including the reasonable expenses of its counsel) in connection with the administration of the trust. The servicer will also indemnify the trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

                          THE SELLER AND THE SERVICER

    Information regarding the seller and the servicer is set forth under the captions "THE SELLER AND THE ORIGINATING DEALERS" and "THE SERVICER" in the accompanying prospectus.

                           THE PERFORMANCE GUARANTOR

    Virginia Surety Company, Inc. was incorporated in Illinois in January 1982. Virginia Surety Company, Inc. is an Illinois licensed insurance company that underwrites and administers comprehensive extended warranty and consumer service programs. It is a wholly owned subsidiary of Aon Corporation. Its principal executive offices are located at 123 North Wacker Drive, Chicago, Illinois 60606 (telephone number (312) 701-4670). As of December 31, 1999, Virginia Surety Company Inc. had total assets of $1,442,316,483 and stockholders' equity of $318,749,189. As of December 31, 1998, Virginia Surety Company Inc. had total assets of $1,386,694,811 and stockholders' equity of $330,048,524. The claims paying ability of Virginia Surety Company is rated A+ by A.M. Best.

                                 THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

    All of the contracts are retail installment contracts originated by the originating dealers on or after July 15, 1995. The contracts were selected in a manner that was not adverse to any securityholder from the seller's portfolio of contracts based on several criteria, including that each contract:

    - has a contractual annual percentage rate that equals or exceeds 1.900%;

    - has a remaining term to maturity as of the cut-off date of not less than 7 months and not more than 72 months;

    - is not past due as of the cut-off date;

    - was originated on or prior to May 31, 2000;

    - has been entered into by an obligor that was not in bankruptcy proceedings or is bankrupt or insolvent;

    - is secured by a financed vehicle that has not been repossessed; and

    - has an original term to maturity of not less than 12 months and not more than 72 months.

    See "THE CONTRACTS" in the accompanying prospectus for a further description of the contracts.

STATISTICS RELATING TO THE CONTRACTS

    The aggregate principal balance of the contracts as of the cut-off date was $752,896,591.56. All of the contracts are simple interest contracts. See "THE CONTRACTS" in the accompanying prospectus for a further description of the characteristics of simple interest contracts.

    The following tables set forth the characteristics of the contracts as of the cut-off date. The percentages shown in these tables may not total due to rounding.

                          COMPOSITION OF THE CONTRACTS

                                                             WEIGHTED                               WEIGHTED
                              INITIAL        AVERAGE         AVERAGE            WEIGHTED            AVERAGE
                             AGGREGATE       ORIGINAL         ANNUAL             AVERAGE           REMAINING
        NUMBER OF            PRINCIPAL      PRINCIPAL       PERCENTAGE        ORIGINAL TERM           TERM
        CONTRACTS             BALANCE        BALANCE         (RANGE)             (RANGE)            (RANGE)
  ---------------------   ---------------   ----------   ----------------   -----------------   ----------------
   60,541                 $752,896,591.56   $16,321.91       11.588%)           62 months)         47 months)
                                                         (1.90% to 29.95%   (12 to 72 months    (7 to 72 months

                                 AVERAGE
                                 INITIAL
                                PRINCIPAL
        NUMBER OF                BALANCE
        CONTRACTS                (RANGE)
  ---------------------  -----------------------
   60,541                      $12,436.14)
                         ($598.11 to $60,181.84

            DISTRIBUTION OF THE CONTRACTS BY ANNUAL PERCENTAGE RATE

                                                                                   PERCENTAGE OF INITIAL
                                                   NUMBER OF   INITIAL PRINCIPAL    AGGREGATE PRINCIPAL
RANGE OF APRS(%)                                   CONTRACTS        BALANCE               BALANCE
----------------                                   ---------   -----------------   ---------------------
1.500 to 1.999...................................         2     $     23,286.64              0.00%
2.500 to 2.999...................................        22          134,176.51              0.02
3.500 to 3.999...................................         6           49,647.32              0.01
4.500 to 4.999...................................         5           23,421.38              0.00
5.500 to 5.999...................................         7           91,827.72              0.01
6.000 to 6.499...................................        12          177,747.14              0.02
6.500 to 6.999...................................     1,371       18,245,028.41              2.42
7.000 to 7.499...................................     2,686       35,617,099.42              4.73
7.500 to 7.999...................................     4,610       56,964,054.17              7.57
8.000 to 8.499...................................     3,172       37,320,804.58              4.96
8.500 to 8.999...................................     5,434       64,468,418.10              8.56
9.000 to 9.499...................................     2,584       32,637,588.39              4.33
9.500 to 9.999...................................     5,678       73,045,776.40              9.70
10.000 to 10.499.................................     2,580       35,780,377.54              4.75
10.500 to 10.999.................................     3,833       49,047,097.45              6.51
11.000 to 11.499.................................     1,991       27,004,546.99              3.59
11.500 to 11.999.................................     3,035       39,796,917.83              5.29
12.000 to 12.499.................................     1,878       24,724,495.17              3.28
12.500 to 12.999.................................     2,643       33,461,352.48              4.44
13.000 to 13.499.................................     1,414       17,593,808.69              2.34
13.500 to 13.999.................................     2,125       26,194,125.67              3.48
14.000 to 14.499.................................     1,217       15,490,641.04              2.06
14.500 to 14.999.................................     1,866       21,894,415.97              2.91
15.000 to 15.499.................................     1,124       13,838,879.57              1.84
15.500 to 15.999.................................     1,694       20,132,845.79              2.67
16.000 to 16.499.................................     1,087       13,429,552.48              1.78
16.500 to 16.999.................................     1,644       19,597,641.71              2.60
17.000 to 17.499.................................       946       11,087,069.03              1.47
17.500 to 17.999.................................     1,476       17,120,622.14              2.27
18.000 to 18.499.................................     1,479       16,401,851.09              2.18
18.500 to 18.999.................................       746        8,301,826.99              1.10
19.000 to 19.499.................................       425        4,768,987.31              0.63
19.500 to 19.999.................................       570        6,194,521.03              0.82
20.000 to 20.499.................................       363        3,874,688.08              0.51
20.500 to 20.999.................................       249        2,743,100.87              0.36
21.000 and greater...............................       567        5,618,350.46              0.75
                                                    -------     ---------------            ------
  TOTAL:.........................................    60,541     $752,896,591.56            100.00%
                                                    =======     ===============            ======

                   GEOGRAPHICAL DISTRIBUTION OF THE CONTRACTS

                                                                                   PERCENTAGE OF INITIAL
                                                NUMBER OF      INITIAL PRINCIPAL    AGGREGATE PRINCIPAL
STATE                                           CONTRACTS           BALANCE               BALANCE
-----                                           ---------      -----------------   ---------------------
Alabama.....................................          37        $    440,076.33              0.06%
Alaska......................................          15             134,036.64              0.02
Arizona.....................................       1,848          25,546,984.05              3.39
Arkansas....................................       1,446          24,961,030.97              3.32
California..................................       7,152          89,821,660.00             11.93
Colorado....................................       1,599          18,133,386.77              2.41
Connecticut.................................         332           3,893,041.64              0.52
Delaware....................................          10             141,294.89              0.02
District of Columbia........................         146           1,720,760.64              0.23
Florida.....................................       4,619          53,386,396.05              7.09
Georgia.....................................       3,001          41,825,450.31              5.56
Hawaii......................................         335           4,188,297.42              0.56
Idaho.......................................          23             313,866.57              0.04
Illinois....................................       2,737          32,720,609.67              4.35
Indiana.....................................       2,554          31,798,439.42              4.22
Iowa........................................         707           7,962,605.81              1.06
Kansas......................................         570           6,778,749.93              0.90
Kentucky....................................         120           1,294,976.25              0.17
Louisiana...................................       1,413          18,233,177.57              2.42
Maine.......................................         126           1,380,410.03              0.18
Maryland....................................       1,156          14,486,082.65              1.92
Massachusetts...............................       1,138          12,779,938.88              1.70
Michigan....................................       1,451          15,574,514.51              2.07
Minnesota...................................         487           5,444,733.83              0.72
Mississippi.................................         160           2,575,334.81              0.34
Missouri....................................       1,447          15,477,374.94              2.06
Montana.....................................           9              86,515.40              0.01
Nebraska....................................         987          12,538,451.08              1.67
Nevada......................................       1,286          17,142,155.58              2.28
New Hampshire...............................          11             120,937.38              0.02
New Jersey..................................       1,049          11,025,500.86              1.46
New Mexico..................................         629           8,621,345.63              1.15
New York....................................       1,037          14,234,563.14              1.89
North Carolina..............................       1,146          12,969,351.90              1.72
North Dakota................................          67             809,570.16              0.11
Ohio........................................         448           4,999,448.07              0.66
Oklahoma....................................       1,268          16,860,185.07              2.24
Oregon......................................         748           9,055,139.82              1.20
Pennsylvania................................         382           4,512,323.81              0.60
Puerto Rico.................................           5              51,696.78              0.01
Rhode Island................................          10             122,223.06              0.02
South Carolina..............................       1,214          13,776,048.50              1.83
South Dakota................................          11             102,626.46              0.01
Tennessee...................................       1,131          16,584,843.95              2.20
Texas.......................................       9,002         118,177,190.23             15.70
Utah........................................          69             680,939.91              0.09

                                                                                   PERCENTAGE OF INITIAL
                                                NUMBER OF      INITIAL PRINCIPAL    AGGREGATE PRINCIPAL
STATE                                           CONTRACTS           BALANCE               BALANCE
-----                                           ---------      -----------------   ---------------------
Vermont.....................................          12             134,525.51              0.02
Virginia....................................       1,870          23,289,326.85              3.09
Washington..................................         432           5,401,112.08              0.72
West Virginia...............................          22             251,824.15              0.03
Wisconsin...................................       3,049          30,118,368.27              4.00
Wyoming.....................................          18             217,147.33              0.03
                                                  ------        ---------------            ------
  TOTAL:....................................      60,541        $752,896,591.56            100.00%
                                                  ======        ===============            ======

                          REMAINING TERMS OF CONTRACTS

REMAINING TERMS                                                      INITIAL       PERCENTAGE OF INITIAL
OF CONTRACTS                                  AGGREGATE NUMBER      PRINCIPAL       AGGREGATE PRINCIPAL
(MONTHS)                                        OF CONTRACTS         BALANCE              BALANCE
---------------                               ----------------   ---------------   ---------------------
7 to 12.....................................        1,347        $  4,265,409.30             0.57%
13 to 18....................................        2,338          11,305,335.11             1.50
19 to 24....................................        3,885          26,087,125.03             3.46
25 to 30....................................        5,637          47,465,011.91             6.30
31 to 36....................................        6,825          68,282,938.56             9.07
37 to 42....................................        8,603          99,147,887.39            13.17
43 to 48....................................        8,955         117,418,320.97            15.60
49 to 54....................................        9,646         138,728,937.30            18.43
55 to 60....................................        6,633         106,173,083.86            14.10
61 to 66....................................        4,383          86,576,056.30            11.50
67 to 72....................................        2,289          47,446,485.83             6.30
                                                   ------        ---------------           ------
  TOTAL:....................................       60,541        $752,896,591.56           100.00%
                                                   ======        ===============           ======

MATURITY AND PREPAYMENT CONSIDERATIONS

    Information regarding maturity and prepayment considerations with respect to the securities is set forth under "WEIGHTED AVERAGE LIFE OF THE SECURITIES" in the accompanying prospectus.

    Because the rate of payment of principal of each class of notes and the certificates depends primarily on the rate of payment of the principal balances of the contracts, final payment of any class of securities could occur significantly earlier or later than their respective final scheduled payment dates. You will bear the risk of being able to reinvest principal payments on your securities at yields at least equal to the yield on your securities. We cannot predict the rate of prepayments.

    Although the contracts have different annual percentage rates, disproportionate rates of prepayments between contracts with higher annual percentage rates will generally not affect the yield to you. However, higher rates of prepayments of contracts with higher annual percentage rates will decrease the amount available to cover delinquencies and defaults on the contracts and may decrease the amounts available to be deposited in the reserve fund.

STATISTICS RELATING TO DELINQUENCIES AND LOSSES

    The following table shows delinquency statistics for the seller's portfolio of retail installment contracts serviced by the servicer. The contracts were originated in accordance with the underwriting standards described in the accompanying prospectus under "THE SERVICER--UNDERWRITING AND ORIGINATION". For these purposes a "DELINQUENCY" means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 95% of the scheduled payment for the indicated number of days past the due date. These statistics are not necessarily indicative of the future performance of the contracts.

                                                                                  AS OF MARCH 31
                                                                                  --------------
                                                                         2000                         1999
                                                              --------------------------   --------------------------
                                                                                NUMBER                       NUMBER
                                                                 DOLLARS          OF          DOLLARS          OF
                                                                 (000'S)       CONTRACTS      (000'S)       CONTRACTS
                                                              --------------   ---------   --------------   ---------
Outstanding Principal Amount................................  $2,237,064,592    179,545    $1,711,609,535    139,717
                                                              ==============    =======    ==============    =======
Delinquencies($)(1)
  31-60 Days................................................      44,503,880      3,934        31,406,932      2,747
  61-90 Days................................................       8,149,871        772         6,705,612        590
  91 Days or More...........................................      10,114,030      1,117         9,585,995        824
                                                              --------------    -------    --------------    -------
Total Delinquencies.........................................      62,767,781      5,823        47,698,539      4,161
  Repossession Inventory....................................      10,523,789        856         9,577,814        796
                                                              ==============    =======    ==============    =======
Total Delinquencies &
  Repossession Inventory....................................  $   73,291,570      6,679    $   57,276,353      4,957
                                                              ==============    =======    ==============    =======
Delinquencies (%)(1)(2)
  31-60 Days................................................            1.99%      2.19%             1.83%      1.97%
  61-90 Days................................................            0.36       0.43              0.39       0.42
  91 Days or More...........................................            0.45       0.62              0.56       0.59
                                                              --------------    -------    --------------    -------
Total Delinquencies(2)......................................            2.80       3.24              2.78       2.98
Repossession Inventory(2)...................................            0.47       0.48              0.56       0.57
                                                              --------------    -------    --------------    -------
Total Delinquencies & Repossession Inventory(2).............            3.27%      3.72%             3.34%      3.55%
                                                              ==============    =======    ==============    =======

                                                                  AS OF DECEMBER 31
                                                                                     -----------------
                                    1999                         1998                         1997                  1996
                         --------------------------   --------------------------   --------------------------   ------------
                                           NUMBER                       NUMBER                       NUMBER
                            DOLLARS          OF          DOLLARS          OF          DOLLARS          OF         DOLLARS
                            (000'S)       CONTRACTS      (000'S)       CONTRACTS      (000'S)       CONTRACTS     (000'S)
                         --------------   ---------   --------------   ---------   --------------   ---------   ------------
Outstanding Principal
  Amount...............  $2,159,468,018    172,881    $1,631,983,233    132,092    $1,066,368,833    87,843     $526,005,832
                         ==============    =======    ==============    =======    ==============    ======     ============
Delinquencies ($)(1)...
  31-60 Days...........      53,328,852      4,675        37,356,561      3,332        26,988,304     2,338       11,502,650
  61-90 Days...........       9,496,557        899         8,581,983        782         6,918,391       597        2,830,545
  91 Days or More......       9,583,361      1,452         9,850,281        881         6,621,919       554        2,792,641
                         --------------    -------    --------------    -------    --------------    ------     ------------
Total Delinquencies....      72,408,770      7,026        55,788,825      4,995        40,528,614     3,489       17,125,836
Repossession
  Inventory............      13,008,881      1,080         9,084,854        786         8,578,250       756        3,425,910
                         --------------    -------    --------------    -------    --------------    ------     ------------
Total Delinquencies &
  Repossession
  Inventory............  $   85,417,651      8,106    $   64,873,679      5,781    $   49,106,864     4,245     $ 20,551,746
                         ==============    =======    ==============    =======    ==============    ======     ============
Delinquencies
  (%)(1)(2)............
  31-60 Days...........            2.47%      2.70%             2.29%      2.52%             2.53%     2.66%            2.19%
  61-90 Days...........            0.44       0.52              0.53       0.59              0.65      0.68             0.54
  91 Days or More......            0.44       0.84              0.60       0.67              0.62      0.63             0.53
                         --------------    -------    --------------    -------    --------------    ------     ------------
Total
  Delinquencies(2).....            3.35       4.06              3.42       3.78              3.80      3.97             3.26
Repossession
  Inventory(2).........            0.60       0.62              0.56       0.60              0.80      0.86             0.65
                         --------------    -------    --------------    -------    --------------    ------     ------------
Total Delinquencies &
  Repossession
  Inventory(2).........            3.95%      4.68%             3.98%      4.38%             4.60%     4.83%            3.91%
                         ==============    =======    ==============    =======    ==============    ======     ============

                                  AS OF DECEMBER 31

                           1996                1995
                         ---------   ------------------------
                          NUMBER                     NUMBER
                            OF         DOLLARS         OF
                         CONTRACTS     (000'S)      CONTRACTS
                         ---------   ------------   ---------
Outstanding Principal
  Amount...............   46,136     $265,876,553    25,644
                          ======     ============    ======
Delinquencies ($)(1)...
  31-60 Days...........    1,064        7,293,713       712
  61-90 Days...........      260          868,933        99
  91 Days or More......      257        1,134,663       147
                          ------     ------------    ------
Total Delinquencies....    1,581        9,297,309       958
Repossession
  Inventory............      334        2,368,964       206
                          ------     ------------    ------
Total Delinquencies &
  Repossession
  Inventory............    1,915     $ 11,666,273     1,164
                          ======     ============    ======
Delinquencies
  (%)(1)(2)............
  31-60 Days...........     2.31%            2.74%     2.78%
  61-90 Days...........     0.56             0.33      0.39
  91 Days or More......     0.56             0.43      0.57
                          ------     ------------    ------
Total
  Delinquencies(2).....     3.43             3.50      3.74
Repossession
  Inventory(2).........     0.72             0.89      0.80
                          ------     ------------    ------
Total Delinquencies &
  Repossession
  Inventory(2).........     4.15%            4.39%     4.54%
                          ======     ============    ======

----------------------------------

(1) Delinquencies include principal amounts only.

(2) As a percent of outstanding principal in dollars or contracts.

LOSSES AND RECOVERIES

    The following table shows loss statistics for the seller's portfolio of retail installment contracts serviced by the servicer. The servicer generally charges-off a contract (i) when the servicer deems the contract uncollectible;
(ii) during the month when 5% or more of an installment due under the contract becomes more than 120 days past due; (iii) if the financed vehicle is repossessed, when all sale proceeds, insurance claims or refunds of financed insurance policies and extended warranties have been received with respect to the related repossessed financed vehicle; or (iv) when an obligor files for bankruptcy and the servicer determines that its loss is known. Recoveries generally include amounts received with respect to contracts previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles. Gross charge-offs are the remaining principal balances less proceeds from the sale of repossessed vehicles. Net charge-offs mean gross charge-offs minus recoveries of contracts previously charged off. These statistics are not necessarily indicative of the future performance of the contracts.

                                                                      3 MONTHS ENDED
                                                              -------------------------------
                                                                MARCH 31,        MARCH 31,
                                                                   2000             1999
                                                              --------------   --------------
Number of Contracts(1)......................................         179,545          139,717
Period End Outstanding Principal
  Amount....................................................  $2,237,064,592   $1,711,609,535
Average Outstanding Principal Amount (2)....................  $2,218,171,199   $1,698,389,297
Number of Repossessions in Inventory........................             856              796
Number of Gross Charge-Offs.................................           1,674            1,334
Gross Charge-Offs...........................................  $   10,480,728   $    8,165,669
Gross Charge-Offs as a % of Period End Outstanding Principal
  Amount (3)................................................            1.87%            1.91%
Gross Charge-Offs as a % of Average Outstanding Principal
  Amount (3)................................................            1.89%            1.92%
Recoveries..................................................  $    1,358,438   $      785,865
Net Charge-Offs.............................................  $    9,122,290   $    7,379,804
Net Charge-Offs as a % of Period End Outstanding Principal
  Amount (3)................................................            1.63%            1.72%
Net Charge-Offs as a % of Average Outstanding Principal
  Amount (3)................................................            1.65%            1.74%

------------------------

(1) Number of contracts as of period end.

(2) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.

(3) Percentages have been annualized for comparative purposes.

                                                                12 MONTHS ENDED
                           ------------------------------------------------------------------------------------------
                            DECEMBER 31,        DECEMBER 31,        DECEMBER 31,       DECEMBER 31,      DECEMBER 31,
                                1999                1998                1997               1996              1995
                            ------------        ------------        ------------       ------------      ------------
Number of Contracts(1)...         172,881             132,092              87,843            46,136            25,644
Period End Outstanding
  Principal Amount.......  $2,159,468,018      $1,631,983,233      $1,066,368,833      $526,005,832      $265,876,553
Average Outstanding
  Principal Amount(2)....  $1,928,713,593      $1,357,683,650      $  853,928,287      $390,252,346      $221,730,403
Number of Repossessions
  in Inventory...........           1,080                 786                 756               334               206
Number of Gross Charge-
  Offs...................           5,591               4,852               2,643             1,260               779
Gross Charge-Offs........  $   35,350,278      $   29,299,864      $   14,734,500      $  6,517,929      $  3,391,234
Gross Charge-Offs as a %
  of Period End
  Outstanding Principal
  Amount.................            1.64%               1.80%               1.38%             1.24%             1.28%
Gross Charge-Offs as a %
  of Average Outstanding
  Principal Amount.......            1.83%               2.16%               1.73%             1.67%             1.53%
Recoveries...............  $    3,578,846      $    2,072,133      $      808,007      $    504,770      $    299,758
Net Charge-Offs..........  $   31,771,432      $   27,227,731      $   13,926,493      $  6,013,159      $  3,091,476
Net Charge-Offs as a % of
  Period End Outstanding
  Principal Amount.......            1.47%               1.67%               1.31%             1.14%             1.16%
Net Charge-Offs as a % of
  Average Outstanding
  Principal Amount.......            1.65%               2.01%               1.63%             1.54%             1.39%

--------------------------

(1) Number of contracts as of period end.

(2) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.

THREE MONTHS ENDED MARCH 31, 2000 VERSUS THREE MONTHS ENDED MARCH 31, 1999.

    The amounts classified as delinquent as a percentage of the seller's portfolio of retail installment contracts serviced by the servicer increased insignificantly from 2.78% to 2.80%. Repossessed inventory as a percentage of the period end outstanding principal amount of the contracts decreased from 0.56% to 0.47%. Annualized gross charge-offs as a percentage of the period end outstanding principal amount of the contracts decreased from 1.91% to 1.87%. The servicer believes that these relatively static period-to-period results are attributable to the consistent application of its underwriting standards and a maturation of its servicing practices. The number of contracts increased from 139,717 to 179,545 due to an increase in the number of originating dealers from which the seller purchased contracts and from a continued favorable domestic economy resulting in a high demand for the financing of new and used motor vehicles. The servicer knows of no trends that are likely to increase the rate of delinquencies or losses on the contracts.

TWELVE MONTHS ENDED DECEMBER 31, 1999 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
  1998.

    The amounts classified as delinquent as a percentage of the seller's portfolio of retail installment contracts serviced by the servicer decreased from 3.42% to 3.35%. Gross charge-offs as a percentage of the period end outstanding principal amount of the contracts decreased from 1.80% to 1.64%. The servicer believes that these results are attributable to a larger proportion of loans in the portfolio having lower credit risk characteristics as well as continued improvements in collections procedures.

The changes in the portfolio mix are the result of modifications to the servicer's credit and underwriting practices adopted in January 1998. In January 1998, the servicer undertook a concerted effort to increase the number of contracts in its portfolio with more creditworthy obligors. In addition, the servicer adopted a higher threshold for acceptance of each applicant's credit bureau score. Repossessed inventory increased slightly from 0.56% to 0.60%; the increase is primarily attributable to the increase in the number of contracts in the portfolio which increased from 132,092 to 172,881. The increase in the number of contracts is attributable to efforts by the seller to grow its operations by expanding the number of originating dealers from which contracts may be originated as well as a continued favorable economic environment. The servicer knows of no trends that are likely to increase the rate of delinquencies or losses on the contracts.

TWELVE MONTHS ENDED DECEMBER 31, 1998 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
  1997.

    The amounts classified as delinquent as a percentage of the seller's portfolio of retail installment contracts serviced by the servicer decreased from 3.80% to 3.42%. The servicer believes the decrease is attributable to the previously described more stringent credit and underwriting standards adopted in January 1998. Gross charge-offs as a percentage of the period end outstanding principal amount of the contracts increased from 1.38% to 1.80%. The increase is attributable to a lag effect created as a result of the more lenient underwriting standards that were utilized in 1996 and 1997. Repossessed inventory decreased from 0.80% to 0.56% due primarily to the more rigorous credit and underwriting standards that were adopted by the servicer in January 1998. The results are also attributable to the maturation of the servicer's business and the achievement of economies of scale in the size of the portfolio that allowed for greater specialization and expertise in the servicing of the contracts. The number of contracts increased from 87,843 to 132,092 due to a strong domestic economy and continued consumer demand for financing for new and used automobiles.

TWELVE MONTHS ENDED DECEMBER 31, 1997 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
  1996.

    The amounts classified as delinquent as a percentage of the seller's portfolio of retail installment contracts serviced by the servicer increased from 3.26% to 3.80%. Gross charge-offs as a percentage of the period end outstanding principal amount of the contracts increased from 1.24% to 1.38%. Repossessed inventory increased substantially from 0.65% to 0.80%. These results are primarily attributable to the more lenient credit and underwriting standards utilized by the servicer until January 1998. In addition, the results are attributable to the rapid growth of our business in 1995 and 1996 which resulted in a high turnover of personnel and the hiring of less seasoned collections personnel. The number of contracts increased from 46,136 to 87,843 due to overall growth in the portfolio occurring as a result of efforts by the seller to expand its operations and continued demand for new and used motor vehicle financing.

TWELVE MONTHS ENDED DECEMBER 31, 1996 VERSUS TWELVE MONTHS ENDED DECEMBER 31,
  1995.

    The amounts classified as delinquent as a percentage of the seller's portfolio of retail installment contracts serviced by the servicer decreased from 3.50% to 3.26%. Gross charge-offs as a percentage of the period end outstanding principal amount of the contracts decreased insignificantly from 1.28% to 1.24%. Repossessed inventory decreased from 0.89% to 0.65%. The number of contracts increased from 25,644 to 46,136 due to efforts by the seller to increase the number of contracts in the portfolio and a strong domestic economy which created a large demand for new and used motor vehicle financing.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

    The rate of payments on contracts will directly affect

       - the rate at which you receive principal payments on your securities;
         and

       - if you purchase your securities at a premium or discount, your yield to maturity.

    The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which we cannot predict. The depositor will be obligated to repurchase contracts from the trust as a result of a breach of a representation or warranty with respect to that contract that materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract. In such event the seller, or the performance guarantor, will be obligated to repurchase the contract from the depositor. In addition, the servicer will be obligated to repurchase contracts from the trust as a result of a breach of certain covenants with respect to the contract. Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract will shorten the weighted average remaining term of the contracts and the weighted average lives of the securities. See "RISK FACTORS--YOU MAY EXPERIENCE REDUCED RETURNS ON YOUR INVESTMENT RESULTING FROM PREPAYMENTS ON THE CONTRACTS, REPURCHASES OF THE CONTRACTS, LIQUIDATION OF DEFAULTED CONTRACTS AND EARLY TERMINATION OF THE TRUST" in the accompanying prospectus.

    Prepayments on automotive receivables can be measured relative to a payment standard or model. In this prospectus supplement we use the Absolute Prepayment Model ("ABS"), which represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.

    The information in the ABS Table was prepared on the assumption that:

    - the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

    - each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

    - payments are made on the securities on each payment date,

    - the balance in the reserve fund on each payment date is the required amount described under "PAYMENTS AND DISTRIBUTIONS--RESERVE FUND" in this prospectus supplement,

    - the notes are purchased on an assumed closing date of August 24, 2000 and

    - the seller does not purchase the contracts.

    The ABS Table also assumes that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                              AGGREGATE                 REMAINING TERM   ORIGINAL TERM
                                              PRINCIPAL                  TO MATURITY      TO MATURITY
POOL                                           BALANCE         APR       (IN MONTHS)      (IN MONTHS)
----                                       ---------------   --------   --------------   -------------
1........................................  $  4,265,409.30    11.543%         10              47
2........................................    37,392,460.14    11.772          20              53
3........................................   115,747,950.47    11.292          31              57
4........................................   216,566,208.36    11.143          43              59
5........................................   244,902,021.16    12.002          54              63
6........................................   134,022,542.13    11.757          65              72

    The hypothetical pools each have an assumed cut-off date of July 1, 2000. The ABS Table indicates the projected weighted average life of each class of securities and sets forth the percent of the initial principal amount of each class of securities that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

    The actual characteristics and performance of the contracts will differ from the assumptions used to prepare the ABS Table. The assumptions used are hypothetical and have been provided to give a general sense of how the principal cash flows might behave under varying prepayment rates. Any difference between the assumptions and the actual characteristics and performance of the contracts or actual prepayment experience will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of securities.

                                                                              CLASS A-1 NOTES
                                                   ----------------------------------------------------------------------
                                                                           ASSUMED ABS PERCENTAGE
                                                   ----------------------------------------------------------------------
PAYMENT DATES                                        0.00%       1.00%       1.25%       1.50%        1.75%       2.00%
-------------                                      ---------   ---------   ---------   ----------   ---------   ---------
Closing Date.....................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2000......................................    84.78       75.79       72.96        69.78       66.14       61.84
15-Oct-2000......................................    77.06       63.86       59.72        55.06       49.74       43.46
15-Nov-2000......................................    69.27       52.05       46.66        40.61       33.70       25.57
15-Dec-2000......................................    61.40       40.37       33.79        26.42       18.02        8.16
15-Jan-2001......................................    53.45       28.81       21.12        12.51        2.71        0.00
15-Feb-2001......................................    45.43       17.38        8.64         0.00        0.00        0.00
15-Mar-2001......................................    37.33        6.07        0.00         0.00        0.00        0.00
15-Apr-2001......................................    29.16        0.00        0.00         0.00        0.00        0.00
15-May-2001......................................    20.90        0.00        0.00         0.00        0.00        0.00
15-Jun-2001......................................    12.80        0.00        0.00         0.00        0.00        0.00
15-Jul-2001......................................     4.63        0.00        0.00         0.00        0.00        0.00
15-Aug-2001......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2001......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2001......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2001......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2001......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2002......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00

Weighted Average Life (years)(1).................     0.47        0.30        0.26         0.23        0.20        0.17

----------------------------------
(1) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date on which it is made,
    (ii) adding the results and (iii) dividing the sum by the initial principal amount of the note.

                                                                              CLASS A-2 NOTES
                                                   ----------------------------------------------------------------------
                                                                           ASSUMED ABS PERCENTAGE
                                                   ----------------------------------------------------------------------
PAYMENT DATES                                        0.00%       1.00%       1.25%       1.50%        1.75%       2.00%
-------------                                      ---------   ---------   ---------   ----------   ---------   ---------
Closing Date.....................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2001......................................   100.00      100.00      100.00       100.00      100.00       93.92
15-Feb-2001......................................   100.00      100.00      100.00        99.22       91.52       82.54
15-Mar-2001......................................   100.00      100.00       97.47        89.96       81.43       71.51
15-Apr-2001......................................   100.00       96.46       89.10        80.90       71.61       60.84
15-May-2001......................................   100.00       88.81       80.87        72.03       62.06       50.53
15-Jun-2001......................................   100.00       81.39       72.90        63.48       52.86       40.61
15-Jul-2001......................................   100.00       74.05       65.08        55.12       43.92       31.04
15-Aug-2001......................................    97.49       66.82       57.40        46.97       35.26       21.83
15-Sep-2001......................................    91.71       59.67       49.86        39.02       26.87       12.98
15-Oct-2001......................................    85.87       52.63       42.47        31.27       18.75        4.49
15-Nov-2001......................................    79.98       45.68       35.23        23.73       10.92        0.00
15-Dec-2001......................................    74.04       38.83       28.15        16.41        3.37        0.00
15-Jan-2002......................................    68.03       32.09       21.22         9.31        0.00        0.00
15-Feb-2002......................................    61.97       25.44       14.44         2.42        0.00        0.00
15-Mar-2002......................................    55.85       18.91        7.83         0.00        0.00        0.00
15-Apr-2002......................................    50.43       12.99        1.79         0.00        0.00        0.00
15-May-2002......................................    44.95        7.17        0.00         0.00        0.00        0.00
15-Jun-2002......................................    39.43        1.44        0.00         0.00        0.00        0.00
15-Jul-2002......................................    33.84        0.00        0.00         0.00        0.00        0.00
15-Aug-2002......................................    28.21        0.00        0.00         0.00        0.00        0.00
15-Sep-2002......................................    22.52        0.00        0.00         0.00        0.00        0.00
15-Oct-2002......................................    16.78        0.00        0.00         0.00        0.00        0.00
15-Nov-2002......................................    10.98        0.00        0.00         0.00        0.00        0.00
15-Dec-2002......................................     5.13        0.00        0.00         0.00        0.00        0.00
15-Jan-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2003......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00

Weighted Average Life (years)(1).................     1.70        1.23        1.11         1.00        0.89        0.78

----------------------------------
(1) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date on which it is made,
    (ii) adding the results and (iii) dividing the sum by the initial principal amount of the note.

                                                                              CLASS A-3 NOTES
                                                   ----------------------------------------------------------------------
                                                                           ASSUMED ABS PERCENTAGE
                                                   ----------------------------------------------------------------------
PAYMENT DATES                                        0.00%       1.00%       1.25%       1.50%        1.75%       2.00%
-------------                                      ---------   ---------   ---------   ----------   ---------   ---------
Closing Date.....................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Feb-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Mar-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Apr-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-May-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jun-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jul-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Aug-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2001......................................   100.00      100.00      100.00       100.00      100.00       94.08
15-Dec-2001......................................   100.00      100.00      100.00       100.00      100.00       81.45
15-Jan-2002......................................   100.00      100.00      100.00       100.00       93.65       69.59
15-Feb-2002......................................   100.00      100.00      100.00       100.00       82.29       58.21
15-Mar-2002......................................   100.00      100.00      100.00        93.08       71.42       47.34
15-Apr-2002......................................   100.00      100.00      100.00        83.04       61.20       36.96
15-May-2002......................................   100.00      100.00       93.30        73.31       51.39       27.10
15-Jun-2002......................................   100.00      100.00       83.91        63.89       41.98       17.75
15-Jul-2002......................................   100.00       93.16       74.74        54.78       32.98        8.93
15-Aug-2002......................................   100.00       84.13       65.81        45.99       24.40        1.26
15-Sep-2002......................................   100.00       75.25       57.12        37.53       16.24        0.00
15-Oct-2002......................................   100.00       66.54       48.66        29.40        8.52        0.00
15-Nov-2002......................................   100.00       57.99       40.45        21.60        1.23        0.00
15-Dec-2002......................................   100.00       49.60       32.49        14.15        0.00        0.00
15-Jan-2003......................................    98.72       41.39       24.78         7.03        0.00        0.00
15-Feb-2003......................................    88.99       33.34       17.32         0.27        0.00        0.00
15-Mar-2003......................................    81.74       26.93       11.17         0.00        0.00        0.00
15-Apr-2003......................................    74.42       20.64        5.20         0.00        0.00        0.00
15-May-2003......................................    67.03       14.48        0.00         0.00        0.00        0.00
15-Jun-2003......................................    59.56        8.44        0.00         0.00        0.00        0.00
15-Jul-2003......................................    52.03        2.52        0.00         0.00        0.00        0.00
15-Aug-2003......................................    44.42        0.00        0.00         0.00        0.00        0.00
15-Sep-2003......................................    36.74        0.00        0.00         0.00        0.00        0.00
15-Oct-2003......................................    28.98        0.00        0.00         0.00        0.00        0.00
15-Nov-2003......................................    21.15        0.00        0.00         0.00        0.00        0.00
15-Dec-2003......................................    13.25        0.00        0.00         0.00        0.00        0.00
15-Jan-2004......................................     5.27        0.00        0.00         0.00        0.00        0.00
15-Feb-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Nov-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Dec-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00

Weighted Average Life (years)(1).................     2.95        2.37        2.19         2.00        1.80        1.59

----------------------------------
(1) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date on which it is made,
    (ii) adding the results and (iii) dividing the sum by the initial principal amount of the note.

                                                                              CLASS A-4 NOTES
                                                   ----------------------------------------------------------------------
                                                                           ASSUMED ABS PERCENTAGE
                                                   ----------------------------------------------------------------------
PAYMENT DATES                                        0.00%       1.00%       1.25%       1.50%        1.75%       2.00%
-------------                                      ---------   ---------   ---------   ----------   ---------   ---------
Closing Date.....................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Feb-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Mar-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Apr-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-May-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jun-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jul-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Aug-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Feb-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Mar-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Apr-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-May-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jun-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jul-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Aug-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2002......................................   100.00      100.00      100.00       100.00      100.00       87.76
15-Oct-2002......................................   100.00      100.00      100.00       100.00      100.00       73.67
15-Nov-2002......................................   100.00      100.00      100.00       100.00      100.00       60.28
15-Dec-2002......................................   100.00      100.00      100.00       100.00       88.68       47.61
15-Jan-2003......................................   100.00      100.00      100.00       100.00       75.78       35.66
15-Feb-2003......................................   100.00      100.00      100.00       100.00       63.80       24.44
15-Mar-2003......................................   100.00      100.00      100.00        88.71       52.61       13.97
15-Apr-2003......................................   100.00      100.00      100.00        77.36       42.04        4.26
15-May-2003......................................   100.00      100.00       98.80        66.50       32.09        0.00
15-Jun-2003......................................   100.00      100.00       87.49        56.14       22.77        0.00
15-Jul-2003......................................   100.00      100.00       76.54        46.27       14.09        0.00
15-Aug-2003......................................   100.00       93.41       65.98        36.92        6.06        0.00
15-Sep-2003......................................   100.00       82.01       55.80        28.08        0.00        0.00
15-Oct-2003......................................   100.00       70.86       46.02        19.77        0.00        0.00
15-Nov-2003......................................   100.00       60.00       36.63        11.99        0.00        0.00
15-Dec-2003......................................   100.00       49.41       27.65         4.76        0.00        0.00
15-Jan-2004......................................   100.00       39.10       19.08         0.00        0.00        0.00
15-Feb-2004......................................    94.36       29.08       10.93         0.00        0.00        0.00
15-Mar-2004......................................    85.31       22.86        5.50         0.00        0.00        0.00
15-Apr-2004......................................    76.16       16.78        0.29         0.00        0.00        0.00
15-May-2004......................................    66.93       10.87        0.00         0.00        0.00        0.00
15-Jun-2004......................................    57.60        5.11        0.00         0.00        0.00        0.00
15-Jul-2004......................................    48.18        0.00        0.00         0.00        0.00        0.00
15-Aug-2004......................................    38.67        0.00        0.00         0.00        0.00        0.00
15-Sep-2004......................................    29.06        0.00        0.00         0.00        0.00        0.00
15-Oct-2004......................................    19.35        0.00        0.00         0.00        0.00        0.00
15-Nov-2004......................................     9.55        0.00        0.00         0.00        0.00        0.00
15-Dec-2004......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jan-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Feb-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Mar-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Apr-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-May-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jun-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Jul-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Aug-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00

Weighted Average Life (years)(1).................     3.91        3.37        3.17         2.92        2.64        2.35
Weighted Average Life to Call (years)(1)(2)......     3.83        3.27        3.08         2.84        2.54        2.28
Optional Call Date...............................  15-Aug-04   15-Jan-04   15-Nov-03   15-Aug-03    15-Apr-03   15-Jan-03

----------------------------------
(1) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date on which it is made,
    (ii) adding the results and (iii) dividing the sum by the initial principal amount of the note.

(2) This calculation assumes the seller repurchases the contracts at the first opportunity.

                                                                               CLASS B NOTES
                                                   ----------------------------------------------------------------------
                                                                           ASSUMED ABS PERCENTAGE
                                                   ----------------------------------------------------------------------
PAYMENT DATES                                        0.00%       1.00%       1.25%       1.50%        1.75%       2.00%
-------------                                      ---------   ---------   ---------   ----------   ---------   ---------
Closing Date.....................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov 2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2000......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Feb-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Mar-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Apr-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-May-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jun-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jul-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Aug-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2001......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Feb-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Mar-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Apr-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-May-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jun-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jul-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Aug-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Sep-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Oct-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Nov-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Dec-2002......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Jan-2003......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Feb-2003......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Mar-2003......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-Apr-2003......................................   100.00      100.00      100.00       100.00      100.00      100.00
15-May-2003......................................   100.00      100.00      100.00       100.00      100.00       84.04
15-Jun-2003......................................   100.00      100.00      100.00       100.00      100.00       61.90
15-Jul-2003......................................   100.00      100.00      100.00       100.00      100.00       41.09
15-Aug-2003......................................   100.00      100.00      100.00       100.00      100.00       21.61
15-Sep-2003......................................   100.00      100.00      100.00       100.00       95.52        3.49
15-Oct-2003......................................   100.00      100.00      100.00       100.00       72.72        0.00
15-Nov-2003......................................   100.00      100.00      100.00       100.00       52.22        0.00
15-Dec-2003......................................   100.00      100.00      100.00       100.00       34.06        0.00
15-Jan-2004......................................   100.00      100.00      100.00        93.43       18.80        0.00
15-Feb-2004......................................   100.00      100.00      100.00        72.57        4.91        0.00
15-Mar-2004......................................   100.00      100.00      100.00        56.92        0.00        0.00
15-Apr-2004......................................   100.00      100.00      100.00        42.27        0.00        0.00
15-May-2004......................................   100.00      100.00       84.00        28.62        0.00        0.00
15-Jun-2004......................................   100.00      100.00       67.81        15.99        0.00        0.00
15-Jul-2004......................................   100.00       98.33       52.39         4.39        0.00        0.00
15-Aug-2004......................................   100.00       79.83       37.77         0.00        0.00        0.00
15-Sep-2004......................................   100.00       61.89       23.96         0.00        0.00        0.00
15-Oct-2004......................................   100.00       44.52       10.97         0.00        0.00        0.00
15-Nov-2004......................................   100.00       27.73        0.00         0.00        0.00        0.00
15-Dec-2004......................................    98.83       11.52        0.00         0.00        0.00        0.00
15-Jan-2005......................................    64.82        0.00        0.00         0.00        0.00        0.00
15-Feb-2005......................................    54.55        0.00        0.00         0.00        0.00        0.00
15-Mar-2005......................................    44.18        0.00        0.00         0.00        0.00        0.00
15-Apr-2005......................................    33.71        0.00        0.00         0.00        0.00        0.00
15-May-2005......................................    23.13        0.00        0.00         0.00        0.00        0.00
15-Jun-2005......................................    12.46        0.00        0.00         0.00        0.00        0.00
15-Jul-2005......................................     1.67        0.00        0.00         0.00        0.00        0.00
15-Aug-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Sep-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00
15-Oct-2005......................................     0.00        0.00        0.00         0.00        0.00        0.00

Weighted Average Life (years)(1).................     4.59        4.16        3.96         3.65        3.29        2.90
Weighted Average Life to Call (years)(1)(2)......     3.98        3.39        3.23         2.98        2.64        2.39
Optional Call Date...............................  15-Aug-04   15-Jan-04   15-Nov-03   15-Aug-03    15-Apr-03   15-Jan-03

----------------------------------
(1) The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date on which it is made,
    (ii) adding the results and (iii) dividing the sum by the initial principal amount of the note.

(2) This calculation assumes the seller repurchases the contracts at the first opportunity.

                                                                               CERTIFICATES
                                                  -----------------------------------------------------------------------
                                                                          ASSUMED ABS PERCENTAGE
                                                  -----------------------------------------------------------------------
PAYMENT DATES                                       0.00%       1.00%       1.25%       1.50%        1.75%       2.00%
-------------                                     ---------   ---------   ---------   ----------   ---------   ----------
Closing Date....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Sep-2000.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Oct-2000.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Nov-2000.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Dec-2000.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jan-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Feb-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Mar 2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Apr-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-May-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jun-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jul-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Aug-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Sep-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Oct-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Nov-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Dec-2001.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jan-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Feb-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Mar-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Apr-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-May-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jun-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jul-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Aug-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Sep-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Oct-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Nov-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Dec-2002.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jan-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Feb-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Mar-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Apr-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-May-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jun-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Jul-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Aug-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Sep-2003.....................................   100.00      100.00      100.00       100.00      100.00       100.00
15-Oct-2003.....................................   100.00      100.00      100.00       100.00      100.00        75.38
15-Nov-2003.....................................   100.00      100.00      100.00       100.00      100.00         0.00
15-Dec-2003.....................................   100.00      100.00      100.00       100.00      100.00         0.00
15-Jan-2004.....................................   100.00      100.00      100.00       100.00      100.00         0.00
15-Feb-2004.....................................   100.00      100.00      100.00       100.00      100.00         0.00
15-Mar-2004.....................................   100.00      100.00      100.00       100.00       85.60         0.00
15-Apr-2004.....................................   100.00      100.00      100.00       100.00       64.38         0.00
15-May-2004.....................................   100.00      100.00      100.00       100.00        0.00         0.00
15-Jun-2004.....................................   100.00      100.00      100.00       100.00        0.00         0.00
15-Jul-2004.....................................   100.00      100.00      100.00       100.00        0.00         0.00
15-Aug-2004.....................................   100.00      100.00      100.00        88.57        0.00         0.00
15-Sep-2004.....................................   100.00      100.00      100.00        70.96        0.00         0.00
15-Oct-2004.....................................   100.00      100.00      100.00         0.00        0.00         0.00
15-Nov-2004.....................................   100.00      100.00       97.79         0.00        0.00         0.00
15-Dec-2004.....................................   100.00      100.00       76.78         0.00        0.00         0.00
15-Jan-2005.....................................   100.00       92.42       57.36         0.00        0.00         0.00
15-Feb-2005.....................................   100.00       82.26        0.00         0.00        0.00         0.00
15-Mar-2005.....................................   100.00       72.43        0.00         0.00        0.00         0.00
15-Apr-2005.....................................   100.00       62.94        0.00         0.00        0.00         0.00
15-May-2005.....................................   100.00        0.00        0.00         0.00        0.00         0.00
15-Jun-2005.....................................   100.00        0.00        0.00         0.00        0.00         0.00
15-Jul-2005.....................................   100.00        0.00        0.00         0.00        0.00         0.00
15-Aug-2005.....................................    82.89        0.00        0.00         0.00        0.00         0.00
15-Sep-2005.....................................    62.47        0.00        0.00         0.00        0.00         0.00
15-Oct-2005.....................................     0.00        0.00        0.00         0.00        0.00         0.00

Weighted Average Life (years)(1)................     5.10        4.65        4.42         4.11        3.68         3.20
Weighted Average Life to Call (years)(1)(2).....     3.98        3.39        3.23         2.98        2.64         2.39
Optional Call Date..............................  15-Aug-04   15-Jan-04   15-Nov-03   15-Aug-03    15-Apr-03   15-Jan-03

----------------------------------
(1) The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial certificate balance of the certificate.

(2) This calculation assumes the seller repurchases the contracts at the first opportunity.

    THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                      NOTE FACTORS AND CERTIFICATE FACTORS

    The "NOTE FACTOR" or "CERTIFICATE FACTOR" for any class of notes or certificates, respectively, will be a seven-digit decimal indicating the principal amount of that class of securities on the payment date as a fraction of the respective principal amount thereof as of the closing date. The servicer will compute the note factor and certificate factor each month. Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes and reductions in the certificate balance. The portion of the principal amount of any class of notes and of the certificate balance for the certificates for a given month allocable to a securityholder can be determined by multiplying the original denomination of the holder's security by the related note factor or certificate factor, as the case may be, for that month.

    You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors, certificate factors and various other items of information pertaining to the trust. Furthermore, the trustee or indenture trustee will furnish you with information for tax reporting purposes not later than the latest date permitted by law. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--STATEMENTS TO SECURITYHOLDERS" in the accompanying prospectus.

                                USE OF PROCEEDS

    The depositor will use all of the proceeds from the sales of securities, after depositing funds into the reserve fund and paying expenses, to pay the purchase price for the contracts to the seller. The seller will use the proceeds it receives to pay down a warehouse receivables securitization facility. See "UNDERWRITING."

                            DESCRIPTION OF THE NOTES

    This section supplements the information in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE". However, as these statements are only summaries, you should read the sale and servicing agreement and indenture, forms of which have been filed as exhibits to the registration statement of which the accompanying prospectus forms a part. The information in this section and in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE" describes the material terms of the notes, the indenture and the applicable transfer and servicing agreements, including the sale and servicing agreement. A copy of the indenture and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities and Exchange Commission following the issuance of the securities.

GENERAL

    The notes will be issued pursuant to the terms of the indenture between the trust and the indenture trustee.

    The trust will issue five classes of notes, consisting of four classes of senior notes, designated as the

    - Class A-1 Notes,

    - Class A-2 Notes,

    - Class A-3 Notes, and

    - Class A-4 Notes.

    We refer to these notes as the "CLASS A NOTES." The trust will also issue one class of subordinate notes, designated as the Class B Notes.

    The notes will be delivered in book-entry form only and be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

INTEREST

    Each class of notes will bear interest at the fixed rate per annum for that class shown on the cover page of this prospectus supplement.

    The trust will pay interest on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "PAYMENTS AND DISTRIBUTIONS--DISTRIBUTIONS" below.

    Interest will be payable to you monthly on the 15th of each month or, if that date is not a business day, on the next succeeding business day and will be calculated

    - on the Class A-1 Notes on the basis of the actual number of days during the interest period from and including the prior payment date (or from and including the closing date, in the case of the initial payment date) to but excluding that payment date divided by 360, and

    - on all other classes of notes on the basis of a 360-day year consisting of twelve 30-day months for the interest period from and including the 15th day of the prior month (or from and including the closing date, in the case of the initial payment date) to but excluding the 15th day of the next month.

    After the acceleration of the notes following an event of default resulting from a payment default, the trust will not make interest payments on the Class B Notes until the Class A Notes have been paid in full.

    Interest payments on the Class A Notes will have the same priority. If on any payment date the trust has insufficient funds to make a full payment of interest on the Class A Notes, the holders of the Class A Notes will receive their pro rata share of the amount available for interest on the Class A Notes.

    If on any payment date, the trust does not have sufficient funds, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

PRINCIPAL

    On each payment date, principal on the notes will be payable in an amount equal to the amount by which (1) the sum of the aggregate principal balances of the notes and the certificate balance of the certificates as of the close of business on the prior payment date exceeds (2) the aggregate principal balance of the contracts as of the end of the prior calendar month, excluding certain non-collectible or defaulted contracts and contracts to be repurchased by the depositor or purchased by the servicer due to certain breaches. The trust will pay principal on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "PAYMENTS AND DISTRIBUTIONS--DISTRIBUTIONS" below.

    The principal of each class of notes is due and payable on the scheduled final payment date for that class shown on the cover page of this prospectus supplement.

PREPAYMENT

    The seller, at its option, may repurchase all of the contracts owned by a trust on any payment date following the date on which the aggregate outstanding principal balance of the securities is less than

10% of the aggregate principal balance of the contracts as of the cut-off date. The purchase price required to be paid in connection with the purchase will be at least equal to the sum of:

       - the unpaid principal balance of the notes as of that payment date, together with accrued interest but unpaid interest on the notes to that payment date;

       - the certificate balance of the certificates as of that payment date, together with all interest distributable in respect of the certificates as of that payment date;

       - unreimbursed servicer advances;

       - accrued but unpaid servicer fees;

       - accrued but unpaid fees to the owner trustee and the indenture trustee;

       - any other amounts payable at the time from Available Amounts; minus

       - amounts on deposit in the reserve fund.

If the seller does purchase the contracts, the notes will be prepaid in full on the payment date on which the purchase occurs.

VOTING RIGHTS

    The accompanying prospectus specifies certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. The holders of that specified percentage of the Class A Notes will have those rights, not the holders of all of the notes or the Class B Notes, while the Class A Notes are outstanding.

NOTICES

    You will be notified in writing by the indenture trustee of any event of default, servicer default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

                        DESCRIPTION OF THE CERTIFICATES

    This section supplements the information in the accompanying prospectus under the caption "DESCRIPTION OF THE CERTIFICATES". However, as these statements are only summaries, you should read the trust agreement and the sale and servicing agreement, forms of which have been filed as exhibits to the registration statement of which the accompanying prospectus forms a part. The information in this section and in the accompanying prospectus under the caption "DESCRIPTION OF THE CERTIFICATES" describes the material terms of the certificates, the trust agreement and the applicable transfer and servicing agreements, including the sale and servicing agreement.

    A copy of the trust agreement and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities Exchange Commission following the issuance of the certificates.

GENERAL

    The certificates will be issued pursuant to the terms of the trust agreement between the trust and the trustee.

    The trust will issue the certificates which evidence undivided ownership interests in the trust.

    The certificates will be delivered in book-entry form only and be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

INTEREST

    Interest will be distributable in respect of the certificates at the fixed pass-through rate per annum set forth on the cover page of this prospectus supplement.

    The trust will distribute interest in respect of the certificates on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "PAYMENTS AND DISTRIBUTIONS--DISTRIBUTIONS" below.

    Interest will be payable to you monthly on the 15th of each month or, if that date is not a business day, on the next succeeding business day and will be calculated for the interest period from and including the 15th day of the prior month (or from and including the closing date, in the case of the initial payment date) to but excluding the 15th day of the next month on the basis of a 360-day year consisting of twelve 30-day months.

    If on any payment date, the trust does not have sufficient funds to make a full distribution of interest in respect of the certificates, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable pass-through rate, added to the amount of interest distributable in respect of the certificates on the next payment date.

    After acceleration of the notes following an event of default resulting from a payment default, the trust will not make interest distributions in respect of the certificates until the notes have been paid in full.

PRINCIPAL

    On each payment date after the notes have been paid in full, principal in respect of the certificates will be distributable in an amount equal to the amount by which (1) the certificate balance of the certificates as of the close of business on the prior payment date exceeds (2) the aggregate principal balance of the contracts as of the end of the prior calendar month, excluding certain non-collectible or defaulted contracts and contracts to be repurchased by the depositor or purchased by the servicer due to certain breaches. The trust will distribute principal in respect of the certificates on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "PAYMENTS AND DISTRIBUTIONS--DISTRIBUTIONS" below.

PREPAYMENT

    The seller, at its option, may repurchase all of the contracts owned by a trust on any payment date following the date on which the aggregate outstanding principal balance of the securities is less than 10% of the aggregate principal balance of the contracts as of the cut-off date. The purchase price to be paid in connection with the purchase will be at least equal to the sum of:

       - the unpaid principal balance of the notes as of that payment date, together with accrued interest but unpaid interest on the notes to that payment date;

       - the certificate balance of the certificates as of that payment date, together with all interest distributable in respect of the certificates as of that payment date;

       - unreimbursed servicer advances;

       - accrued but unpaid servicer fees;

       - accrued but unpaid owner trustee and indenture trustee fees;

       - any other amounts payable at the time from Available Amounts; minus

       - amounts on deposit in the reserve fund.

    If the seller does purchase the contracts, the certificates will be paid in full on the payment date on which the purchase occurs.

    On any payment date on which the amount on deposit in the reserve fund equals or exceeds the aggregate outstanding balance of the certificates, the trust will prepay the certificates in full utilizing the amount on deposit in the reserve fund.

NOTICES

    Certificateholders will be notified in writing by the trustee of any servicer default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. Except for the monthly and annual reports to certificateholders described this prospectus supplement, the trustee is not obligated under the trust agreement to forward any other notices to the certificateholders. There are no provisions in the trust agreement for the regular or special meetings of certificateholders.

                           PAYMENTS AND DISTRIBUTIONS

AVAILABLE AMOUNTS

    The trust will pay principal and interest in respect of the securities on each payment date from Available Amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund. See "--RESERVE FUND" below. "AVAILABLE AMOUNTS" for any payment date are the sum of:

    - the following amounts on deposit in the collection account which the trust received during the prior calendar month;

       (1) all amounts allocable to scheduled principal or interest payments on the contracts;

       (2) prepayments of contracts; and

       (3) proceeds of repossessed financed vehicles and other proceeds of Defaulted Contracts;

    - the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

    - the purchase price paid by the servicer in purchasing contracts from the trust on that payment date as a result of a breach of certain covenants with respect to those contracts in the sale and servicing agreement;

    - servicer advances made by the servicer on that payment date in respect of delinquent scheduled payments or delinquent interest payments for the prior calendar month; and

    - the amount paid by the seller to purchase the contracts when the aggregate principal balance of the securities is reduced to less than 10% of the aggregate principal balance of the contracts as of the cut-off date.

    The precise calculation of the funds available to the trust on each payment date to make payments on the securities is set forth in the definition of "AVAILABLE AMOUNTS" and the definitions of the defined terms contained in that definition set forth in the Glossary. We refer you to those definitions.

SERVICING COMPENSATION AND REIMBURSEMENT OF SERVICER ADVANCES

    On each payment date, the servicer will be entitled to receive:

    - the base servicing fee in an amount equal to the product of one twelfth of one percent (1%) and the aggregate principal balance of the contracts as of the last day of the second calendar month preceding the month in which that payment date falls; and

    - any investment income earned on amounts on deposit in the collection account during the prior calendar month.

    On the initial payment date the servicer will be entitled to receive the base servicing fee for that payment date as well as the base servicing fee payable in respect of the month of July.

    The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month.

    The servicer will reimburse itself for servicer advances out of:

    - amounts received by the servicer from the obligors on account of the related delinquent contract payments;

    - the proceeds, net of expenses incurred by the servicer, of the sale of the repossessed financed vehicles securing the related delinquent contracts; and

    - payments on other contracts when the servicer has determined that a contract as to which it has made advances is a Defaulted Contract.

DISTRIBUTIONS

    On each payment date prior to the acceleration of the notes, the servicer will direct the indenture trustee to apply the Available Amounts, together with amounts withdrawn from the reserve fund, to the following payments and distributions in the following order of priority:

    (1) reimbursement of servicer advances;

    (2) payment of the fees due and owing to the trustee and indenture trustee;

    (3) payment of the base servicing fee;

    (4) all accrued and unpaid interest on the Class A Notes, including any accrued and unpaid interest on the Class A Notes payable on prior payment dates plus interest on that accrued and unpaid interest;

    (5) all accrued and unpaid interest on the Class B Notes, including any accrued and unpaid interest on the Class B Notes payable on prior payment dates plus interest on that accrued and unpaid interest;

    (6) all accrued and unpaid interest distributable in respect of the certificates, including any accrued and unpaid interest distributable in respect of the certificates on prior payment dates plus interest on that accrued and unpaid interest;

    (7) principal on the notes and the certificates in the amounts and priority described below under "PRINCIPAL";

    (8) to the reserve fund, any amount necessary to increase the amount on deposit in the reserve fund to the required amount; and

    (9) any remaining amounts to the depositor.

    On each payment date after the acceleration of the notes following an event of default resulting from a payment default, the trust will apply Available Amounts, together with amounts withdrawn from the reserve fund, in the same order as described above except that the trust will not pay interest on the Class B Notes until the Class A Notes are paid in full and will not distribute interest in respect of the certificates until the notes have been paid in full.

    The trust is to make payments first from the Available Amounts, and second, but only as to amounts described in clauses (4), (5), (6) and (7) above, from amounts permitted to be withdrawn from the reserve fund as described under "RESERVE FUND" below.

    PRINCIPAL

    PRINCIPAL DISTRIBUTIONS BEFORE ACCELERATION OF NOTES

    This chart summarizes how the trust will pay principal on the notes and certificates before the acceleration of the maturity dates of the notes. The precise calculation of the amount of principal payable on the securities on each payment date is set forth in the definition of "TOTAL PRINCIPAL PAYMENT AMOUNT" and the definitions of the defined terms used in that definition set forth in the Glossary.

CLASS                                          PRINCIPAL PAYMENTS
Class A-1 Notes           - Begins receiving principal on first payment date
                          - Receives 100% of Total Principal Payment Amount until paid in full
Class A-2 Notes           - Begins receiving principal on payment date on which Class
                          A-1 Notes are paid in full
                          - Receives 100% of Total Principal Payment Amount until paid in full
Class A-3 Notes           - Begins receiving principal on the payment date on which
                          Class A-2 Notes are paid in full
                          - Receives 100% of Total Principal Payment Amount until paid in full
Class A-4 Notes           - Begins receiving principal on the payment date on which
                          Class A-3 Notes are paid in full
                          - Receives 100% of Total Principal Payment Amount until paid in full
Class B Notes             - Begins receiving principal on the payment date on which
                          Class A-4 Notes are paid in full
                          - Receives 100% of Total Principal Payment Amount until paid in full
Certificates              - Begins receiving principal on the payment date on which
                          Class B Notes are paid in full
                          - Receives 100% of Total Principal Payment Amount until paid in full

    PRINCIPAL DISTRIBUTIONS AFTER ACCELERATION OF NOTES

    After acceleration of the maturity dates of the notes, the trust will pay principal on the notes and certificates as follows:

CLASS                                          PRINCIPAL PAYMENTS
Class A-1 Notes,          - Begins receiving principal on first payment date
Class A-2 Notes,          - Receives 100% of the Total Principal Payment Amount
Class A-3 Notes,          applied on a pro rata basis to each class until paid in full
Class A-4 Notes
Class B Notes             - Begins receiving principal on the payment date on which
                          Class A Notes are paid in full
                          - Receives 100% of the Total Principal Payment Amount until paid in full
Certificates              - Begins receiving principal on the payment date on which
                          the notes are paid in full
                          - Receives 100% of the Total Principal Payment Amount until paid in full

RESERVE FUND

    The indenture trustee will establish pursuant to the sale and servicing agreement the reserve fund which will be a segregated account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the trust on the closing date of an amount equal to $15,057,931.83 (2.00% of the initial aggregate principal balance of the securities), which is less than the amount that is required to be on deposit in the reserve fund. The reserve fund will thereafter be funded as described above under "--DISTRIBUTIONS".

    The amount required to be on deposit in the reserve fund on each payment date will equal the greater of (a) 4.25% of the aggregate outstanding principal balance of the securities (6.50% in the event a trigger event described below occurs and is continuing) and (b) 1.00% of the initial aggregate principal balance of the securities; provided, however, in no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal balance of the securities.

    A "trigger event" will have been deemed to have occurred and be continuing with respect to any payment date if (a) the Average Delinquency Ratio for such payment date is, or was for any of the three preceding payment dates, equal to or greater than 2.00% or (b) the Average Net Loss Ratio for such payment date is, or was for any of the three preceding payment dates, equal to or greater than 2.50%.

    Amounts held from time to time in the reserve fund will be held for the benefit of securityholders and may be invested in investments acceptable to the rating agencies rating the securities as being consistent with the ratings of the securities at the direction of the servicer. Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund. If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the indenture trustee will withdraw that excess and pay it to the depositor. Upon any distribution to the depositor of those excess amounts, the securityholders will not have any rights in, or claims to, those amounts.

    The servicer may, from time to time after the date of this prospectus supplement, request each rating agency rating the securities to approve a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described above. If each rating agency delivers a letter to the indenture trustee and the trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes or the certificates, then the amount that is required to be on deposit in the reserve fund will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder or certificateholder, to reflect the new calculation.

    If Available Amounts for any payment date, after paying the base servicing fee and the fees payable to the owner trustee and the indenture trustee and reimbursing the servicer for servicer advances, are insufficient to pay principal and interest on the securities, the indenture trustee will withdraw funds from the reserve fund for distribution to the securityholders to cover any shortfalls. If on the final scheduled payment date of any class of securities, the principal amount or certificate balance of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay those securities in full.

    None of the securityholders, the indenture trustee, the owner trustee or the seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the securityholders.

                           RATINGS OF THE SECURITIES

    It is a condition of issuance that each of Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

    - rate the Class A-1 Notes in its highest short-term rating category,

    - rate the Class A-2, Class A-3 and Class A-4 Notes in its highest long-term rating category,

    - rate the Class B Notes at least A/A2, respectively,

    - rate the certificates at least BBB/Baa3, respectively.

    The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of securities on or before the scheduled final payment date for the class. The ratings will be based primarily upon the contracts and the related property, the reserve fund and the subordination provided by

    - the certificates and the Class B Notes, in the case of the Class A Notes, and

    - the certificates, in the case of the Class B Notes.

    We cannot assure you that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the securities are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the securities.

    The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of securities prior to the scheduled final payment date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

TREATMENT OF TRUST

    Winston & Strawn, as federal tax counsel to the trust, has delivered its opinion that the trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumptions and qualifications described in the accompanying prospectus under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS". Because the trust will issue certificates to multiple owners, the trust will be characterized as a partnership for federal income tax purposes.

TREATMENT OF INVESTORS IN NOTES

    Each purchaser of the notes agrees to treat the notes as debt for federal income tax purposes. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting. An investor who disposes of a note will recognize taxable gain or loss equal to the difference between the amount realized and the investor's adjusted tax basis in the note. Any gain or loss will be a capital gain or loss assuming the notes constitute capital assets in the hands of the owner. Special rules apply to investors who purchase notes at a discount or a premium. The foregoing general description of the treatment of investors in notes is subject to the further explanation, assumptions and qualifications set forth in the accompanying prospectus.

TREATMENT OF INVESTORS IN CERTIFICATES

    As mentioned above, in any case where the trust issues certificates to multiple owners, the trust will be treated as a partnership for federal income tax purposes. Each certificateholder will agree by its purchase of certificates to treat the trust as a partnership for purposes of federal and state income tax, franchise tax, and any other tax measured in whole or in part by income and to treat itself as a partner in that partnership. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts owned by the trust (including appropriate adjustments for any market discount, original issue discount and bond premium), any yield supplement deposits, and any gain upon collection or disposition of the contracts. The trust deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the contracts. The requirement that each certificateholder include its share of each item of trust income and gain in income and the ability of a certificateholder to deduct losses or deductions attributable to the trust are subject to the fuller explanation, assumptions and qualifications set forth in the accompanying prospectus.

                              ERISA CONSIDERATIONS

    THE NOTES

    The notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the notes under ERISA, see "ERISA CONSIDERATIONS" in the accompanying prospectus.

    The notes may not be purchased with the assets of a Plan if the depositor, the servicer, the indenture trustee, the trustee or any of their affiliates:

1. is a "fiduciary" as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code with respect to those Plan assets: or

2. is an employer maintaining or contributing to the Plan; or if a certificateholder is a fiduciary with respect to those Plan assets and participates in the decision to acquire the notes.

    THE CERTIFICATES

    The certificates may not be acquired by a Plan or any entity whose underlying assets include Plan assets by reason of a Plan's investment in the entity or which uses Plan assets to acquire certificates (a "Plan Investor"). By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that is not subject to the foregoing limitation. In addition, a purchaser of certificates other than a Plan Investor should be aware that a prohibited transaction could occur if a certificateholder (or any of its affiliates) is or becomes a party in interest or a disqualified person with respect to a Plan Investor that purchases and holds any notes unless covered by one or more applicable exemptions.

                               LEGAL PROCEEDINGS

    None of the depositor, the servicer, the seller, or the trust are parties to any legal proceeding which could have a material adverse impact on your interest in the securities or in the trust's assets.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement dated August 17, 2000, the depositor has agreed to sell to each of the underwriters named below and each of those underwriters has severally agreed to purchase the following respective initial principal amounts of securities at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                                                                                                          INITIAL
                       INITIAL PRINCIPAL   INITIAL PRINCIPAL   INITIAL PRINCIPAL   INITIAL PRINCIPAL     PRINCIPAL
                           AMOUNT OF           AMOUNT OF           AMOUNT OF           AMOUNT OF         AMOUNT OF
UNDERWRITER             CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS A-4 NOTES    CLASS B NOTES
-----------            -----------------   -----------------   -----------------   -----------------   --------------
Chase Securities
  Inc................   $ 62,000,000.00     $ 92,000,000.00     $ 56,000,000.00     $ 28,000,000.00    $24,470,000.00
Aon Capital Markets..     62,000,000.00       92,000,000.00       56,000,000.00       28,000,000.00                --
Morgan Stanley & Co.
  Incorporated.......     33,000,000.00       45,000,000.00       28,000,000.00       13,625,500.00                --
Salomon Smith Barney
  Inc................     33,000,000.00       45,000,000.00       28,000,000.00       13,625,500.00                --
                        ---------------     ---------------     ---------------     ---------------    --------------
      Total..........   $190,000,000.00     $274,000,000.00     $168,000,000.00     $ 83,251,000.00    $24,470,000.00

                          INITIAL
                        CERTIFICATE
                         BALANCE OF
UNDERWRITER             CERTIFICATES
-----------            --------------
Chase Securities
  Inc................  $13,175,591.56
Aon Capital Markets..              --
Morgan Stanley & Co.
  Incorporated.......              --
Salomon Smith Barney
  Inc................              --
                       --------------
      Total..........  $13,175,591.56

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the securities being offered, if any of the securities are purchased. The underwriters have advised the depositor that they propose initially to offer the securities to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

                                                              SELLING CONCESSION    REALLOWANCE
CLASS                                                           NOT TO EXCEED      NOT TO EXCEED
-----                                                         ------------------   -------------
A-1 Notes...................................................         0.075%             0.050%
A-2 Notes...................................................         0.090%             0.075%
A-3 Notes...................................................         0.126%             0.100%
A-4 Notes...................................................         0.150%             0.125%
B Notes.....................................................         0.210%             0.125%
Certificates................................................         0.300%             0.250%

    After the initial public offering of the securities, the offering prices and other selling terms may be varied by the underwriters.

    The following table shows the underwriting fees to be paid to the underwriters by the depositor in connection with this offering. This underwriting fee is the difference between the price to public and the amount the underwriters pay to the depositor to purchase the securities from the depositor.

                                                              PER SECURITY      TOTAL
                                                              ------------   -----------
A-1 Notes...................................................     0.125%      $237,500.00
A-2 Notes...................................................     0.150%      $411,000.00
A-3 Notes...................................................     0.210%      $352,800.00
A-4 Notes...................................................     0.250%      $208,127.50
B Notes.....................................................     0.350%      $ 85,645.00
Certificates................................................     0.500%      $ 65,877.96

    The expenses of this offering, exclusive of underwriting commissions, are estimated at $356,000.00 and are payable by the depositor.

    The underwriters have advised the depositor that specified persons participating in the offering of the securities may engage in over-allotment transactions, stabilizing transactions or syndicate covering transactions. Overallotment transactions involve syndicate sales in excess of the offering size creating a short position. Stabilizing transactions permit bids to purchase the securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover short positions. Such over-allotment transactions, stabilizing and syndicate covering transactions may cause the price of the securities to be higher than they would otherwise be in the absence of those transactions. The underwriters do not represent that the underwriters will engage in those transactions nor that such transactions, once commenced, will not be discontinued without notice.

    The depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of securities, including liabilities under the Securities Act of 1933, as amended. The underwriters have agreed to reimburse the depositor and the seller for certain expenses incurred in connection with the offering of the securities.

    The securities have no established trading market. The underwriters have advised us that the underwriters intend to make a market in the securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

    In the ordinary course of their respective businesses, the underwriters and their respective affiliates have from time to time provided investment banking, commercial banking and/or financial advisory services and products to the servicer, the seller and their respective affiliates for which they have received customary fees and commissions, and expect in the future to provide such services and products to the servicer, the seller and their respective affiliates for which they expect to receive customary fees and commissions.

    The seller will use the proceeds it receives from the sale of the contracts to the depositor to pay down a warehouse receivables securitization facility. Affiliates of one or more of the underwriters act as administrators and/or provide liquidity lines and/or credit enhancement to entities acting as purchasers under that warehouse receivables securitization facility and those entities will receive such proceeds as repurchase proceeds.

    Aon Capital Markets is an affiliate of the depositor and the servicer.

    This prospectus supplement and the attached prospectus may be used by Aon Capital Markets in connection with offers and sales related to market-making transactions in the securities. Aon Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Aon Capital Markets has no obligation to make a market in the securities and any such market-making may be discontinued at any time without notice, in its sole discretion. Aon Capital Markets is one of the underwriters participating in the initial distribution of the securities.

                                 LEGAL MATTERS

    Winston & Strawn, Chicago, Illinois, has provided a legal opinion relating to the securities in its capacity as special counsel to the trust, the depositor, the servicer and the administrator. Certain legal matters for the underwriters will be passed upon by Simpson Thacher & Bartlett. The indenture, the sale and servicing agreement and the notes will be governed by the laws of the State of New York. The trust agreement and the certificates will be governed by the laws of the State of Delaware.

                                    EXPERTS

    The balance sheet of Dealer Auto Receivables Owner Trust 2000-1 at
August 8, 2000, appearing in this Prospectus Supplement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    GLOSSARY

    AVAILABLE AMOUNTS means, with respect to any payment date, the sum of the Available Interest and the Available Principal for such payment date plus with respect to the payment date on which the amount on deposit in the reserve fund equals or exceeds the aggregate outstanding principal balance of the securities, the amount to be withdrawn from the reserve fund equal to the aggregate principal balance of the securities (after giving effect to all other distributions of principal on the securities on such payment date).

    AVAILABLE INTEREST means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

    - all amounts allocable to scheduled interest payments on the contracts;

    - the interest component of all prepayments of contracts;

    - the interest component of all proceeds of repossessed financed vehicles and other proceeds of Defaulted Contracts;

    - the interest component of the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

    - the interest component of the purchase price paid by the servicer in purchasing contracts from the trust on that payment date as a result of a breach of certain covenants with respect to those contracts in the sale and servicing agreement;

    - servicer advances made by the servicer on that payment date in respect of delinquent interest payments for the prior calendar month;

    - the interest component of the amount paid by the seller to purchase the contracts when the aggregate principal balance of the securities is reduced to less than 10% of the aggregate principal balance of the contracts as of the cut-off date; and

    - all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the trust accounts.

    AVAILABLE PRINCIPAL means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

    - all amounts allocable to scheduled principal payments on the contracts;

    - the principal component of all prepayments of contracts;

    - the principal component of all proceeds of repossessed vehicles and other proceeds of Defaulted Contracts;

    - the principal component of the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

    - the principal component of the purchase price paid by the servicer in purchasing contracts from the trust on that payment date as a result of a breach of certain covenants with respect to those contracts in the sale and servicing agreement;

    - servicer advances made by the servicer on that payment date in respect of delinquent scheduled principal payments for the prior calendar month; and

    - the principal component of the amount paid by the seller to purchase the contracts when the aggregate principal balance of the securities is reduced to less than 10% of the aggregate principal balance of the contracts as of the cut-off date.

    AVERAGE DELINQUENCY RATIO for any payment date is equal to the arithmetic average of the Delinquency Ratios for such payment date and the two immediately preceding payment dates.

    AVERAGE NET LOSS RATIO for any payment date is equal to the arithmetic average of the Net Loss Ratios for such payment date and the two immediately preceding payment dates.

    A DEFAULTED CONTRACT will be a contract as to which (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the servicer has not repossessed the related financed vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossessed inventory for 90 days, which ever occurs first; provided, however, in no event shall the period of time referred to in clauses
(a) or (b) extend for a combined period of longer than 120 days, or (c) as to which the obligor has suffered an insolvency event.

    DELINQUENCY RATIO for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount as of such payment date by (b) the aggregate principal balance of the contracts as of the beginning of the related calendar month. The "DELINQUENCY AMOUNT" as of any payment date means the aggregate principal balance of all contracts that were delinquent 61 days or more as of the end of the related calendar month (including contracts in respect of which the related financed vehicle has been repossessed and is still in inventory).

    NET LIQUIDATION PROCEEDS means, as to any Defaulted Contract, the proceeds realized on the sale or other disposition of the related financed vehicle, including proceeds realized on the repurchase of such financed vehicle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such financed vehicle, after payment of all reasonable expenses incurred thereby, together, in all instances, with the proceeds of any recourse rights relating to such contract as well as any proceeds received by the servicer in respect of such contract after disposition of the related financed vehicle.

    NET LOSS RATIO for any payment date is equal to the product of (1) twelve and (2) the fraction (expressed as a percentage) derived by dividing (a) Net Liquidation Losses for all contracts that became Defaulted Contracts during the related calendar month by (b) the aggregate principal balance of the contracts as of the beginning of the related calendar month. "NET LIQUIDATION LOSSES" means with respect to a Defaulted Contract, the amount, if any, by which
(x) the outstanding principal balance of such Defaulted Contract plus accrued and unpaid interest thereon at the annual interest rate stated in such Defaulted Contract to the date on which such Defaulted Contract became a Defaulted Contract exceeds (y) the Net Liquidation Proceeds for such Defaulted Contract.

    PRINCIPAL BALANCE means, (a) with respect to any simple interest contract as of any date, an amount equal to the unpaid principal balance of such contract as of the opening of business on the cut-off date, reduced by all payments and other amounts received by the servicer as of such date allocable to principal;
(b) with respect to any precomputed contract as of any date, an amount equal to the unpaid principal balance of such contract as of the opening of business on the cut-off date, reduced by the sum of (1) that portion of all scheduled payments due on or after the cut-off date and on or prior to the last day of the prior calendar month on that contract allocated to principal and (2) all prepayments and other amounts applied by the servicer as of such date to the payment of principal on that contract; provided, however, that (i) if (x) a contract is repurchased by the depositor, the seller or the performance guarantor because of a breach of a representation or warranty, or if (y) the seller gives notice of its intent to purchase the contracts in connection with an optional termination of the trust, in each case the Principal Balance of such contract or contracts shall be deemed to be zero for the prior calendar month in which such event occurs and for each calendar month thereafter and (ii) from and after the prior calendar month in which a contract becomes a Defaulted Contract, the Principal Balance of such contract shall be deemed to be zero; and (c) where the context requires, the aggregate Principal Balances described in clauses (a) and (b) for all such contracts.

    The TOTAL PRINCIPAL PAYMENT AMOUNT for any payment date is the excess of
(x) the sum of the aggregate principal balance of the notes and the certificate balance of the certificates as of the close of business on the prior payment date over (y) the Principal Balance of the contracts as of the last day of the calendar month immediately preceding the payment date.

    UNITED STATES PERSONS means:

    - A citizen or resident of the United States;

    - A corporation or partnership organized in or under the laws of the United States or any political subdivision thereof;

    - An estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source; or

    - A trust, (a) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (b) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                   DEALER AUTO RECEIVABLES OWNER TRUST 2000-1
                       BALANCE SHEET AS OF AUGUST 8, 2000

Assets--Cash................................................  $1,000.00
                                                              =========

Liabilities.................................................  $       0
                                                              =========

Beneficial Equity...........................................  $1,000.00
                                                              =========

                           NOTES TO THE BALANCE SHEET

    Dealer Auto Receivables Owner Trust 2000-1 (the "Trust") is a limited purpose business trust established under the laws of the State of Delaware. It was formed on July 13, 2000 by Dealer Auto Receivables Corp. (the "Depositor") and Chase Manhattan Bank USA, National Association (the "Trustee") under a trust agreement dated as of July 13, 2000 between the Depositor and the Trustee. The activities of the Trust are limited by the terms of the trust agreement to acquiring, owning and managing loan contracts and related assets, issuing and making payments on notes and subordinate certificates and other related activities. Prior to and including August 8, 2000, the Trust did not conduct any activities.

    The Depositor will pay all fees and expenses related to the organization and operations of the Trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority. The Depositor has also agreed to indemnify the indenture trustee and Trustee and certain other persons involved in the sale of notes.

PROSPECTUS

                         DEALER AUTO RECEIVABLES TRUSTS
                               ASSET-BACKED NOTES
                           ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                         DEALER AUTO RECEIVABLES CORP.
                                  AS DEPOSITOR
                           PREMIER AUTO FINANCE, INC.
                                  AS SERVICER

THE TRUSTS:

    The depositor will form a new trust to issue each series of securities. The trust will offer the securities under this prospectus and a prospectus supplement which will be prepared separately for each series. Each trust will own a pool of retail installment contracts for the purchase of new or used automobiles or light-duty trucks.

THE SECURITIES:

    - will consist of asset-backed securities sold periodically in one or more series which may include one or more classes of notes and/or one or more classes of certificates;

    - will be paid only from the assets of the related trust;

    - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

    - may have one or more forms of credit enhancement; and

    - will be issued as part of a designated series that may include one or more classes with payment rights that are senior or subordinate to the rights of one or more of the other classes of securities.

                            ------------------------

    YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 7 OF THIS PROSPECTUS AND THE OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

    This prospectus may not be used to offer and sell any series of securities unless accompanied by the prospectus supplement for that series.

                        PROSPECTUS DATED AUGUST 8, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Important Notice About Information Presented in this
  Prospectus and the Accompanying Prospectus Supplement.....     iv

Prospectus Summary..........................................      1

Risk Factors................................................      7

  You must rely only upon payments from the trust's assets
    for repayment which may not be sufficient to make full
    payments on your securities.............................      7

  You may experience reduced returns on your investment
    resulting from prepayments on the contracts, repurchases
    of the contracts, liquidations of defaulted contracts
    and early termination of the trust......................      7

  Occurrence of events of default under the indenture may
    result in insufficient funds to make payments on your
    securities..............................................      8

  Paid-ahead simple interest contracts may affect the
    weighted average life of the securities.................      8

  The price at which you can resell your securities may
    decrease if the ratings of your securities decline......      9

  Subordination may cause some classes of securities to bear additional credit risk and does not ensure payment of
    the more senior classes of securities...................      9

  Future delinquency and loss experience of the contracts
    may vary substantially from the servicer's historical
    experience..............................................      9

  Interests of other persons in the contracts or the
    financed vehicles could reduce the funds available to
    make payments on your securities........................      9

  Limitations on enforceability of security interests in the financed vehicles may hinder the trust's ability to
    realize the value of the financed vehicles..............     10

  Contracts that fail to comply with consumer protection
    laws may be unenforceable, which may result in losses on
    your investment.........................................     10

  Repurchase obligation of the depositor and the seller
    provides you only limited protection against prior liens
    on the contracts........................................     11

  Bankruptcy of the obligors may reduce or delay collections on the contracts, and disposition of the financed
    vehicles relating to these or other defaulting obligors
    may be delayed or may not result in complete recovery of
    amounts due.............................................     11

  If bankruptcy court determines that the transfer of
    contracts from the originating dealers to the seller or
    from the seller to the depositor was not a true sale
    then payments on the contracts could be delayed
    resulting in losses or delays in payments on your
    securities..............................................     11

  If a bankruptcy court decides to consolidate the assets
    and liabilities of the depositor and the seller then
    payments on the contracts could be delayed resulting in
    losses or delays in payments on the securities..........     12

  Proceeds of the sale of contracts may not be sufficient to pay your securities in full; failure to pay principal on
    your securities will not constitute an event of default
    until maturity..........................................     12

  Commingling of collections could result in reduced
    payments to you.........................................     12

  You may not be able to resell your securities.............     12

                                                                PAGE
                                                              --------
  If the trust enters into a currency or an interest rate
    swap, payments on the securities will be dependent on
    payments made under the swap agreement..................     13

  The rating of a swap counterparty may affect the ratings
    of the securities.......................................     13

The Depositor...............................................     14

The Trusts..................................................     14

Use of Proceeds.............................................     16

The Trustee.................................................     16

The Seller and Originating Dealers..........................     17

  Seller....................................................     17

  Originating Dealers.......................................     17

The Servicer................................................     17

  General...................................................     17

  Underwriting and Origination..............................     18

  Insurance.................................................     20

  Collection Procedures.....................................     20

  Repossession..............................................     20

  Extensions................................................     21

  Year 2000.................................................     22

The Performance Guarantor...................................     22

The Contracts...............................................     22

Weighted Average Lives of the Securities....................     24

Factors and Trading Information.............................     25

Description of the Notes and Indenture......................     25

  General...................................................     25

  Payments..................................................     26

  Pro-Rata Pay/Subordinate Notes............................     26

  Variable Funding Note.....................................     26

  Optional Purchase of Contracts and Prepayment of Notes....     26

  The Indenture.............................................     27

Description of the Certificates.............................     32

  General...................................................     32

  Distributions.............................................     32

  Pro-Rata Pay/Subordinate Certificates.....................     32

  Optional Purchase of Contracts and Prepayment of
    Certificates............................................     33

  The Pooling and Servicing Agreement.......................     33

  Trust Accounts............................................     34

                                                                PAGE
                                                              --------
Information Regarding the Securities........................     34

  Interest Rates............................................     34

  Credit and Cash Flow Enhancement..........................     35

  Yield Supplement Account; Yield Supplement Agreement......     37

  Book-Entry Registration...................................     38

Description of the Transfer and Servicing Agreements........     42

  Sale and Assignment of Contracts by Seller................     42

  Transfer of Contracts by Depositor........................     43

  Representations and Warranties Made by the Seller and the
    Depositor...............................................     43

  Performance Guarantee.....................................     45

  Collection Account........................................     45

  Servicing.................................................     46

  List of Securityholders...................................     52

  Insolvency of Trust.......................................     52

  Payment of Notes..........................................     52

  Administration Agreement..................................     52

  Amendment.................................................     52

Legal Aspects of the Contracts..............................     53

  General...................................................     53

  Security Interests........................................     53

  Repossession..............................................     55

  Notice of Sale; Redemption Rights.........................     55

  Deficiency Judgments and Excess Proceeds..................     56

  Bankruptcy Considerations.................................     56

  Consumer Protection Laws..................................     57

  Other Limitations.........................................     58

Material Federal Income Tax Consequences....................     59

  General...................................................     59

  Owner Trusts..............................................     60

  Grantor Trusts............................................     71

  FASITs....................................................     77

ERISA Considerations........................................     80

Ratings of the Securities...................................     81

Plan of Distribution........................................     81

Legal Matters...............................................     82

Where You Can Find More Information.........................     82

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the securities in two separate documents that offer varying levels of detail:

    - this prospectus--which provides general information, some of which may not apply to a particular series of securities including your series, and

    - the accompanying prospectus supplement--which provides a summary of the specific terms of your series of securities.

    We have included cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further discussions. The table of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located.

    Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

    You should rely only on the information contained in this document, including the information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in the prospectus. We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus. If anyone makes such a representation to you, you should not rely on it.

                               PROSPECTUS SUMMARY

    The following is only a summary of selected information from the prospectus and provides a general overview of relevant terms of the securities. It does not contain all the information that may be important to you. You should read carefully this entire prospectus and the accompanying prospectus supplement to understand all of the terms of the offering. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the trusts and the issuance of the securities. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

    There are material risks associated with an investment in the securities. See "RISK FACTORS" in this prospectus and in the accompanying prospectus supplement for a discussion of factors you should consider before investing in the securities.

Trust..................................  For each series of securities, the depositor will form either a grantor trust or an owner trust.

                                         An owner trust will issue notes and/or certificates and
                                         will be formed by a trust agreement between the depositor
                                         and the trustee of the owner trust.

                                         A grantor trust will issue only certificates and will be
                                         formed by a pooling and servicing agreement among the
                                         depositor, the servicer and the trustee of the grantor
                                         trust.

Depositor..............................  Dealer Auto Receivables Corp., a wholly-owned subsidiary of Premier Auto Finance, L.P., will deposit the contracts
                                         into the trust.

Seller.................................  Premier Auto Finance, L.P. will sell the contracts to the depositor for deposit into the trust. The Auto Conduit
                                         Corporation, a wholly-owned subsidiary of Premier Auto
                                         Finance, Inc., is the sole general partner of the seller.

Originating Dealers....................  Automobile dealers who are, directly or indirectly, limited partners in the seller. The originating dealers
                                         originate the contracts in accordance with the
                                         underwriting standards set by Premier Auto Finance, Inc.
                                         under dealer agreements governing the assignment of the
                                         contracts to the seller. The seller acquires the contracts from the originating dealers in the ordinary course of its business pursuant to the dealer agreements.

Servicer...............................  Premier Auto Finance, Inc. will service the contracts unless otherwise specified in your prospectus supplement.

Performance Guarantor..................  Virginia Surety Company, Inc. will guarantee the performance of the seller's obligations under the purchase agreement relating to breaches of representations and
                                         warranties regarding the contracts. See "THE PERFORMANCE
                                         GUARANTOR" in this prospectus.

Trustee................................  The trustee of the trust for your series of securities will be identified in your prospectus supplement.

Indenture Trustee......................  If the trust issues notes, the trustee for the indenture pursuant to which the notes will be issued will be
                                         identified in your prospectus supplement.

Administrator..........................  Premier Auto Finance, Inc. will provide notices and perform other administrative functions of each trust
                                         issuing notes under an indenture.

The Securities.........................  A series of securities may include:

                                             - one or more of classes of notes which will be issued
                                               pursuant to an indenture; and/or

                                             - one or more classes of certificates, whether or not
                                               a class of notes is issued as part of the series.

Terms of the Securities................  Your prospectus supplement provides the particular terms of your class of notes and/or certificates, including:

                                             - the stated principal amount of each class of notes
                                               and the stated certificate balance of each class of
                                               certificates; and

                                             - the interest rate, which may be fixed, variable,
                                               adjustable or some combination of these rates, or
                                               method of determining the interest rate.

                                         The terms of a class of notes may differ from those of
                                         other classes of notes of the same series and the terms of a class of certificates may differ from those of other
                                         classes of certificates of the same series in one or more
                                         aspects, including:

                                             - timing and priority of payments;

                                             - seniority;

                                             - allocations of losses;

                                             - interest rate or formula for calculating the
                                               interest rate;

                                             - amount of interest or principal payments;

                                             - whether interest or principal will be payable to
                                               holders of the class if specified events occur;

                                             - the right to receive collections from designated
                                               portions of the contracts owned by the trust;

                                             - scheduled final payment date; and

                                             - the ability of holders of a class to direct the
                                               trustee to take specified remedies.

Trust Assets...........................  The property of each trust will primarily be a pool of contracts secured by new and used automobiles and
                                         light-duty trucks and amounts due or collected under the
                                         contracts on or after a cut-off date specified in your
                                         prospectus supplement and will include related assets
                                         including:

                                             - security interests in the financed vehicles;

                                             - proceeds from claims on insurance policies covering
                                               the financed vehicles or the obligors;

                                             - certain rebates of premiums and other amounts
                                               relating to insurance policies and other items
                                               financed under the contracts;

                                             - the rights of the depositor in the agreements
                                               identified in your prospectus supplement;

                                             - amounts deposited in bank accounts specified in your
                                               prospectus supplement; and

                                             - proceeds from liquidated assets, including
                                               repossessed vehicles.

The Contracts..........................  All of the contracts will be retail installment contracts originated directly by the seller or purchased by the
                                         seller from the originating dealers or other entities that finance the retail purchase of new and used automobiles
                                         and light-duty trucks.

                                         Your prospectus supplement provides information about:

                                             - the initial aggregate principal balance of the
                                               contracts transferred to the trust;

                                             - the number of contracts;

                                             - the average contract principal balance;

                                             - the geographical distribution of the contracts;

                                             - the distribution of the contracts by annual
                                               percentage rate;

                                             - the remaining term of the contracts;

                                             - the weighted average remaining term of the
                                               contracts; and

                                             - the weighted average annual percentage rate on the
                                               contracts.

Mandatory Purchase of a Contract.......  The depositor will make representations and warranties regarding the contracts when it transfers the contracts to the trust, and the seller will make representations and
                                         warranties regarding the contracts when it sells the
                                         contracts to the depositor. In the event of an uncured
                                         breach of any of these representations that materially and adversely affects the trust's or securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract
                                         from the trust and the seller will be obligated to
                                         repurchase the contract from the depositor. See
                                         "DESCRIPTION OF THE TRANSFER AND SERVICING
                                         AGREEMENTS--REPRESENTATIONS AND WARRANTIES MADE BY THE
                                         SELLER AND THE DEPOSITOR" in this prospectus and "WEIGHTED
                                         AVERAGE LIVES OF THE SECURITIES" in your prospectus
                                         supplement.

Credit And Cash Flow Enhancement.......  The depositor may arrange for protection from losses to one or more classes of the securities. Credit enhancement
                                         may include:

                                             - a cash collateral account;

                                             - a financial guaranty insurance policy;

                                             - subordination of one or more other classes of
                                               securities;

                                             - one or more reserve funds;

                                             - over-collateralization;

                                             - letters of credit or other credit or liquidity
                                               facilities;

                                             - surety bonds;

                                             - guaranteed investment contracts;

                                             - repurchase obligations;

                                             - cash deposits;

                                             - third party payments or other support; or

                                             - other arrangements which may become suitable in
                                               light of credit enhancement practices or
                                               developments in the future.

                                         In addition, the depositor may develop and include in the
                                         trusts features designed to ensure the timely payment of
                                         amounts owed to you. These cash flow enhancement features
                                         may include any one or more of the following:

                                             - yield supplement agreements;

                                             - liquidity facilities;

                                             - cash deposits;

                                             - third party payments or other support; or

                                             - other arrangements which may become suitable in
                                               light of cash flow enhancement practices or
                                               developments in the future.

                                         Your prospectus supplement will describe the specific
                                         terms of any credit or cash flow enhancement applicable to your securities.

Servicing; Servicing Fee...............  The servicer will be responsible for servicing, managing and administering the contracts and financed vehicles, and maintaining custody of, enforcing and making collections
                                         on the contracts.

                                         The trust will pay the servicer a monthly fee equal to a
                                         percentage of the aggregate principal balance of the
                                         contracts as of the last day of the second calendar month
                                         preceding the month in which that payment date falls. The
                                         fee will be payable out of amounts received on the
                                         contracts.

                                         The servicer will also receive additional servicing
                                         compensation in the form of investment earnings on certain bank accounts of the trust and late fees, prepayment fees
                                         and other administrative fees and expenses or similar
                                         charges received in respect of the contracts by the
                                         servicer during that month. See "DESCRIPTION OF

                                         THE TRANSFER AND SERVICING
                                         AGREEMENTS--SERVICING--SERVICING COMPENSATION AND PAYMENT
                                         OF EXPENSES" in this prospectus.

Advances...............................  The servicer may be obligated to advance interest that is due but unpaid by the obligor. In addition, the servicer
                                         may be obligated to advance principal of any contracts
                                         that are classified as "PRECOMPUTED CONTRACTS" rather than as "SIMPLE INTEREST CONTRACTS". You should refer to "THE
                                         CONTRACTS" for a description of precomputed contracts and
                                         simple interest contracts. The servicer will not be
                                         obligated to make any advance if it determines that it
                                         will not be able to recover an advance from an obligor.
                                         The trust will reimburse the servicer for the advances it
                                         has made from late collections on the contracts for which
                                         it has made advances or from collections generally if the
                                         servicer determines that a contract as to which it has
                                         made an advance is a defaulted contract.

                                         Your prospectus supplement will describe the nature of the servicer's obligation to make advances to the trust and
                                         the reimbursement of those advances.

                                         You should refer to "DESCRIPTION OF THE TRANSFER AND
                                         SERVICING AGREEMENTS--SERVICING--ADVANCES" in this
                                         prospectus for more detailed information on advances and
                                         reimbursement of advances.

Optional Purchase of Contracts.........  Once the aggregate principal balance of the securities is equal to or less than 10% of the initial aggregate
                                         principal balance of the contracts, the seller, at its
                                         option, may repurchase all of the contracts held by the
                                         trust. Upon such a purchase, the securities of that trust
                                         will be prepaid in full. See "DESCRIPTION OF THE NOTES AND
                                         INDENTURE--OPTIONAL PURCHASE OF CONTRACTS AND PREPAYMENT
                                         OF NOTES" and "DESCRIPTION OF THE CERTIFICATES--OPTIONAL
                                         PURCHASE OF CONTRACTS AND PREPAYMENT OF CERTIFICATES" in
                                         this prospectus.

TAX STATUS:
Grantor Trusts.........................  If your prospectus supplement specifies that the related trust will be treated as a "grantor trust," Winston &
                                         Strawn, as counsel to the trust, is of the opinion that:

                                             - the trust will be treated as a grantor trust for
                                               federal income tax purposes and not as an
                                               "ASSOCIATION" or "PUBLICLY-TRADED PARTNERSHIP"
                                               taxable as a corporation; and

                                             - each certificateholder will be treated as the owner
                                               of a pro rata undivided interest in the income and
                                               assets of the trust.

Owner Trusts...........................  If your prospectus supplement specifies that the related trust will be treated as an "owner trust":

                                         1. Winston & Strawn is of the opinion that:

                                             - the notes will be characterized as debt for federal
                                               income tax purposes; and

                                             - the owner trust will not be characterized as an
                                               "ASSOCIATION" or "PUBLICLY-TRADED PARTNERSHIP"
                                               taxable as a corporation;

                                         2. by purchasing a note, you will agree to treat your note as debt for federal, state and local income tax
                                           purposes; and

                                         3. by purchasing a certificate, you will agree to treat
                                           the owner trust as a partnership in which you are a
                                           partner for federal, state and local income tax
                                           purposes.

                                         You should refer to "MATERIAL FEDERAL INCOME TAX
                                         CONSEQUENCES" in this prospectus and your prospectus
                                         supplement for more detailed information on the
                                         application of federal income tax laws and consult your
                                         tax advisor about the federal income tax consequences of
                                         purchasing, owning and disposing of notes and/ or
                                         certificates, and the tax consequences in any state or
                                         other taxing jurisdiction.

FASITs.................................  If your prospectus supplement specifies that an election will be made for the trust to be treated as a "financial
                                         asset securitization investment trust," or FASIT, Winston
                                         & Strawn is of the opinion that, assuming timely filing of a FASIT election and compliance with the terms of the
                                         governing documents, the trust, or one or more segregated
                                         pools of trust assets, will qualify as one or more FASITs.

                                  RISK FACTORS

    The following risk factors and the risk factors in your prospectus supplement describe the principal risk factors relating to an investment in the securities. You should carefully consider the following risk factors and the additional risk factors described in the section captioned "RISK FACTORS" in your prospectus supplement before you invest in any class of securities.

YOU MUST RELY ONLY UPON PAYMENTS FROM THE TRUST'S ASSETS FOR REPAYMENT WHICH MAY
  NOT BE SUFFICIENT TO MAKE FULL PAYMENTS ON YOUR SECURITIES

    The securities represent interests solely in the trust or indebtedness of the trust and will not be insured or guaranteed by the originating dealers, the seller, the performance guarantor, the servicer, the depositor, or any of their respective affiliates, or the related trustee or any other person or entity. The only source of payment on your securities are payments received on the contracts held by the trust and credit enhancement, if any, for your securities. If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the proceeds from the sale of the related financed vehicle and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the financed vehicle may decline faster than the amounts due on the contract, the trust may not recover the entire amount due on the contract. Your prospectus supplement may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and if the credit enhancement is exhausted, you will be paid solely from current distributions on the contracts.

YOU MAY EXPERIENCE REDUCED RETURNS ON YOUR INVESTMENT RESULTING FROM PREPAYMENTS
  ON THE CONTRACTS, REPURCHASES OF THE CONTRACTS, LIQUIDATIONS OF DEFAULTED CONTRACTS AND EARLY TERMINATION OF THE TRUST

    A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause a trust to pay principal on your securities sooner than you expected. Also, a trust may pay principal on your securities sooner than you expected if the depositor or servicer repurchase contracts from the trust. You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your securities; therefore, the ultimate return you receive on your investment in the securities may be less than the return you expected on the securities.

    The contracts included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The depositor will be required to repurchase a contract from the trust if a breach of its representations and warranties relating to that contract materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract. In that event, the seller, or the performance guarantor in the event of the seller's nonperformance, will be obligated to repurchase the contract from the depositor. In addition, the servicer will be required to purchase contracts from the trust if it breaches certain covenants with respect to those contracts. The seller may purchase all remaining contracts from the trust when the outstanding aggregate principal balance of the securities is 10% or less of the initial aggregate principal balance of the contracts as of the related cut-off date.

    The depositor cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the securities. The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

    - changes in customer requirements;

    - the level of interest rates;

    - the level of casualty losses; and

    - the overall economic environment.

    The depositor cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. The depositor cannot predict the actual rates of prepayments which will be experienced on the contracts. However, your prospectus supplement may present information as to the principal balances of the securities remaining on each payment date under several hypothetical prepayment rates. You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on the securities. See "WEIGHTED AVERAGE LIVES OF THE SECURITIES" in your prospectus supplement.

    We expect that the final payment of each class of securities will occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its scheduled final payment date, an event of default will occur under the related indenture and final payment of that class of notes will occur later than that date.

OCCURRENCE OF EVENTS OF DEFAULT UNDER THE INDENTURE MAY RESULT IN INSUFFICIENT
  FUNDS TO MAKE PAYMENTS ON YOUR SECURITIES

    If a trust fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on any notes within five days of the due date, the indenture trustee or the holders of more than 50% of the aggregate amount of notes or the class or the classes of notes described in your prospectus supplement may declare the entire amount of the notes to be due immediately. If this happens, the holders of more than 50% of the aggregate amount of notes or the class or classes of notes described in your prospectus supplement may direct the indenture trustee to sell the contracts and prepay the notes. In such event, there may not be sufficient funds to pay all of the classes of securities in full.

PAID-AHEAD SIMPLE INTEREST CONTRACTS MAY AFFECT THE WEIGHTED AVERAGE LIFE OF THE
  SECURITIES

    If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the securities could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract. Obligors are generally not required to make any scheduled payments during the period for which it was paid-ahead. During this period, interest will continue to accrue on the contract principal balance, but the contract would not be considered delinquent. Although the servicer may be required to make interest advances during this paid-ahead period, the servicer will not be required to make principal advances. Furthermore, when the obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

    Generally paid-ahead payments shorten the weighted average lives of the securities when the paid-ahead amount is applied to the payment of principal on the securities; however, in certain circumstances the weighted average lives of the securities may be extended. In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer, therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

    The seller's portfolio of contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. We cannot predict the number of contracts which may become paid-ahead simple interest contracts or the amount of scheduled payments which may be paid ahead.

THE PRICE AT WHICH YOU CAN RESELL YOUR SECURITIES MAY DECREASE IF THE RATINGS OF
  YOUR SECURITIES DECLINE

    At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the securities of the trust in one of the four highest rating categories A security rating is not a recommendation to buy, sell or hold the securities. A rating will reflect the rating agency's assessment of the likelihood that the holders of the securities will receive the payments of interest on the securities on each payment date and the payment of principal on the final scheduled payment date. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. At any time, these rating agencies may lower their respective ratings of the securities or withdraw their ratings entirely. If a rating assigned to any security is lowered or withdrawn for any reason, you may not be able to resell your securities or you may be able to resell them only at a substantial discount. For more detailed information regarding the ratings assigned to the securities, see "RATINGS OF THE SECURITIES" in this prospectus and "RATINGS OF THE SECURITIES" or "RATINGS OF THE CERTIFICATES" in your prospectus supplement.

SUBORDINATION MAY CAUSE SOME CLASSES OF SECURITIES TO BEAR ADDITIONAL CREDIT
  RISK AND DOES NOT ENSURE PAYMENT OF THE MORE SENIOR CLASSES OF SECURITIES

    A trust may pay interest and principal on some classes of securities prior to paying interest and principal on other classes of securities. The subordination of some classes of securities to others means that the subordinated classes of securities are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of securities.

    The more senior classes of securities could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of securities.

    Your prospectus supplement will describe any subordination provisions applicable to your securities.

FUTURE DELINQUENCY AND LOSS EXPERIENCE OF THE CONTRACTS MAY VARY SUBSTANTIALLY
  FROM THE SERVICER'S HISTORICAL EXPERIENCE

    We will present the historical delinquency and loss experience of the portfolio of contracts originated directly or purchased by the seller and serviced by the servicer in your prospectus supplement. However, the actual results for the contracts transferred to your trust could be substantially worse. If so, you may not receive interest and principal payments on your securities in the amounts and at the times you expect.

INTERESTS OF OTHER PERSONS IN THE CONTRACTS OR THE FINANCED VEHICLES COULD
  REDUCE THE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES

    Another person could acquire an interest in a contract that is superior to that of the trust because the servicer will retain possession of the contracts and the contracts will not be segregated or marked as belonging to the trust. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the trust's interest, that person will acquire an interest in the contracts superior to the interest of the trust and some or all of the collections on the contracts may be not available to make payments on the securities.

    Another person could acquire an interest in a financed vehicle that is superior to that of the trust because of the failure to identify the trust as the secured party on the related certificate of title. The seller will assign its security interests in the financed vehicles to the depositor, and the depositor will assign its security interests in the financed vehicles to the trust. The seller's assignment to the depositor, and the depositor's subsequent assignment to the trust, are subject to state vehicle registration laws. These registration laws require that the secured party's name appear on the certificate or similar registration of title in order for the secured party's security interest to be perfected. To facilitate servicing and reduce administrative costs, the servicer will continue to hold the certificates of title or ownership for the vehicles and will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. As a result, the trust may not have a perfected security interest in the financed vehicles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed vehicles to the trust. In addition, because the trust will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error.

    The holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest in the financed vehicles. The trust may lose its security interest in a financed vehicle confiscated by the government.

    In the event that the trust must rely upon repossession and sale of the financed vehicle securing a defaulted contract to recover amounts due on the defaulted contract, the trust's ability to realize upon the financed vehicle would be limited by the failure to have a perfected security interest in the related financed vehicle or the existence of a senior security interest in the related financed vehicle. In this event, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors. See "LEGAL ASPECTS OF THE CONTRACTS-- SECURITY INTERESTS" in this prospectus.

LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE FINANCED VEHICLES MAY
  HINDER THE TRUST'S ABILITY TO REALIZE THE VALUE OF THE FINANCED VEHICLES

    State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to make payments on your securities. Under these state law limitations:

    - some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession; and

    - the obligor may have the right to redeem collateral for its obligations prior to or after the actual sale by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

CONTRACTS THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY BE
  UNENFORCEABLE, WHICH MAY RESULT IN LOSSES ON YOUR INVESTMENT

    The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the securities could be delayed or reduced. See "LEGAL ASPECTS OF THE CONTRACTS--CONSUMER PROTECTION LAWS" in this prospectus.

    Each of the depositor and seller will make representations and warranties relating to the contracts' compliance with these laws and the enforceability of the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller, or the performance guarantor in the event of the seller's nonperformance, will be required to repurchase the contract from the depositor. There can be no assurance that the depositor, the seller or the performance guarantor will be able to repurchase a contract at the time when it is asked to do so.

REPURCHASE OBLIGATION OF THE DEPOSITOR AND THE SELLER PROVIDES YOU ONLY LIMITED
  PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS

    Federal or state law may grant liens on contracts that have priority over the trust's interest. If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed vehicle available to the trust will be reduced. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the trust. Such a tax lien would have priority over the interest of the trust in the contracts.

    The seller will warrant to the depositor, and the depositor will warrant to the trust, that there are no prior liens on the contracts. In addition, the seller will warrant to the depositor, and the depositor will warrant to the trust, that it will not grant any lien on the contracts. If those warranties are not true as to any contract and the breach materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller, or the performance guarantor in the event of the seller's nonperformance, will be required to repurchase the contract from the depositor. There can be no assurance that the depositor, the seller or the performance guarantor will be able to repurchase a contract at the time when it is asked to do so.

BANKRUPTCY OF THE OBLIGORS MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS AND
  DISPOSITION OF THE FINANCED VEHICLES RELATING TO THESE OR OTHER DEFAULTING OBLIGORS MAY BE DELAYED OR MAY NOT RESULT IN COMPLETE RECOVERY OF AMOUNTS DUE

    Bankruptcy and insolvency laws affect the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings. Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts. For example, if the obligor becomes bankrupt or insolvent, the trust may need the permission of a bankruptcy court to obtain and sell its collateral. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for the securities is insufficient.

IF A BANKRUPTCY COURT DETERMINES THAT THE TRANSFER OF CONTRACTS FROM THE
  ORIGINATING DEALERS TO THE SELLER OR FROM THE SELLER TO THE DEPOSITOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE DELAYED RESULTING IN LOSSES OR DELAYS IN PAYMENTS ON YOUR SECURITIES

    If an originating dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the trust might be subject to the automatic stay provisions of the United States bankruptcy code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the trust may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originating dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originating dealer or the seller were to file for reorganization under Chapter 11 of the bankruptcy code. Any of these actions could result in losses or delays in payments on your securities. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. See "LEGAL ASPECTS OF THE CONTRACTS--BANKRUPTCY CONSIDERATIONS."

IF A BANKRUPTCY COURT DECIDES TO CONSOLIDATE THE ASSETS AND LIABILITIES OF THE
  DEPOSITOR AND THE SERVICER OR THE SELLER THEN PAYMENTS ON THE CONTRACTS COULD BE DELAYED RESULTING IN LOSSES OR DELAYS IN PAYMENTS ON THE SECURITIES

    If the servicer or the seller became a debtor in a bankruptcy case, the servicer or the seller, as the case may be, or a creditor or party acting as debtor-in-possession of the servicer or the seller could request a bankruptcy court to order that the assets and liabilities of the servicer or the seller, as the case may be, be substantially consolidated with the depositor's assets and liabilities. If the bankruptcy court did consolidate the assets and liabilities of the servicer or the seller and depositor, delays and possible reductions in the amounts of distributions on the securities could occur. See "LEGAL ASPECTS OF THE CONTRACTS--BANKRUPTCY CONSIDERATIONS."

PROCEEDS OF THE SALE OF CONTRACTS MAY NOT BE SUFFICIENT TO PAY YOUR SECURITIES
  IN FULL; FAILURE TO PAY PRINCIPAL ON YOUR SECURITIES WILL NOT CONSTITUTE AN EVENT OF DEFAULT UNTIL MATURITY

    If so directed by the holders of the requisite percentage of outstanding notes of a series issued by a trust following an acceleration of the notes upon an event of default, the indenture trustee will sell the contracts owned by the trust in certain circumstances. However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your securities in full. In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any. The failure to pay principal of your securities generally will not result in the occurrence of an event of default until the final scheduled payment date for your securities. See "DESCRIPTION OF THE NOTES AND INDENTURE--THE INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in this prospectus.

COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU

    If permitted by the rating agencies rating the securities, the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the securities. If the servicer does not pay these amounts to the trust when required to do so, the trust may be unable to make the payments owed on your securities. In the event the servicer becomes a debtor in a bankruptcy case, the trust may not have a perfected security interest in these collections. In that case, you may suffer losses on your investment.

YOU MAY NOT BE ABLE TO RESELL YOUR SECURITIES

    There is currently no public market for the securities and we cannot assure you that one will develop. Thus, you may not be able to resell your securities at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the securities but they are not obligated to do so. We cannot predict whether there will be a secondary market for these types of securities or if one develops, how liquid it would be.

IF THE TRUST ENTERS INTO A CURRENCY OR AN INTEREST RATE SWAP, PAYMENTS ON THE
  SECURITIES WILL BE DEPENDENT ON PAYMENTS MADE UNDER THE SWAP AGREEMENT

    If the trust enters into a swap agreement, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement, whether the swap agreement is legally enforceable and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments owed on your securities when due, if ever.

THE RATING OF A SWAP COUNTERPARTY MAY AFFECT THE RATINGS OF THE SECURITIES

    If a trust enters into a swap, the rating agencies that rate the trust's securities will consider the provisions of the swap agreement and the rating of the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty, it may downgrade the rating of the securities. In such an event, you may not be able to resell your securities or you may be able to resell them only at a substantial discount.

                                 THE DEPOSITOR

    The depositor is Dealer Auto Receivables Corp., a corporation organized under the laws of the State of Delaware in February 2000. Premier Auto Finance, L.P. owns all of the depositor's issued and outstanding stock. The principal executive offices of the depositor are located at 230 West Monroe Street, Chicago, Illinois 60606 (telephone number (312) 456-1250).

    Premier Auto Finance, Inc. formed the depositor, solely for the transactions described in this prospectus and other similar transactions. Under the depositor's certificate of incorporation, the depositor is permitted to engage only in the following activities:

    - acquiring contracts, interests in pools of contracts and the interests of the seller in financed vehicles and other related property;

    - transferring and conveying the contracts and security interests in the related financed vehicles to the trusts;

    - issuing and selling notes, certificates or other securities secured by or representing interests in pools of contracts and related property;

    - executing and performing obligations under the relevant agreements regarding the formation of the trusts and the transfer and servicing of the pools of contracts and related property;

    - holding or transferring securities issued by the trusts;

    - investing proceeds from the sale of securities; and

    - engaging in other transactions, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental or connected to the foregoing.

    The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any trust and the issuance of the related series of securities issued by the trust. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of securities.

                                   THE TRUSTS

    The depositor will establish each trust pursuant to a trust agreement or a pooling and servicing agreement for the transactions described in this prospectus. Each trust will be a common law trust or a statutory business trust. Each trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the trust.

    On or before the date of the initial issuance of any securities by a trust, the seller will sell the pool of contracts and the related property to the depositor pursuant to a purchase agreement and the depositor will transfer the pool of contracts and the related property to the trust in exchange for the securities issued by the trust pursuant to a sale and servicing agreement or a pooling and servicing agreement.

    To the extent provided in the prospectus supplement, the depositor may convey additional contracts to the trust after the closing date as frequently as daily during a funding period, not to exceed 90 days, specified in the prospectus supplement. A trust will purchase any contracts subsequently added to the trust with amounts deposited in a pre-funding account on the closing date. Any subsequent contracts will be required to conform to the requirements described in the applicable prospectus supplement. Any subsequent contracts will also be assets of trust. Any funds remaining on deposit in a pre-funding account at the end of the funding period will be used to make a payment or distribution of principal on the securities issued by the trust.

    To the extent provided in the prospectus supplement, all or a portion of the principal collected on the contracts may be applied by the trustee to the acquisition of subsequent contracts during a period specified in the prospectus supplement rather than used to make or distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a "REVOLVING PERIOD", which will be followed by an "AMORTIZATION PERIOD", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

    The property of each trust, as further specified in your prospectus supplement, will consist of:

    - the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

    - amounts that may be held in separate trust accounts maintained by the trustee or the indenture trustee for the trust, including any reserve fund or yield supplement account;

    - security interests in the financed vehicles securing the contracts and any related property;

    - rights with respect to any repossessed financed vehicles;

    - the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

    - the seller's rights against the originating dealers under the dealer agreements and against other third parties under the agreements pursuant to which the seller purchased the contracts;

    - certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

    - the depositor's rights against the seller under the purchase agreement pursuant to which the seller sold the pool of contracts to the depositor and against the performance guarantor under the performance guarantee pursuant to which the performance guarantor guaranteed the seller's obligations under the purchase agreement;

    - the right to receive payments from the depositor obligated to repurchase contracts which do not meet specified representations made by depositor in the sale and servicing agreement or the pooling and servicing agreement;

    - the trust's rights against the servicer under the transfer and servicing agreements;

    - credit or cash flow enhancement for the securities specified in the applicable prospectus supplement; and

    - all proceeds of the foregoing.

    The property of a trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. If the property of the trust issuing your securities includes any of these types of assets, additional information concerning them will be provided to you in your prospectus supplement.

    If the trust issues notes, the trust will pledge its assets to the indenture trustee for the benefit of the noteholders to secure its obligations under the notes.

    No trust will engage in any business activity other than:

    - issuing notes and/or ownership interests in the trust;

    - purchasing contracts, security interests in the related financed vehicles and related property;

    - holding and dealing with assets of the trust;

    - making payments on the securities it issued;

    - entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, sale and servicing agreement, indenture, contracts and related documents, as the case may be; and

    - matters incidental to the foregoing.

    The assets of a trust will be separate from the assets of all other trusts created by the depositor. Accordingly, the assets of one trust will not be available to make payments on the securities issued by any other trust.

                                USE OF PROCEEDS

    The proceeds from the sale of the securities of each trust, after funding a portion of the cash collateral account or other form of credit enhancement and paying the expenses of the depositor, will be used by the depositor to pay the purchase price due to Premier Auto Finance, L.P., as seller pursuant to the purchase agreement.

                                  THE TRUSTEE

    The depositor will specify the trustee for each trust and, if the trust is issuing notes, the indenture trustee under the indenture in the applicable prospectus supplement. The trustee's or the indenture trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations set forth in the related trust agreement, pooling and servicing agreement, sale or servicing agreement or indenture, as applicable. A trustee may resign at any time, in which event, the depositor will be obligated to appoint a successor. An indenture trustee may resign at any time, in which event, the trust or the administrator, on the trust's behalf, will be obligated to appoint a successor. A trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related pooling and servicing agreement or trust agreement may be removed by the depositor. An indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture may be removed by the trust or the administrator, on the trust's behalf. In those circumstances, the servicer or the administrator, as the case may be, will be obligated to appoint a successor. Any resignation or removal of a trustee will not become effective until acceptance of the appointment of a successor trustee.

    In addition, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

    Each of the trustee and the indenture trustee and any of its respective affiliates may hold securities in its own name or as a pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the related trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust.

    You will find the addresses of the principal offices of the trust and the trustee in your prospectus supplement.

                       THE SELLER AND ORIGINATING DEALERS

SELLER

    Premier Auto Finance, L.P. is a limited partnership formed in the State of Illinois in November 1992. The seller's principal executive offices are located at 230 West Monroe Street, Chicago, Illinois 60606 (telephone number
(312) 456-1300). The Auto Conduit Corporation ("TACC"), a wholly-owned subsidiary of Premier Auto Finance, Inc., is the sole general partner of the seller. Each limited partner of the seller is a dealer group consisting of a single automobile dealership or related group of automobile dealerships and/or persons or entities associated with or controlling such dealership or group.

    Each limited partner is required to make an equity contribution to the seller in exchange for its limited partnership interest. The seller utilizes the capital contributions, together with other funds, to purchase retail installment contracts relating to the sale of new and used automobiles and light-duty trucks that have been originated by dealerships affiliated with the limited partners or by other third parties that finance the purchase of new or used automobiles and light-duty trucks. In addition, the seller may originate contracts directly. All of the contracts are originated in accordance with Premier Auto Finance, Inc.'s underwriting standards and procedures discussed below under "THE SERVICER-- UNDERWRITING AND ORIGINATION."

ORIGINATING DEALERS

    The originating dealers consist of automobile dealerships located throughout the United States. The originating dealers finance the retail purchase of new and used automobiles and light-duty trucks through installment contracts and retain a security interest on the financed vehicles. All of the contracts are originated in accordance with Premier Auto Finance, Inc.'s underwriting standards and procedures discussed below under "THE SERVICER--UNDERWRITING AND ORIGINATION." Each originating dealer will transfer the contracts and related interests to the seller pursuant to a dealer agreement with the seller that governs the transfer of the contracts. As of June 30, 2000, approximately 1400 originating dealers had transferred contracts to the seller.

    In each dealer agreement, the applicable originating dealer makes the following representations and warranties, among others, regarding each contract and financed vehicle transferred to the seller:

    - the contract is a legal, valid and binding payment obligation of the obligor enforceable against the obligor in accordance to its terms;

    - the contract is secured by a first priority perfected security interest in the financed vehicle; and

    - the originating dealer has no knowledge that any information provided by the obligor to the seller is false or misleading.

    In the event of a breach of any representation or warranty with respect to a contract, the originating dealer is obligated to repurchase the contract from the seller.

                                  THE SERVICER

GENERAL

    Premier Auto Finance, Inc. will manage and service the contracts held by each trust.

    Premier Auto Finance, Inc. was incorporated in Delaware in October 1990. The servicer is a wholly-owned indirect subsidiary of Virginia Surety Company, Inc. The servicer's principal executive offices are located at 230 West Monroe Street, Chicago, Illinois 60606 (telephone number (312) 456-1300). Its nationwide servicing center is located at 5050 North Broadway, Chicago, Illinois 60640 (telephone number 800-346-9737).

UNDERWRITING AND ORIGINATION

    The servicer, subject to TACC's oversight, provides all administrative, credit underwriting, collection and accounting services for the contracts originated by the dealers and acquired by the seller. Premier Auto
Finance, Inc. underwrites motor vehicles contracts on behalf of the seller. Only Premier Auto Finance, Inc.'s standards and procedures are utilized in underwriting the contracts. With respect to contracts originated by dealers, Premier Auto Finance, Inc. does not "reunderwrite" the purchased contracts. Instead, the applicable dealer submits an application by facsimile to the servicer at one of its two regional offices located in Chicago, Illinois and Fairport, New York. A contract processor then enters the information from the application into the servicer's computer system.

    The application of each potential obligor is evaluated individually based upon uniform underwriting standards developed by Premier Auto Finance, Inc. Upon completion of its review, the servicer notifies the applicable originating dealer as to its credit evaluation. If approved, the applicant determines whether to utilize Premier Auto Finance, L.P. as its source of financing. The servicer's underwriting standards are intended to assess a potential obligor's ability to repay all amounts due under the contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the contract application. The material credit information required for the contract application includes the applicant's real time credit history obtained from a third party credit bureau reporting agency, income, deposit accounts, liabilities, employment history and a description of the financed vehicle intended to secure the contract. The material criteria considered in evaluating the individual applications are:

    - Auto-enhanced credit bureau score;

    - The obligor's payment history based on information known directly by the servicer or provided by various credit reporting agencies with respect to present and past debt;

    - A debt service to gross monthly income ratio test;

    - Collateral protection based on the loan to value ratio, taking into account the age, type and market value of the financed vehicle and the term of the contract; and

    - Stability of the obligor with specific regard to the obligor's length of residence, occupation, length of employment and whether the obligor rents or owns.

    The servicer uses consumer reporting agency scores or credit bureau scores to assist in the underwriting process. The credit bureau score is a factor in evaluating credit risk and provides the primary basis for a decision. The servicer's standard guidelines permit retail installment contracts with credit bureau scores of 570 and above to be underwritten. A credit analyst reviews each application, taking into account the applicable credit score and the other criteria set forth above, except for approximately 25% of applications which are automatically approved upon satisfaction of higher thresholds in respect of the above referenced approval criteria or which are automatically denied upon failure to satisfy the servicer's minimum thresholds in respect of the above-referenced approval criteria. A large majority of the automatic decisions are denials. The underwriting and consumer reporting agency scores are intended to provide a basis for lending decisions, but are not meant to supersede the judgment of the credit analyst in weighing and considering all the above-referenced approval criteria.

    On occasion, the servicer approves contract applications at variance with its standard credit guidelines. However, to gain approval, a contract application that does not comply with all of the guidelines must have strong compensating factors that demonstrate the ability of the potential obligor to pay all amounts due under the contract. If an application for a contract is approved after failing to comply with the servicer's guidelines, the approval generally occurs because the credit analyst has conditioned the purchase of the contract on additional requirements, such as a larger down payment, a reduction in the term of the financing or the addition of a co-applicant to the contract. However, the servicer does not revise or recalculate the obligor's credit score to reflect the strength of a co-applicant.

    After review of an application, a credit analyst or manager notifies the applicable dealer as to whether the application has been approved (subject to the receipt of the required documentation), denied or is the subject of a counter-offer. If the response to the dealer includes a counter-offer from Premier Auto Finance, Inc. (which can include an additional down payment, a reduction in the term of the financing, or the addition of a co-applicant to the contract), those stipulations become a condition of the approval. Subsequent to approval, if the seller is the chosen source of financing, the servicer will obtain the necessary documentation for processing the contract, consisting of the following:

    - A credit application;

    - The only original of the executed contract;

    - An agreement by the obligor to provide insurance naming the seller as loss payee;

    - Title application or guarantee of title;

    - An application for registration;

    - A co-signer notification (if applicable);

    - Documentary support for any supplemental warranty purchased with respect to the financed vehicle;

    - Acceptable vehicle valuation documentation consisting of the dealer invoice or sticker for new cars and reference to the most recently published National Automobile Dealers Association Used Car Price Guide or other comparable price guide such as Black Book or Kelly Blue Book, based on year, make and model of the related financed vehicle for used cars; and

    - Any other required documentation.

    Once the appropriate documentation is obtained for funding, the file relating to the contract is forwarded to a contract processor for a pre-funding audit. The contract processor then audits the documents for completeness and consistency with the application, providing final approval for purchase of the contract once these requirements have been satisfied.

    The amount advanced pursuant to the underwriting guidelines for a contract is determined by the applicant's bureau score and credit analyst's review. For purposes of determining the advance rate, the servicer segregates applicants into four tiers based on their credit scores. Each tier has a limit on advance ratios and has certain down payment requirements. Higher tiers require lower advance rates or higher down payments or both. The amount advanced is a percentage of the dealer's invoice for a new vehicle or the "Trade In" value stated in a commonly utilized used car price guide for a used vehicle in each case plus taxes and title and license fees on the financed vehicle averaging an additional 7%.

    However, the amount advanced under a contract may be less, or in limited circumstances more, than the maximum permissible amount due to a number of factors, including down payment requirements, trade-in equity and credit score. In addition, in connection with the financing of a new or used vehicle, the seller will also finance accessories, extended service contracts and other insurance products under a contract. Although the advance rate for each contract in its serviced portfolio is not specifically tracked, the servicer estimates that the average advance rate of the contracts is less than 100%. In those limited circumstances in which the amount advanced exceeds the maximum permissible amount, such amount generally does not exceed 130% of the maximum permissible amount.

    The servicer performs detailed analyses of its portfolio of contracts to evaluate the effectiveness of its credit guidelines and scoring process. If external economic factors, credit delinquency levels or credit loss levels change, credit guidelines are adjusted to maintain a level of asset quality deemed acceptable by management. Each day, the credit manager and credit supervisors review a group of contracts to ensure that credit analysts are following established policies and procedures. In addition, the servicer randomly reviews, on a monthly basis, the quality of the contracts to ensure compliance with established policies and procedures. In accordance with its reasonable business judgment, the servicer's credit underwriting standards may change at any time.

INSURANCE

    The contracts require obligors to maintain insurance coverage, including comprehensive fire, theft and collision coverage, insuring the financed vehicle in an amount at least equal to the financed vehicle's fair market value. The originating dealers are responsible for ensuring that each obligor obtains proper insurance coverage and that the seller is named as loss payee. The servicer does not systematically track whether insurance coverage remains in effect after the seller has acquired a contract from an originating dealer. The servicer does not "force place" insurance when it discovers that a financed vehicle is not insured.

    In the event that an obligor fails to maintain any required insurance and this failure results in a loss under a contract which is not covered by the credit enhancement available for your securities, you could suffer a loss on your investment.

COLLECTION PROCEDURES

    The servicer has established a comprehensive set of collection policies and procedures. These policies and procedures utilize a computerized collection system to assist in collection efforts and the prompt investigation and evaluation of the causes of any delinquency. The computerized collection system provides relevant obligor information, including the obligor's current address, phone number, contract information and other records of contacts. The collection system allows the servicer's collection personnel to record notes regarding the account and facilitates review of collection personnel activity. The information provided by the collection system allows the servicer to modify its priorities regarding which obligors to contact and provides extensive reports concerning contract delinquencies.

    The servicer categorizes contracts into one of four tiers based on the credit score of the obligor. Tier 1 obligors have higher credit scores and are lower risks. Conversely, Tier 4 obligors have lower credit scores and are generally higher risks. The servicer sends payment booklets to all Tier 1, Tier 2 and Tier 3 obligors and sends a monthly "advice of payment" or invoice to all Tier 4 obligors.

    The servicer performs collection activities with respect to delinquent contracts, including the prompt investigation and evaluation of the causes of the delinquency. The servicer considers a contract to be delinquent when the obligor makes any payment that is less than 95% of a scheduled monthly payment. The servicer collects overdue payments using several different methods, including telephone calls and mailings. Different collection strategies are utilized depending on the particular risk level of an obligor. Generally, the number of days before the servicer commences its collection strategies is greater for low risk obligors than in the case of high risk obligors. The servicer uses an automated outbound phone system to call past due obligors at varying times depending on the obligor's credit tier. Usually, a collections representative will initiate telephone contact when a contract becomes 16 days past due and will continue to contact the obligor until the delinquency is resolved. To maximize contact time with customers, the servicer utilizes a predictive dialer to contact obligors.

    In addition to its telephone based collection operations, the servicer uses two type of letters in its collection strategies:

    - a notice of past due payment letter which is mailed to an obligor's mailing address at 12 or 16 days past due depending on state law, and

    - if required by state law, a notice of default and right to cure letter which is mailed to an obligor's mailing address at 35, 40 or 45 days past due depending on state law.

REPOSSESSION

    If the servicer determines that an obligor will not or cannot pay past due amounts, it will commence repossession procedures. Although the servicer may repossess the financed vehicles at any time after a contractual default, it typically commences repossession activities only after a contract is 60 days past due.

    Repossession may occur without regard to the length or existence of a payment delinquency if:

    - the contract is deemed uncollectible;

    - collection personnel determine that the financed vehicle is in danger of being damaged, destroyed or otherwise unavailable for repossession; or

    - the obligor voluntarily surrenders the financed vehicle.

    Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor, in accordance with applicable state law, may have an additional 10 to 30 days to redeem the financed vehicle by paying past due amounts, repossession costs and other amounts required by state law before the financed vehicle is sold at auction. The servicer assigns approximately 60-70% of the repossessed vehicles to a third party vehicle merchandiser which tracks the servicer's repossessed vehicles and arranges for their sale nationwide. Approximately 30-40% of the repossessed vehicles are sold by the servicer at auction. Upon the sale of the repossessed vehicle, the servicer will pursue any remaining deficiency to the extent deemed practical and to the extent permitted by law. The servicer first attempts to collect deficiency balances using its own employees for approximately 120 days after charge off. After that, the servicer refers the charged-off contracts to third party collection agencies.

    Losses may occur in connection with delinquent contracts and can arise in several ways, including the inability to locate the financed vehicle or the obligor, uninsured losses or as a result of a discharge of the obligor in a bankruptcy proceeding. The servicer generally charges-off a contract:

    - when the servicer deems the contract uncollectible;

    - if the financed vehicle is not repossessed, during the month when 5% or more of an installment due under the contract becomes more than 120 days past due;

    - if the financed vehicle is repossessed, when all sale proceeds, insurance claims and refunds of financed insurance policies and extended warranties have been received; or

    - when an obligor files for bankruptcy and the servicer determines that its loss is known.

EXTENSIONS

    The servicer's collection policies and procedures may, on a case-by-case basis, allow for extensions of the due dates of payments on contracts. It is the servicer's policy that extensions are offered only in the following instances:

    - if the servicer believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments and that the obligor has a satisfactory income source for making the next payment;

    - the extension will result in the obligor's account being brought current;

    - the total credit-related extensions granted on the contract will not exceed six months in the aggregate;

    - there has been no more than two credit-related extensions granted on the contract in the immediately preceding twelve months;

    - the obligor has made the first four scheduled payments on the contract, or in the case of balloon contracts, the first six scheduled payments on the contract;

    - the obligor agrees to make the next payment by an acceptable date; and

    - the financed vehicle's condition is favorable.

    Any deviation from the servicer's collection policies and procedures regarding the grant of an extension requires the concurrence of a collection supervisor.

YEAR 2000

    The seller and servicer initiated and completed a program designed to resolve the potential impact of the year 2000 on the ability of its computerized information systems to accurately process information that may be date sensitive. The seller and servicer identified the critical data storage and operating systems and developed plans to ensure the readiness of systems to process dates beyond the year 2000. Furthermore, the seller and servicer communicated with the originating dealers, financial institutions and suppliers to determine the risk created by those parties' failure to remediate their own year 2000 issues.

    To date, neither the seller nor the servicer has experienced any problems relating to the year 2000 issue. In addition, neither the seller nor the depositor expects to incur material costs in the future as a result of the year 2000 issue. There is no assurance that either the seller or servicer will not experience problems in the future as a result of the year 2000 issue.

                           THE PERFORMANCE GUARANTOR

    Virginia Surety Company, Inc. was incorporated in Illinois in January 1982. Virginia Surety Company, Inc. is an Illinois licensed insurance company that underwrites and administers comprehensive extended warranty and other consumer service programs. It is a wholly owned subsidiary of Aon Corporation. Its principal executive offices are located at 123 North Wacker Drive, Chicago, Illinois 60606 (telephone number (312) 701-4670). We will provide its total assets and stockholders' equity as of a recent date in your prospectus supplement.

    If the seller fails to perform any of its obligations under the purchase agreements relating to breaches of its representations and warranties regarding the contracts, the performance guarantor will be obligated to perform the seller's obligations pursuant to the performance guarantee. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--PERFORMANCE GUARANTEE" in this prospectus.

                                 THE CONTRACTS

    The contracts have been originated or purchased in accordance with the underwriting standards determined by Premier Auto Finance, Inc. The seller either originated the contracts directly or acquired the contracts in the ordinary course of its business from the originating dealers or other parties that finance the retail purchase of new or used automobiles and light-duty trucks. The contracts to be held by each trust will be selected from the contracts in the seller's portfolio that meet the criteria specified in your prospectus supplement. The seller will not use selection procedures adverse to the holders of the securities issued by the trust when selecting the contracts from qualifying contracts. These criteria provide that each contract:

    - was originated in the United States and the obligor is not a federal, state or local governmental entity;

    - provides for either

       - level monthly payments which provide interest at the annual percentage rate and fully amortize the amount financed over an original term to maturity no greater than the number of months specified in your prospectus supplement, or

       - interest at the annual percentage rate and requires a lump sum payment at maturity substantially in excess of monthly payments and which has a maturity no greater than the number of months specified in your prospectus supplement;

    - is attributable to the purchase of a new or used automobile or light-duty truck and is secured by that vehicle; and

    - satisfies the other criteria, if any, set forth in your prospectus supplement.

    Each contract will provide for the allocation of payments made by the obligors according to

    - the simple interest method;

    - the actuarial method; or

    - the sum of periodic balances or sum of monthly payments method which we refer to as Rule of 78s contracts and, together with the actuarial contracts, as the "PRECOMPUTED CONTRACTS".

    SIMPLE INTEREST CONTRACTS. Payments on simple interest contracts will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date. As a result, the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date. In that event, the principal balance will be amortized more slowly than scheduled and a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the obligor may be subject to a late charge.

    ACTUARIAL CONTRACTS. An actuarial contract provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled payment consists of an amount of interest equal to 1/12 of the stated annual percentage rate of the contract multiplied by the scheduled principal balance of the contract and an amount of principal equal to the remainder of the scheduled payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the obligor may be subject to a late charge.

    RULE OF 78S CONTRACTS. A Rule of 78s contract provides for the payment of a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of the related annual percentage rate for the term of that contract. The rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled payment allocated to reduction of the outstanding principal balance are calculated in accordance with the "Rule of 78s." Under the "Rule of 78s," the portion of each payment allocable to interest is higher during the early months of the term and lower during later months than under a constant yield method for allocating payments between interest and principal. All payments received on a Rule of 78s contract will be allocated pursuant to the related sale and servicing agreement or pooling and servicing agreement on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the obligor may be subject to a late charge.

    In the event of a prepayment in full, whether voluntarily or by acceleration, of a precomputed contract, a rebate of the portion of the total amount of payments under the contract allocable to "unearned" interest charges will be made to the obligor. In the event of the prepayment in full, whether voluntarily or by acceleration, of a simple interest contract, a rebate will not be made to the obligor, but the obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a precomputed contract will always be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest contract for which all remaining payments were made on schedule. Rebates under the Rule of 78s contracts will not affect payments to you because the payments will be determined using the actuarial method.

    Each trust will account for the Rule of 78s contracts as if those contracts were actuarial contracts. Amounts received upon prepayment in full of a Rule of 78s contract in excess of the then outstanding principal balance of the contract and accrued interest thereon, calculated pursuant to the actuarial method, will not be paid or passed through to you but will be deemed to be an excess amount and released to the seller or otherwise applied as set forth in your prospectus supplement.

    We will provide information about the contracts to be held by your trust in your prospectus supplement, including, to the extent appropriate:

    - the distribution by the states of origination;

    - the aggregate principal balances of contracts consisting of precomputed contracts and simple interest contracts;

    - the aggregate principal balances of contracts secured by new vehicles and by used vehicles;

    - the average principal balance of the contracts and the range of principal balances;

    - the average original amount financed of the contracts and the range of original amount financed;

    - the weighted average annual percentage rate and the range of annual percentage rates;

    - the weighted average original term of the contracts and the range of original terms of the contracts; and

    - the weighted average remaining term of the contracts and the range of remaining terms of the contracts.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

    The weighted average lives of the securities of any trust will be a function of the weighted average lives of the contracts held by the trust. The weighted average lives of the contracts will be influenced by the rate at which the principal balances of the related contracts are paid. The term "WEIGHTED AVERAGE LIFE" means the average amount of time during which each dollar of principal of a contract is outstanding.

    All of the contracts will be prepayable at any time without penalty to the obligor. However, partial prepayments on the precomputed contracts will not be paid on the payment date following the month in which they were received but will be retained and applied towards payments due in later months. If prepayments in full are received on the precomputed contracts or if full or partial prepayments are received on the simple interest contracts, the actual weighted average lives of the contracts will be shorter than the scheduled weighted average lives of the contracts set forth in your prospectus supplement. Prepayments include optional prepayments by obligors, liquidations due to default, partial prepayments from rebates of extended warranties and insurance premiums, as well as receipts of proceeds from physical damage, credit life and disability insurance policies. Prepayment rates are influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a contract without the consent of the servicer.

    We cannot predict the rate of prepayment on the contracts in either stable or changing interest rate environments. The servicer maintains limited records of the historical prepayment experience of the contracts included in its portfolio but is not aware of any publicly available industry statistics for the entire industry that set forth prepayment experience for receivables similar to the contracts. The servicer believes that its prepayment experience is consistent with that generally found in the industry. However, neither the servicer nor the depositor can assure you that prepayments will conform to historical experience. The weighted average lives of the securities will also be impacted to the extent that the depositor, the seller or the performance guarantor is obligated to repurchase contracts from a given trust as a result of breaches of particular representations and warranties relating to the contracts. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SALE AND ASSIGNMENT OF CONTRACTS BY SELLER" and "--TRANSFER OF CONTRACTS BY DEPOSITOR" in this prospectus. The weighted average lives of the securities will also be impacted to the extent the servicer is obligated to purchase contracts from a given trust as a result of breaches of certain covenants relating to the contracts. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING" in this prospectus. In addition, early retirement of the securities may be effected by the exercise of the option of the seller to purchase all of the contracts remaining in the trust when the aggregate principal balance of the contracts is 10% or less of the aggregate principal balance as of the cut-off date. You will bear all of the reinvestment risk resulting from the rate of prepayments of the contracts.

    Your prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to your pool of contracts and your securities.

                        FACTORS AND TRADING INFORMATION

    The "NOTE FACTOR" or "CERTIFICATE FACTOR" for any class of notes or certificates issued by an owner trust, respectively, will be a seven-digit decimal indicating the principal amount of that class of securities on the payment date as a fraction of the respective principal amount thereof as of the closing date. The servicer will compute the note factor and certificate factor each month. Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes and reductions in the certificate balance. The servicer will compute the principal amount by allocating payments in respect of the contracts to principal and interest using the simple interest method. The portion of the principal amount of any class of notes and of the certificate balance for any class of certificates for a given month allocable to a securityholder can be determined by multiplying the original denomination of the holder's security by the related note factor or certificate factor, as the case may be, for that month.

    The "POOL FACTOR" for any class of certificates issued by a grantor trust will be a seven-digit decimal indicating the certificate balance of that class of certificates on the distribution date as a fraction of the aggregate principal balance of the contracts as of the cut-off date. The servicer will compute the pool factor each month and will be calculated by dividing the certificate balance for that class of certificates as of the close of business on the last day of the preceding month by the aggregate principal balance of the contracts as of the cut-off date.

    You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors, certificate factors, pool factors and various other items of information pertaining to the related trust. Furthermore, the trustee or the indenture trustee will furnish you with information for tax reporting purposes not later than on the latest date permitted by law. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--STATEMENTS TO SECURITYHOLDERS" in this prospectus.

                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL

    The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series. This summary describes the material terms of each indenture and the notes.

    The notes of each series will be issued in fully registered form only and will represent the obligations of a separate trust. Notes will be available for purchase by you in the denominations specified in your prospectus supplement.

    Your prospectus supplement will provide additional information specific to your notes.

PAYMENTS

    Your prospectus supplement will describe as to your class of notes:

    - the timing and priority of payments of principal and interest;

    - the amount and method of determining payments of principal and interest;

    - the priority of the application of the trust's available funds to its expenses and payments on its securities; and

    - the interest rates or the formula for determining the interest rates.

    Your rights to receive payments may be senior or subordinate to the rights of holders of other classes of notes. Furthermore, each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. See "INFORMATION REGARDING THE SECURITIES--INTEREST RATES" in this prospectus.

    Payments of principal and interest on any class of notes will be made on a pro rata basis among all noteholders of that class. If the amount of funds available to make a payment on a class of notes is less than the required payment, the noteholders will receive their pro rata share of the amount available for that class.

PRO-RATA PAY/SUBORDINATE NOTES

    One or more classes of notes may be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of payments of principal or interest or both. Payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the notes on each payment date.

VARIABLE FUNDING NOTE

    A trust may issue one or more classes of notes having particular maturity dates and at the same time the trust may issue variable funding notes which relate to those particular maturity dates. These notes may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

OPTIONAL PURCHASE OF CONTRACTS AND PREPAYMENT OF NOTES

    At its option, the seller may purchase all of the contracts owned by a trust on any payment date following the date on which the unpaid aggregate principal balance of the securities is less than 10% of the unpaid aggregate principal balance of the contracts as of the cut-off date. The purchase shall be at least equal to the sum of:

    - the unpaid principal balance of the securities as of that payment date;

    - accrued but unpaid interest on the securities to that payment date;

    - unreimbursed servicer advances;

    - accrued but unpaid fees to the trustee and the indenture trustee; and

    - accrued but unpaid servicer fees.

If the seller purchases the contracts, the related notes will be repaid in full on the payment date on which the purchase occurs. In no event will you or the related trust be subject to any liability to the seller as a result of or arising out of the seller's optional purchase of the contracts.

THE INDENTURE

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

    The trust and the indenture trustee may, without your consent, may enter into one or more supplemental indentures for any of the following purposes:

    - to correct or amplify the description of any property at any time subject to the lien of the indenture;

    - to evidence the succession of another person to the trust and the assumption by any such successor of the covenants of the trust;

    - to add to the covenants of the trust or to surrender any right or power conferred upon the trust in the indenture;

    - to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

    - to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture;

    - to evidence and provide for the acceptance of the appointment by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one indenture trustee;

    - to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act; or

    - to elect into the FASIT provisions of the Code, provided the indenture trustee receives an opinion of counsel that such election will not adversely affect the noteholders.

    In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the trust and the indenture trustee may, without your consent, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

    MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

    With the consent of the holders of more than 50% of the outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement, the trust and the indenture trustee may modify the indenture and your rights under it.

    Without the consent of the holder of each outstanding note affected, however, no modification may:

    - reduce the principal amount or interest rate or change the due date of any payment;

    - modify the manner of application of collections in respect of the contracts to payments on the notes;

    - impair your right to sue to enforce payment provisions of the indenture;

    - reduce the percentage of the aggregate principal amount of the notes needed for consents of noteholders;

    - permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

    - adversely affect the manner of determining notes outstanding for voting purposes;

    - reduce the percentage of the aggregate principal amount of the notes needed to sell or liquidate the assets of a trust if the proceeds of sale will be insufficient to pay the notes in full; or

    - modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Events of default under each indenture will consist of:

    - a default for five days or more in the payment of interest due on any note;

    - failure to pay the unpaid principal amount of any class of notes on the final scheduled payment date for that class of notes;

    - a default in the observance or performance of any provisions set forth in the indenture other than those dealt with specifically elsewhere, which default has a material adverse effect on the noteholders and continues for 60 days after written notice thereof is given to the trust by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement;

    - any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto was incorrect as of the time made, and continues to be incorrect for a period of 60 days after notice thereof is given to the trust by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement; or

    - events of bankruptcy, insolvency, receivership or liquidation of the trust.

    If an event of default should occur and be continuing with respect to the notes of a series, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the trust, the indenture trustee or the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may declare the principal amount of the notes to be immediately due and payable. If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the trust should occur and be continuing with respect to the notes of a series, the principal amount of the notes will be immediately due and payable. This declaration may be rescinded by the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement if:

    - the trust has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

    - the trust has paid all amounts then owing to the indenture trustee.

    If the notes of a series have been declared to be due and payable following an event of default, the indenture trustee may:

    - institute proceedings to collect amounts due or foreclose on the trust assets;

    - exercise remedies as a secured party; or

    - sell the trust assets, or elect to have the trust maintain possession of the trust assets.

    The indenture trustee, however, may not sell the trust assets following an event of default, unless:

    - the holders of all the outstanding notes consent to the sale;

    - the proceeds of the sale are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

    - there has been an event of default arising from the failure to pay principal or interest on the notes and the indenture trustee determines that the trust assets would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee obtains the consent of the holders of more than 66 2/3% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the trust assets will be in the order of priority described in the prospectus supplement for your class of notes.

    If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. Holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee subject to the preceding sentence.

    No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

    - the holder previously has given to the indenture trustee written notice of a continuing event of default;

    - the holders of not less than 25% in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

    - the holder or holders offer the indenture trustee reasonable indemnity;

    - the indenture trustee has for 60 days failed to institute the proceeding; and

    - no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement.

    Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of the principal of and interest on a note and to institute suit for the enforcement of such payment, which right may not be impaired without the individual noteholder's consent.

    In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    None of the trustee of the trust in its individual capacity, the holder of any certificate representing an ownership interest in the trust, the seller, the performance guarantor, the depositor, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the trust contained in the indenture.

    COVENANTS

    Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

    - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

    - the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

    - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    - the rating agencies rating the notes advise the indenture trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

    - the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder; and

    - the trust or the person, if other than the trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the trust immediately prior to giving effect to the consolidation or merger.

    Each indenture will provide that the trust will not, among other things:

    - except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the trust;

    - claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

    - dissolve or liquidate in whole or in part;

    - permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

    - except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the trust.

    Each indenture will provide that each trust may engage in only those activities specified above under "THE TRUSTS." Each trust will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related indenture, trust agreement and sale and servicing agreement.

    ANNUAL COMPLIANCE STATEMENT

    Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT

    Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

    - its eligibility and qualification to continue as indenture trustee under the related indenture;

    - amounts, if any, advanced by it under the indenture;

    - the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity;

    - the property and funds physically held by the indenture trustee; and

    - any action taken by it that materially affects the notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE

    The discharge of an indenture will occur with respect to the assets securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

    TRUST ACCOUNTS

    Under each indenture, if the applicable indenture trustee has a rating of A-1+/P-1 by Standard & Poor's Ratings Services and Moody's Investors
Service, Inc., the indenture trustee will establish and maintain segregated bank accounts for the trust. If the applicable indenture trustee has a rating lower than A-1+/P-1, the indenture trustee will establish and maintain segregated trust accounts or accounts in a qualified institution. These accounts will include, among others, a "COLLECTION ACCOUNT" and a "DISTRIBUTION ACCOUNT." The trust accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement.

    "QUALIFIED INSTITUTION" means the corporate trust department of the indenture trustee or any other depositary institution:

    - organized under the laws of the United States or any state or any domestic branch of a foreign bank;

    - the deposits of which are insured by the Federal Deposit Insurance Corporation; and

    - which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

    The indenture trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies. If the rating agencies permit the investment of funds on deposit in a cash collateral or reserve fund account in investments that mature beyond a payment date, the amount of cash available in the cash collateral or reserve fund account may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result. Investment earnings on funds deposited in the trust accounts will be paid to the person described in your prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The issuance of each series of certificates will be under the terms of a trust agreement or a pooling and servicing agreement, a form of each of which has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the trust agreement or the pooling and servicing agreement for a series of certificates will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary describes the material terms of the certificates issued by each trust.

    The certificates of each series will be issued in fully registered form only and will represent an ownership interest in the trust. Certificates will be available for purchase by you in the denominations specified in your prospectus supplement.

    Your prospectus supplement will provide additional information specific to your certificates.

DISTRIBUTIONS

    Your prospectus supplement will describe as to your class of certificates:

    - the timing and priority of distributions on account of principal and interest;

    - the amount and method of determining distributions on account of principal and interest;

    - the priority of the application of the trust's available funds to its expenses and distributions on its securities;

    - allocation of losses on the contracts among the classes of certificates;
      and

    - the interest rates or the formula for determining the interest rates.

    Your rights to receive distributions may be senior or subordinate to holders of other classes of certificates. Furthermore, each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. See "INFORMATION REGARDING THE SECURITIES--INTEREST RATES" in this prospectus.

    Distributions of principal and interest with respect to any class of certificates will be made on a pro rata basis among all certificateholders of that class. If the amount of funds available to make a distribution with respect to a class of certificates is less than the required payment, the certificateholders will receive their pro rata share of the amount available for that class.

PRO-RATA PAY/SUBORDINATE CERTIFICATES

    One or more classes of certificates may be payable on an interest only or principal only basis. In addition, the certificates may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of certificates, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the certificates on each payment date.

OPTIONAL PURCHASE OF CONTRACTS AND PREPAYMENT OF CERTIFICATES

    At its option, the seller may purchase all of the contracts owned by a trust on any payment date following the date on which the aggregate unpaid principal balance of the securities is less than 10% of the aggregate unpaid principal balance of the contracts as of the cut-off date. The purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

    - the unpaid principal balance of the securities as of that payment date;

    - accrued but unpaid interest on the certificates to the payment date;

    - unreimbursed servicer advances;

    - accrued but unpaid fees to the trustee; and

    - accrued but unpaid servicer fees.

If the seller purchases the contracts, the related certificates will be paid in full on the payment date on which the purchase occurs. In no event will you or the related trust be subject to any liability to the seller as a result of or arising out of the seller's optional purchase of the contracts.

THE POOLING AND SERVICING AGREEMENT

    MODIFICATION OF THE POOLING AND SERVICING AGREEMENT WITHOUT
     CERTIFICATEHOLDER CONSENT

    In the case of a grantor trust, the depositor and the trustee may, without your consent, correct or supplement any provision in the pooling and servicing agreement that is ambiguous or inconsistent with any other provision of the pooling and servicing agreement. In addition, if the trustee receives an opinion of counsel that a modification will not have a material adverse effect on the certificateholders, the depositor and the trustee may, without your consent, enter into one or more supplements to the pooling and servicing agreement to, among other things, add, modify or eliminate any provisions of the pooling and servicing agreement or modify your rights as a certificateholder.

    MODIFICATION OF POOLING AND SERVICING AGREEMENT WITH CERTIFICATEHOLDER
     CONSENT

    With the consent of the holders of more than 50% of the outstanding principal amount of the certificates or the class or classes of certificates described in your prospectus supplement, the depositor and the trustee may modify the pooling and servicing agreement and your rights under it.

    Without the consent of the holder of each outstanding certificate affected, however, no modification may:

    - reduce the principal amount or pass-through rate or change the due date of any distribution;

    - modify the manner of application of collections in respect of the contracts to distributions in respect of the certificates;

    - impair your right to sue to enforce payment provisions of the pooling and servicing agreement;

    - reduce the percentage of the aggregate certificate balance of the certificates needed for consents of certificateholders;

    - permit the creation of any lien on collateral under the pooling and servicing agreement ranking prior to or on a parity with the lien of the pooling and servicing agreement;

    - adversely affect the manner of determining certificates outstanding for voting purposes; or

    - modify the provisions of the pooling and servicing agreement relating to these types of pooling and servicing agreement modification without the consent of all certificateholders.

TRUST ACCOUNTS

    Under the pooling and servicing agreement or trust agreement, if the applicable trustee has a rating of A-1+/P-1 by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., the trustee will establish and maintain segregated bank accounts for the trust. If the applicable trustee has a rating lower than A-1+/P-1, the trustee will establish and maintain segregated trust accounts or accounts in a qualified institution. These accounts will include, among others, in the case of a grantor trust, a "COLLECTION ACCOUNT" and, in the case of an owner trust, a "DISTRIBUTION ACCOUNT."

    "QUALIFIED INSTITUTION" means the corporate trust department of the trustee or any other depositary institution:

    - organized under the laws of the United States or any state or any domestic branch of a foreign bank;

    - the deposits of which are insured by the Federal Deposit Insurance Corporation; and

    - which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

The trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments acceptable to the rating agencies rating the certificates as being consistent with the ratings of those certificates that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies.

    See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus for summaries of the material terms of the trust agreements and the pooling and servicing agreements pursuant to which certificates will be issued.

                      INFORMATION REGARDING THE SECURITIES

INTEREST RATES

    A class of securities may bear interest at a fixed, variable or adjustable rate per annum, as more fully described below and in your prospectus supplement.

    FIXED RATE SECURITIES. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day count basis as is specified in your prospectus supplement.

    FLOATING RATE SECURITIES. Each class of floating rate securities will bear interest during each applicable interest period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in the applicable prospectus supplement. The "SPREAD" is a number of basis points to be added to or subtracted from the related base rate. The "SPREAD MULTIPLIER" is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate. Your prospectus supplement will designate one of the following base rates as applicable to a floating rate security:

    - London interbank offered rate;

    - commercial paper rates;

    - Treasury rate;

    - federal funds rate;

    - negotiable certificates of deposit rate; or

    - any other base rate that is set forth in your prospectus supplement.

    Your prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to securities having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

    Interest on each class of floating rate security will accrue on an Actual/360 basis, an Actual/Actual basis, or a 30/360 basis. For floating rate securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each interest period will be calculated by multiplying:

    1.  the face amount of that floating rate security;

    2.  the applicable interest rate; and

    3. the actual number of days in the related interest period, and dividing the resulting product by 360 or 365, as applicable.

    For floating rate securities calculated on a 30/360 basis, accrued interest for an interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest period.

    Floating rate securities may also have either or both of the following:

    - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

    - a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

    The applicable interest rate will not exceed the maximum rate permitted by applicable law.

    Each trust issuing floating rate securities will appoint a calculation agent to calculate interest rates on each class of floating rate securities. Your prospectus supplement will set forth the identity of the calculation agent, which may be the related trustee or indenture trustee with respect to that series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class. All percentages resulting from any calculation on floating rate securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from that calculation on floating rate securities will be rounded to the nearest cent.

    A class of floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, if any, will be set forth in the applicable prospectus supplement. This credit or cash flow enhancement may be in one or more of the following forms:

    - subordination of one or more classes of securities;

    - reserve fund;

    - over-collateralization;

    - letter of credit;

    - credit or liquidity facility;

    - financial guaranty insurance policy;

    - surety bond;

    - guaranteed investment contract or other interest rate protection agreement;

    - repurchase obligation;

    - yield supplement agreement;

    - other agreements with respect to third party payments or other support; or

    - cash deposit or other arrangement that may be described in your prospectus supplement.

    Credit and cash flow enhancement is intended to enhance the likelihood that you will receive the full amount of principal and interest due on your securities and to decrease the likelihood that you will experience losses. The enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those securities. If losses occur which exceed the amount covered by any credit or cash flow enhancement or which are not covered by any credit or cash flow enhancement, you will bear your allocable share of deficiencies, as described in your prospectus supplement. In addition, if a form of enhancement covers more than one class or series of securities, you will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes or series.

    If so provided in the prospectus supplement, the depositor or the trust may replace the credit or cash flow enhancement for any class of securities with another form of credit or cash flow enhancement without the consent of the securityholders, provided that the rating agencies rating that class of securities at the request of the depositor confirm that that substitution will not result in the reduction or withdrawal of the rating of that class of securities.

    RESERVE FUND

    The trust, the depositor or a third party may establish for a series or class of securities an account or reserve fund, which will be maintained with a collateral agent or the related trustee or indenture trustee. The reserve fund will be funded by an initial deposit by the trust, the depositor or a third party on the closing date in the amount set forth in your prospectus supplement and, if the related trust has a pre-funding account, will also be funded on each date that the trust acquires subsequent contracts from the depositor to the extent described in the applicable prospectus supplement. The amount on deposit in the reserve fund will be increased on each payment date thereafter up to the specified reserve fund balance by the deposit in the reserve fund of the amount of collections on the related contracts available therefor as described in the prospectus supplement.

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
    Your prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, either to make payments or distributions to you or to the servicer or a third party. Monies on deposit in the reserve fund may be invested in investments acceptable to the rating agencies rating the securities as being consistent with the ratings of those securities under the circumstances and in the manner described in the related sale and servicing agreement, the pooling and servicing agreement or indenture. Earnings on investment of funds in the reserve fund in eligible investments will be paid to the person described in your prospectus supplement under the circumstances described in your prospectus supplement on each payment date. Any monies remaining on deposit in the reserve fund upon termination of the trust also will be released to the depositor or its assignee.

    FINANCIAL GUARANTY INSURANCE POLICY

    The trust may enter into agreements with an insurer such that the insurer guarantees payments of principal and/or interest on the securities. If, on the date so specified in the prospectus supplement, the amount available to the trust to make a payment or distribution, of principal or interest due on the securities is less than the amount of such payment or distribution, the trustee or indenture trustee by delivering a notice to the insurer shall demand payment under the insurance policy in an amount equal to the deficiency. Your prospectus supplement will describe the circumstances and manner under which payments may be made under the insurance policy, either to you, or the trustee or the indenture trustee, as the case may be.

    CASH COLLATERAL ACCOUNT

    The prospectus supplement may provide that upon the occurrence of any servicer default, the servicer may be obligated to establish a segregated cash collateral account as security for the servicer's obligations under the sale and servicing agreement or pooling and servicing agreement.

YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

    YIELD SUPPLEMENT ACCOUNT. A yield supplement account may be established with respect to any class or series of securities. The terms relating to any yield supplement account will be set forth in your prospectus supplement. Each yield supplement account will hold funds to be applied by the related trustee or indenture trustee to provide payments to you in respect of contracts that have annual percentage rates less than the required rate specified in your prospectus supplement.

    On each payment date, the related trustee or indenture trustee will transfer to the collection account from monies on deposit in the yield supplement account an amount specified in the applicable prospectus supplement in respect of the contracts having annual percentage rates less than the required rate for that payment date. Amounts on deposit on any payment date in the yield supplement account in excess of the required yield supplement amount specified in the applicable prospectus supplement, after giving effect to all payments to be made on that payment date, will be released to the depositor. The depositor will not have any obligation after the related closing date to deposit any amounts into the yield supplement account even if the amount on deposit in that account is less than the required yield supplement amount for any payment date. Monies on deposit in the yield supplement account may be invested in investments acceptable to the rating agencies rating the securities as being consistent with the ratings of those securities under the circumstances and in the manner described in the related sale and servicing agreement, pooling and servicing agreement or yield supplement agreement. Earnings on investment of funds in the yield supplement account in eligible investments will be paid to the person described in your prospectus supplement on each payment date. Any monies remaining on deposit in the yield supplement account upon the termination of the trust also will be released to the person described in your prospectus supplement.

    YIELD SUPPLEMENT AGREEMENT. If a yield supplement account is to be established with respect to a series of securities, on or prior to the related closing date, the depositor, any third party responsible for making deposits into the yield supplement account and the related trustee or indenture trustee, as the case may be, will enter into a yield supplement agreement with the servicer and the entity with which the account is maintained. The depositor will assign its rights under the yield supplement agreement to the applicable trustee for the benefit of the applicable securityholders.

BOOK-ENTRY REGISTRATION

    Each class of securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede & Co., as nominee of the Depository Trust Company. Unless your prospectus supplement states otherwise, you may hold your securities through DTC in the United States, or Clearstream (formerly Cedelbank) or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include:

    - the underwriters offering the securities to you;

    - securities brokers and dealers;

    - banks;

    - trust companies; and

    - clearing corporations, and may include other organizations.

    Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

    To facilitate subsequent transfers, DTC will register all deposited securities in the name of DTC's nominee, Cede & Co. DTC has no knowledge of the actual holders of the securities; DTC's records reflect only the identify of its direct participants to whose accounts the securities are credited, which may or may not be the securityholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    You have no entitlement to receive a certificate representing your interest in a class of securities. As long as the securities are registered in the name of Cede & Co., any action to be taken by your or any other holders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the securities, for distribution to you in compliance with DTC procedures.

    You will receive all payments of principal and interest on the securities through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to the indirect participants or securityholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC. The trustee or indenture trustee will not recognize you as a holder of securities under the trust agreement or pooling and servicing agreement or indenture. You may exercise the rights as a holders of securities only indirectly through DTC and its direct participants and indirect participants.

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
Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to securities, due to the absence of physical securities for the securities.

    Arrangements among the various parties govern conveyance of notices and other communications by:

    - DTC to direct participants;

    - by direct participants to indirect participants; and

    - by direct participants and indirect participant to holders, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Standing instructions and customary practices govern payments by DTC participants to you, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the trustee, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment or distribution of principal and interest to DTC is the responsibility of the indenture trustee or trustee, disbursement of the payments or distributions to direct participants shall be the responsibility of DTC and disbursement of payments to you shall be the responsibility of the direct participants and the indirect participants.

    Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual holder is in turn to be recorded on the direct participants' and indirect participants' records. You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction. Entries made on the books of DTC's participants acting on behalf of you evidence transfers of ownership interests in the securities.

    DTC has advised the depositor that it will take any action permitted to be taken by a holder of securities only at the direction of one or more direct participants to whose accounts with DTC the securities are credited. Additionally, DTC has advised the depositor that to the extent that the pooling and servicing agreement, the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the securities, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

    DTC may discontinue providing its services as securities depositary with respect to any class of securities at any time by giving reasonable notice to the trustee or the indenture trustee, as applicable. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated securities are required to be printed and delivered. A trust may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated securities will be delivered to you. See "--ISSUANCE OF DEFINITIVE SECURITIES AT A LATER DATE."

    The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but the depositor does not take any responsibility for the accuracy of this information.

    Clearstream (formerly Cedelbank) and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

    Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

    Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

    Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

    Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

    DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    Except as required by law, none of the seller, the performance guarantor, the servicer, the depositor, the trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the securities held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

    ISSUANCE OF DEFINITIVE SECURITIES AT A LATER DATE

    The trust will issue the notes, if any, and certificates, if any, in fully registered, definitive form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

        (1) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the trustee or the indenture trustee is unable to locate a qualified successor;

        (2) The administrator of the trust or the trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

        (3) After the occurrence of an event of default or a servicer default with respect to those securities, holders representing at least a majority of the outstanding principal amount of the notes or the outstanding certificate balance of the certificates, as the case may be, of that series, acting together as a single class, advise the applicable indenture trustee or trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes or certificates is no longer in the best interests of the holders of those securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable indenture trustee or trustee must notify all beneficial owners for each class of securities held through DTC of the availability of securities in fully registered, definitive form. Upon surrender by DTC of the global note representing the securities and instructions for reregistration, the indenture trustee or trustee will issue these fully registered, definitive securities, and the indenture trustee or trustee will recognize the holders of fully registered, definitive securities.

    Additionally, upon the occurrence of any event described above, the indenture trustee or trustee will distribute principal of and interest on the securities directly to you as required by the indenture or trust agreement or pooling and servicing agreement, as applicable. Distributions will be made by check, mailed to your address as it appears on the register maintained by the applicable trustee or indenture trustee. Upon at least five days' notice to holders of a class of securities, however, the indenture trustee or trustee will make the final payment on any security only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders. The indenture trustee or trustee will make the final payment in this manner whether the securities are in book-entry form or definitive form.

    You may transfer any fully registered, definitive security of any class at the offices of the indenture trustee or trustee or its agent in New York, New York, which the indenture trustee or trustee shall designate on or prior to the issuance of any fully registered, definitive securities with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee or trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summarizes the material terms of the following agreements:

    - the purchase agreement pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

    - the performance guarantee pursuant to which the performance guarantor will guarantee the performance of the seller's obligations under the purchase agreement relating to breaches of representations and warranties regarding the contracts;

    - the sale and servicing agreement or pooling and servicing agreement pursuant to which the depositor will deposit the pool of contracts and the related property to the trust and the servicer will agree to service those contracts;

    - the trust agreement, or in the case of a grantor trust, the pooling and servicing agreement, pursuant to which a trust will be created and certificates will be issued; and

    - the administration agreement pursuant to which Premier Auto Finance, Inc. will undertake specified administrative duties with respect to a trust that issues notes.

    Forms of these documents, which we collectively refer to as the "TRANSFER AND SERVICING AGREEMENTS", have been filed as exhibits to the registration statement of which this prospectus is a part. In addition, a copy of the relevant transfer and servicing agreements relating to a series of securities will be filed with the Securities and Exchange Commission following the sale of those securities. This summary describes the material terms of each transfer and servicing agreement. You should read the forms of the transfer and servicing agreements filed as noted above.

SALE AND ASSIGNMENT OF CONTRACTS BY SELLER

    Premier Auto Finance, L.P. will be the seller of the contracts and the related property to the depositor for deposit into the trust. The seller will acquire the contracts originated by the originating dealers throughout the United States pursuant to the dealer agreements and by other third parties. In addition, the seller may directly originate contracts.

    On or before the applicable closing date, the seller will sell to the depositor under a purchase agreement all of its interest in the following:

    - the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

    - security interests in the financed vehicles securing the contracts and any related property;

    - the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

    - the seller's rights against the originating dealers under the dealer agreements and against other third parties under the agreements pursuant to which the seller purchased the contracts;

    - certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

    - all proceeds of the foregoing.

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
TRANSFER OF CONTRACTS BY DEPOSITOR

    Pursuant to a sale and servicing agreement or pooling and servicing agreement, as applicable, on the applicable closing date, the depositor will transfer to the trust all of its interest in the following:

    - all property acquired by the depositor from the seller under the purchase agreement;

    - amounts that may be held in separate trust accounts maintained by the trustee or indenture trustee for the trust, including any reserve fund or yield supplement account;

    - the depositor's rights against the seller under the purchase agreement pursuant to which the seller sold the pool of contracts to the depositor and against the performance guarantor under the performance guarantee pursuant to which the performance guarantor guaranteed the seller's obligations; and

    - all proceeds of the foregoing.

    The depositor will designate the servicer as custodian to maintain physical possession, as the trust's agent, of the contracts and any other documents relating to the contracts. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession, or marked to reflect the transfer to the trust. However, UCC financing statements will be filed in the applicable jurisdictions reflecting:

    - the sale and assignment of the contracts and the security interests in the financed vehicles and the related property by the seller to the depositor;

    - the transfer of the contracts, the security interests in the financed vehicles, the related property and the depositor's rights against the seller under the purchase agreement and the depositor's rights against the performance guarantor under the performance guarantee by the depositor to the trust; and

    - if applicable, the pledge by the trust of the trust assets to the indenture trustee.

    The seller and servicer's accounting records and computer systems will also reflect these assignments and, if applicable, the pledge. Because the contracts will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust, if a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the trust's interest in the contracts could be defeated. In addition, in some cases, the trust's security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See "LEGAL ASPECTS OF THE CONTRACTS--SECURITY INTERESTS" in this prospectus.

    The depositor will cause the applicable trustee and the indenture trustee, if any, concurrently with the depositor's transfer and assignment of the contracts and related property to the trust, to execute and deliver the related notes and/or certificates to the depositor. The depositor will apply the net proceeds received from the sale of the certificates and the notes of a given series to the purchase of the related contracts from the seller and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the reserve fund and the yield supplement account, if any.

REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR

    The seller and the depositor will make the following representations and warranties, among others, regarding the contracts and the related financed vehicles included in each pool of contracts transferred by the seller to the depositor and by the depositor to the trust as of the related cut-off date or, in the case of any contract acquired by the depositor or the trust after the closing date, as of the date described in the prospectus supplement:

    - the information with respect to the contracts provided in the schedule to the purchase agreement, sale and servicing agreement or pooling and servicing agreement, as applicable, is true and correct in all material respects;

    - immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any lien or other adverse claim;

    - the contract was originated by an originating dealer or other third party for the retail financing of a motor vehicle and acquired by the seller in the ordinary course of its business or originated directly by the seller in the ordinary course of its business;

    - the contract is secured by a first priority perfected security interest in favor of the seller in the related financed vehicle;

    - the contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against the financed vehicle;

    - no liens or claims have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicles, that would be prior to, or equal or coordinate with the lien granted by the contract;

    - no provisions of the contract have been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

    - the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except as enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

    - the contract is neither subject to rights of rescission, setoff, counterclaim or defense nor is any such claim being asserted or threatened;

    - the contract, at the time it was made, complied and, as of the closing date, complies in all material respects with the laws of the United States or any state, including consumer credit, truth-in-lending, equal credit opportunity and disclosure laws;

    - the obligor is not subject to bankruptcy or other insolvency proceedings;

    - the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in one of the states of the United States, the District of Columbia or Puerto Rico;

    - the obligor under the contract is required to maintain casualty insurance with respect to the related financed vehicle in an amount that is consistent with the servicer's normal servicing requirements; and

    - the contract and the financed vehicle satisfy the selection criteria for the related pool of contracts described in the applicable prospectus supplement.

    In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the trust's or any noteholder's or certificateholder's interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be obligated to repurchase the contract from the depositor. However, the depositor and the seller need not repurchase the contract if the depositor or the seller cures the breach by the last day of the calendar month following the calendar month in which the servicer, the trustee or the indenture trustee becomes aware and gives notice to the depositor or the seller of the breach or the depositor or the seller becomes aware of the breach. Any purchase shall be made as of the last day of that calendar month at a price equal to the remaining principal balance of the contract plus accrued and unpaid interest at the annual rate of interest specified in the contract through the end of that calender month. The related trustee or the indenture trustee may enforce this purchase obligation on your behalf, and will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement or pooling and servicing agreement, as applicable, and the purchase agreement, except that the seller will indemnify:

    - the related trustees,

    - the related trust, and

    - you

    against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

    Upon the purchase by the seller of a contract, the indenture trustee, if any, the trust and the depositor will release the contract and its interest in the related financed vehicles to the seller.

PERFORMANCE GUARANTEE

    In the event the seller fails to repurchase a contract that it is obligated to repurchase pursuant to a purchase agreement, then the performance guarantor will be obligated to repurchase the contract.

COLLECTION ACCOUNT

    In the case of a trust issuing notes, the indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture. In the case of a trust issuing only certificates, the trustee will maintain the collection account in the name of the trustee for the benefit of the certificateholders under the pooling and servicing agreement. The servicer will deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

    - all payments made by the obligors under the contracts;

    - all proceeds of the contracts and the financed vehicles; and

    - all payments made by the depositor under the sale and servicing agreement or pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR" above.

    However, if the conditions to making monthly deposits into the collection account set forth in the applicable sale and servicing agreement or pooling and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied and if permitted by the rating agencies rating the securities, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date. Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit. To the extent set forth in the applicable prospectus supplement, the servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement or pooling and servicing agreement obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the contracts.

    The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

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
    Collections on a contract made during a month will be applied in the following order:

    - first, to reimburse any outstanding advances made by the servicer with respect to the contract;

    - second, to the related scheduled payment, in the case of a precomputed contract, or to interest accrued to date and then to principal until the principal balance is brought current, in the case of a simple interest contract; and

    - third, to pay any late fees or extension fees owing.

    Any collections on a contract remaining after those applications will be considered an "EXCESS PAYMENT". Excess payments constituting a prepayment in full of precomputed contracts and any excess payments relating to simple interest contracts will be applied as a prepayment of principal. All other excess payments in respect of precomputed contracts will be held by the servicer, or if the servicer has not satisfied the requirements to deposit collections on the contracts monthly as described above, deposited in an account to be established with the indenture trustee or the trustee for the benefit of the securityholders to be held until the payment date following the month during which such prepaid amount would have been due under the related contract.

SERVICING

    The servicer will be obligated under the sale and servicing agreement or pooling and servicing agreement, as applicable, to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motor vehicle retail installment contracts it services for itself and others in accordance with its credit and collections policies and applicable law. In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described above under "THE SERVICER--UNDERWRITING AND ORIGINATION", as modified from time to time. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related trust for the proper performance of its servicing responsibilities.

    The servicer is responsible for:

    - reviewing the contract files;

    - billing, collecting and recording payments from obligors;

    - communicating with and providing billing records to obligors;

    - depositing funds into the collection account;

    - receiving payments as the trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

    - issuing reports to the trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements;

    - repossessing and remarketing financed vehicle following obligor defaults; and

    - paying the fees and ordinary expenses of the trusts and the trustees.

    The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed vehicles following a contract default with a view to realizing proceeds at least equal to the financed vehicle's fair market value.

    If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted by applicable law. See "LEGAL ASPECTS OF THE CONTRACTS" in this prospectus. The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed vehicle.

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
    The servicer will be permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid liquidation of the contract and will maximize the amount to be received by the trust under the contract provided that the final scheduled payment date on the contract, as extended, would not be later than the month preceding the latest final scheduled payment date set forth in the applicable prospectus supplement and the rescheduling or extension would not modify the terms of the contract in a manner which constitutes a cancellation of the contract and the creation of a new contract for federal income tax purposes.

    Subject to the limitations described below, the servicer will be permitted to agree to modifications or amendments to a contract in accordance with its credit and collection polices and guidelines.

    The servicer will covenant that it will not:

    - release any financed vehicle from the security interest granted in the related contract;

    - do anything to impair the trust's rights in the contracts;

    - alter the annual percentage rate of any contract;

    - modify the number of payments under a contract; or

    - increase the amount financed under a contract.

    In the event of any breach by the servicer of these covenants with respect to a contract that materially and adversely affects the trust's or the noteholders' or certificateholders' interest in the contract or the collectibility of the contract, the servicer will be obligated to purchase the contract. However, the servicer need not do so if the servicer cures the breach by the last day of the calendar month following the calendar month in which the servicer becomes aware of the breach or the trustee or the indenture trustee gives notice to the servicer of the breach. Any purchase shall be made as of the last day of that calendar month at a price equal to the remaining principal balance of the contract plus accrued and unpaid interest at the annual rate of interest specified in the contract through the end of that calendar month. The related trustee or indenture trustee may enforce this purchase obligation on your behalf and this will constitute your sole remedy available against the servicer for any uncured breach of those covenants, except that the servicer will indemnify:

    - the related trustee(s);

    - the related trust; and

    - you

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims out of facts giving rise to that breach.

    EVIDENCE AS TO COMPLIANCE

    Annually, the servicer will be obligated to deliver to the trustee and the indenture trustee if any, a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer's direct or indirect parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to the servicer's controls over the servicing of the contracts.

    Annually the servicer will be obligated to deliver to the trustee and the indenture trustee, if any, a certificate signed by an officer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or the pooling and servicing agreement, as applicable, during the preceding twelve-month period in all material respects or, if there has been a default in the fulfillment of any obligation, describing such default.

    You may obtain copies of these reports and certificates by delivering a request in writing to the trustee or the indenture trustee, as the case may be, at the address set forth in your prospectus supplement.

    SERVICER DEFAULT

    A servicer default under a sale and servicing agreement or a pooling and servicing agreement will occur if:

    - the servicer fails to make any required payment or deposit or fails to direct the trustee or the indenture trustee to make any required distributions and the failure continues for five business days after written notice from the trustee or indenture trustee or discovery by the servicer;

    - the servicer fails to observe in any material respect any agreements of the servicer set forth in the sale and servicing agreement or the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the noteholders or the certificateholders, and
      (2) continues unremedied for 30 days after written notice to the servicer by the trustee or the indenture trustee or by holders of more than 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement issued by the trust or, if the trust has no notes outstanding, by holders of more than 25% of the aggregate certificate balance of the certificates or the class or classes of certificates described in your prospectus supplement;

    - events of bankruptcy or insolvency occur with respect to the servicer; or

    - any representation, warranty or statement of the servicer made under the sale and servicing agreement or the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the noteholders or the certificateholders, and (2) continues uncured for 30 days after written notice to the servicer by the trustee or the indenture trustee or by holders of more than 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement issued by the trust or, if the trust has no notes outstanding, by holders of more than 25% of the aggregate certificate balance of the certificates or the class or classes of certificates described in your prospectus supplement.

    RIGHTS UPON SERVICER DEFAULT

    If a servicer default remains unremedied, the indenture trustee or the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement issued by the trust or, if the trust has no notes outstanding, the trustee or the holders of more than 50% of the aggregate certificate balance of the certificates or the class or classes of certificates described in your prospectus supplement may terminate all of the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement. When this happens, the indenture trustee, the trustee or a successor servicer selected by the indenture trustee or the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement.

    If the indenture trustee or the trustee is unwilling or unable to act as the successor servicer, it may appoint, or petition a court to appoint, a successor servicer. The indenture trustee or the trustee may arrange for compensation to the successor servicer but that compensation may not exceed the base servicing fee payable to the servicer. Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations.

    If a trust has notes outstanding, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account. If a trust has no notes outstanding, the holders of more than 50% of the aggregate certificate balance of the certificates or the class or classes of certificates described in your prospectus supplement issued by the trust may waive any servicer default, other than a default in making any required deposits into the collection account.

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
    MATTERS REGARDING THE SERVICER

    The servicer may not resign from its obligations under the sale and servicing agreement or pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement or pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

    The servicer will be obligated to maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

    Each sale and servicing agreement and pooling and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or you for taking any action or for refraining from taking any action pursuant to that agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties under that agreement or by reason of reckless disregard of its obligations and duties under that agreement.

    In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

    The servicer may at any time without notice or consent (a) delegate substantially all of its duties under a sale and servicing agreement or pooling and servicing agreement, as the case may be, to any corporation more than 50% of the voting stock of which is owned directly or indirectly by Aon Corporation or
(b) perform specific duties under a sale and servicing agreement or pooling and servicing agreement, as the case may be, through subcontractors. In no event will such delegation or subcontracting relieve the servicer of its duties under that sale and servicing agreement or pooling and servicing agreement, for which the servicer shall remain primarily responsible.

    Under the circumstances specified in each sale and servicing agreement or pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under that agreement.

    The servicer will indemnify:

    - the related trustee(s);

    - the related trust; and

    - you

against losses, damages, liabilities and expenses incurred by reason of the servicer's bad faith or gross negligence in the performance of its obligations under the sale and servicing agreement or pooling and servicing agreement, as the case may be or resulting from the use, ownership or operation by the servicer of a financed vehicle.

    SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Compensation to the servicer will include a base monthly fee equal:

    - to the product of the percentage per annum specified in your prospectus supplement multiplied by the beginning monthly principal balance of the contracts, plus any

    - late fees;

    - prepayment charges, if any;

    - documentation fees;

    - extension fees and other administrative charges; and

    - if specified in the prospectus supplement, investment earnings on funds deposited in the trust accounts.

The servicer will pay all expenses incurred by it in connection with its activities under the transfer and servicing agreements. The servicer will be authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

    STATEMENTS TO TRUSTEES AND TRUST

    On or prior to each payment date the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee a statement setting forth with respect to a series of securities substantially the same information that is required to be provided in the periodic reports to be provided to securityholders of that series described under "--STATEMENTS TO SECURITYHOLDERS" below.

    STATEMENTS TO SECURITYHOLDERS

    With respect to each series of securities that includes notes, on or prior to each payment date, the servicer will prepare and provide to the related indenture trustee a statement to be delivered to you on that payment date. With respect to each series of securities that includes certificates, on or prior to each payment date, the servicer will prepare and provide to the related trustee a statement to be delivered to you on the payment date. Each statement will include the following information:

    - the amount of the payment allocable to the principal amount of each class of those notes and to the certificate balance of each class of those certificates;

    - the amount of the payment allocable to interest on each class of securities of that series;

    - the amount of the distribution allocable to the yield supplement deposit, if any;

    - the aggregate principal balance of the contracts as of the close of business on the last day of the preceding month;

    - the amount of base servicing fees paid to the servicer;

    - the interest rate or pass-through rate for the interest period relating to the succeeding payment date for any class of notes or certificates of that series with variable or adjustable rates;

    - the amount, if any, otherwise distributable to one or more subordinated classes of notes or certificates that has instead been distributed to more senior classes of notes or certificates on that payment date;

    - the outstanding principal amount and the note factor for each class of those notes, and the certificate balance and the certificate factor for each class of those certificates, each after giving effect to all payments allocable to the principal of each class of notes and to the certificate balance of the certificates on that date;

    - the amount of advances made by the servicer in respect of the related contracts and the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

    - the balance of any related reserve fund, yield supplement account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

    - during the funding period, the remaining amount on deposit in the pre-funding account on the last day of the preceding month;

    - for the first such date that is on or immediately following the end of the funding period, the amount remaining in the pre-funding account to be used to make a payment or distribution of principal on the securities issued by the trust; and

    - the total amount of monthly prepayments determined by the servicer to be due in one or more future months on deposit in the related trust account or held by the servicer, if permitted by the rating agencies rating the securities, with respect to the related contracts and the change in that amount from the immediately preceding payment date.

    You may obtain copies of the statements by delivering a request in writing addressed to the applicable trustee or indenture trustee at its address set forth in your prospectus supplement.

    In the event that Virginia Surety Company, Inc.'s long term debt rating by Standard & Poor's Rating Services or its claims paying ability rating by A.M. Best is downgraded from the ratings existing on each transaction's closing date, Premier Auto Finance, Inc. will provide written notice thereof to each rating agency then rating the securities. Upon receipt of such notice any of the respective rating agencies may require the indenture trustee, or in the event of the indenture trustee's refusal, a third party mutually acceptable to such rating agencies and Premier Auto Finance, Inc., to confirm certain information in the monthly servicing reports as agreed upon by the rating agencies then rating the securities and Premier Auto Finance, Inc.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to that trust and received any payment a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

    ADVANCES

    If the scheduled payment due on a precomputed contract is not received in full by the end of the month in which it is due, the servicer will make an advance to the trust in an amount equal to the shortfall. If the scheduled payment on a simple interest contract is not received in full by the end of the month in which it is due, the servicer will make an advance to the trust in an amount equal to the product of the principal balance of the simple interest contract as of the first day of that month and one-twelfth of its annual percentage rate minus the amount of interest actually received on the simple interest contract during that month. No advances of principal will be made with respect to simple interest contracts. The servicer will not be obligated to make an advance to the extent that it determines, in its sole discretion, that the advance will not be recovered from subsequent collections on or in respect of the related contract.

    All advances shall be reimbursable to the servicer, without interest, if and when a payment relating to a contract with respect to which an advance has previously been made is subsequently received. In addition, upon the determination by the servicer that a contract is a defaulted contract, it will be entitled to recover unreimbursed advances in respect of that contract from collections on or in respect of other contracts. A defaulted contract is any contract (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the servicer has not repossessed the related financed vehicle, (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossessed inventory for 90 days, which ever occurs first, or (c) as to which the obligor has suffered an insolvency event.

    NET DEPOSITS

    As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the trust for or with respect to a month net of payments to be made to the servicer with respect to that month. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the related trustee, and you with respect to each trust as if all deposits, payments and transfers were made individually. With respect to any trust that issues

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both certificates and notes, if the related payment dates are not the same for all classes of securities, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the same payment date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a payment date.

LIST OF SECURITYHOLDERS

    Three or more holders of the notes of any class in a series or one or more holders of those notes of that class evidencing not less than 25% of the aggregate principal amount of those notes then outstanding may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by that indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under those notes. An indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of that series.

    Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by that trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under those certificates.

    The related trustee will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders or certificateholders of record as of the most recent applicable record date.

    No transfer and servicing agreement will provide for the holding of annual or other meetings of securityholders.

INSOLVENCY OF TRUST

    Each trust agreement will provide that the related trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders of that trust and the delivery to that trustee by each certificateholder of a certificate certifying that that certificateholder reasonably believes that that trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding notes issued by a trust and the satisfaction and discharge of the related indenture, the trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

ADMINISTRATION AGREEMENT

    Premier Auto Finance, Inc., in its capacity as administrator, will enter into an administration agreement with each trust that issues notes and the related indenture trustee pursuant to which the administrator will agree to provide notices and perform other administrative obligations of the trust under the related indenture. For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the servicer. The amount of the administration fee, if any, will be set forth in your prospectus supplement.

AMENDMENT

    The parties may, without your consent, correct or supplement any provision in the transfer and servicing agreements that is ambiguous or inconsistent with any other provision in the transfer and servicing agreements. In addition, the parties may amend any transfer and servicing agreement without

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
the consent of any securityholder to add any provisions to or change in any manner or eliminate any of the provisions of a transfer and servicing agreement if the indenture trustee or trustee receives an opinion of counsel that the modification will not have a material adverse effect on the securityholders.

    Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement issued by the trust or, if the trust has no notes outstanding, the holders of more than 50% of the aggregate certificate balance of the certificates or the class or classes of the certificates described in your prospectus supplement, except that no amendment:

    - that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any security;

    - that changes the interest rate on any security, that adversely affects the priority of payment of principal or interest to the securityholders; or

    - that reduces the percentage of securityholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each security. Also, an amendment under the foregoing sentence will not be effective unless each rating agency rating the securities at the request of the depositor confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the securities.

                         LEGAL ASPECTS OF THE CONTRACTS

GENERAL

    The transfer of the contracts to the applicable trust, the perfection of the security interests in the contracts and the enforcement of rights to realize on the financed vehicles as collateral for the contracts are subject to a number of federal and state laws. Uniform Commercial Code financing statements will be filed in the applicable jurisdictions reflecting the transfer of the contracts, the security interests in the financed vehicles and the related property by the seller to the depositor and by the depositor to the trust. Another person could acquire an interest in a contract that is superior to that of the trust because the servicer will retain possession of the contracts and the contracts will not be segregated or marked as belonging to the trust. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the trust's interest, that person will acquire an interest in the contracts superior to the interest of the trust.

SECURITY INTERESTS

    GENERAL

    In states in which the contracts evidence the credit sale of motor vehicles by originating dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title.

    All contracts acquired by the seller from the originating dealers will name the seller as obligee or assignee and as the secured party. The seller will also take all actions necessary under the laws of the state in which the related financed vehicle is located to perfect its security interest in that financed vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and/or obtaining possession of that certificate of title. Because Premier Auto Finance, Inc. will continue to service the contracts as servicer under the sale and servicing agreement or the pooling and

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servicing agreement, as applicable, the obligors on the contracts will not be notified of the sale from the seller to the depositor or the sale from the depositor to the related trust.

    PERFECTION

    The seller will sell and assign its security interest in the financed vehicles to the depositor and the depositor will assign its security interest in the financed vehicles to the trust. However, because of the administrative burden and expense, none of the seller, the depositor or the related trust will amend any certificate of title to identify that trust as the new secured party on that certificate of title relating to a financed vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed. In addition, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for that trust. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus.

    In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle's certificate of title. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as lienholder on the certificates of title, the security interest of that trust in the vehicle could be defeated through fraud, forgery, negligence or error. In the absence of fraud or forgery by the motor vehicle owner or the servicer or administrative error by state or local agencies, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. The seller and depositor will each represent and warrant that the seller had a perfected security interest in each financed vehicle. If there are any financed vehicles as to which the seller failed to obtain a perfected security interest, the security interest of the trust would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests in the financed vehicles. To the extent that failure has a material and adverse effect on the trust's or any securityholder's interest in the related contract or the collectibility of the contract, however, it would constitute a breach of the warranties of the seller and the depositor. Accordingly, the depositor would be required to repurchase the related contract from the trust and the seller, or performance guarantor in the event of the seller's nonperformance, would be required to purchase that contract from the depositor, unless the breach was cured. The depositor will assign to the related trust its rights to cause the seller to repurchase that contract under the related purchase agreement. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" and "RISK FACTORS--INTERESTS OF OTHER PERSONS IN THE CONTRACTS OR THE FINANCED VEHICLES COULD REDUCE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES" in this prospectus.

    CONTINUITY OF PERFECTION

    Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a

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financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related contract if it fails to do so and that failure has a material and adverse effect on the trust's or any securityholder's interest in the contract or the collectibility of the contract.

    PRIORITY OF LIENS ARISING BY OPERATION OF LAW

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the trust that, to its knowledge, as of the related closing date, each security interest in a financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a contract. No notice will be given to the related trustee or you in respect of a given trust if a lien arises or confiscation occurs that would not give rise to the depositor's or seller's (or performance guarantor's) repurchase obligation.

REPOSSESSION

    In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motor vehicle financed by the seller is voluntarily surrendered, self-help repossession is the method employed by the servicer in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the motor vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

BANKRUPTCY CONSIDERATIONS

    The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the trust with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

    However, delays in payments on the securities and possible reductions in the amount of those payments could occur if:

    1. a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller, as the case may be;

    2.  a filing were made under any insolvency law by or against the depositor;
       or

    3.  an attempt were to be made to litigate any of the foregoing issues.

    On each closing date, Winston & Strawn will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the

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
property of the seller would not properly be substantively consolidated with the assets of the depositor. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

    The seller will warrant that the sale of the related contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such conclusions, or a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the securities could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor's interest in that contract.

    The seller and the depositor will treat the transactions described in this prospectus as a sale of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

    Furthermore, if an originating dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the trust might be subject to the automatic stay provisions of the United States bankruptcy code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the trust may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originating dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originating dealer or the seller were to file for reorganization under Chapter 11 of the bankruptcy code. Any of these actions could result in losses or delays in payments on your securities. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.

    Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the trust does not have a perfected security interest in those collections.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions

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
on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

    Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the related financed vehicle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the originating dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the originating dealer. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's representations and warranties under the related sale and servicing agreement or pooling and servicing agreement and a breach of the seller's warranties under the related purchase agreement and would, if the breach materially and adversely affects the collectibility of the contract or the interests of the trust or the securityholders in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus.

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and that claim materially and adversely affects that trust's or the securityholder's interest in a contract or the collectibility of the contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the

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
ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

    Under the terms of the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), an obligor who enters the military service after the origination of that obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the released financed vehicle during the obligor's period of active duty status. Thus, if that contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the contract and the related financed vehicle in a timely fashion.

    Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of notes or certificates issued by a trust as described in this prospectus. The federal income tax consequences to certificate holders will vary depending on whether the trust is an owner trust or a grantor trust. As an alternative to those two types of trusts, a trust could elect to be treated as a financial asset securitization investment trust, generally referred to as a FASIT. The prospectus supplement for each series of notes or certificates will specify the treatment of the trust for federal income tax purposes. Winston & Strawn has delivered its opinion letter with respect to each type of trust contemplated by this prospectus regarding the federal income tax characterization of the trust and the notes or certificates to be issued by the trust. Each of those opinions is described fully below in connection with the discussion of each type of trust.

    The opinions of Winston & Strawn and this discussion of "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the opinions of federal tax counsel and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

    This discussion does not attempt to deal with all aspects of federal income taxation that may be relevant to all holders of notes and certificates in light of their personal investment or tax circumstances. Also, this discussion does not describe tax consequences to certain types of holders who may be subject to special treatment under the federal income tax laws including, without limitation, financial institutions, dealers in securities or currencies, insurance companies, and persons who hold the notes or certificates as part of a straddle, hedging or conversion transaction.

    Investors and preparers of tax returns (including returns filed by any trust described in this prospectus) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated action, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return even where the anticipated tax treatment has been discussed in this prospectus. The depositor suggests that you consult with you own tax advisors as to the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the notes and the certificates.

    The tax opinions of Winston & Strawn with respect to each type of trust and the notes or certificates to be issued by the trusts which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below. At the time a trust is established and notes or certificates are issued, tax counsel will deliver another opinion, regarding the same tax issues, to either confirm the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax considerations will be disclosed in the applicable prospectus supplement. Each of those subsequent opinions of tax counsel will be filed, together with the final documentation for the respective trust transaction, with the Securities and Exchange Commission under Form 8-K prior to sale.

OWNER TRUSTS

    A trust structured as an owner trust will typically issue one or more classes of notes, intended to be treated as debt for federal income tax purposes, and certificates, representing equity interests in the trust. The characterization of the trust for federal income tax purposes depends in part upon whether the certificates are owned by a single holder, such as the depositor, or by multiple holders. This summary of material federal income tax consequences with respect to the issuance of notes or certificates by an owner trust is divided into three parts. The first part describes characterization of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. The third part describes taxation of an investor in the certificates.

    TAX CHARACTERIZATION OF OWNER TRUSTS

    Winston & Strawn, as federal tax counsel to the depositor, is of the opinion that if the prospectus supplement specifies that the trust will be treated as an owner trust, it will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code. This opinion is based on the assumptions that the terms of the trust agreement and related documents will be substantially in the form filed in connection with this prospectus and will be complied with. It is also assumed that the owner or owners of certificates issued by the trust will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax

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
purposes, either disregarded as a separate entity from the depositor (or other sole certificateholder) or treated as a partnership. Winston & Strawn's opinion is also based on its conclusions that (1) the trust will constitute a business entity, (2) the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and
(3) the trust, if a corporation, would not constitute a regulated investment company under the federal income tax laws.

    If certificates issued by the trust are at all times required to be owned by a single person, such as the depositor, then, for federal income tax purposes, the trust may be disregarded as a separate entity from the owner of its certificates. In this situation, although it is the opinion of Winston & Strawn that the notes issued by the trust will be characterized as indebtedness for federal income tax purposes (as discussed below), no assurance can be given that this characterization of the notes will prevail. If the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust would be considered to have multiple equity owners (rather than just the single owner of the trust certificates). In that case, the trust would be characterized as a partnership for federal income tax purposes and the tax consequences to holders of notes which were recharacterized as equity would be similar to those discussed below under "--TAX TREATMENT OF INVESTORS IN CERTIFICATES".

    Rather than having a single owner of certificates issued by the trust, it is possible that the trust may issue certificates to multiple owners. In that situation, the certificate owners would be treated as equity owners of the trust and the trust would be characterized as a partnership for federal income tax purposes.

    In any case where the trust is treated as a partnership for federal income tax purposes, it is the opinion of Winston & Strawn that it will not constitute a publicly traded partnership. That opinion is based upon Winston & Strawn's conclusions that (1) the nature of the income of the trust will exempt it from publicly traded partnership characterization and/or (2) the trust will at all times have fewer than 100 owners of its equity interests. If, contrary to the opinion of Winston & Strawn, the trust were treated as a publicly traded partnership or were otherwise taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and other assets owned by the trust, which may be reduced by the interest expense on the notes issued by the trust to the extent the notes are properly characterized as debt. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates. If the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions as discussed below under "--TAX TREATMENT OF INVESTORS IN CERTIFICATES."

    TAX TREATMENT OF INVESTORS IN NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. Winston & Strawn, as federal tax counsel, is of the opinion that the notes will be classified as debt for federal income tax purposes. This opinion is based upon the assumption that the terms of the trust agreement, the notes and the related documents will be substantially in the form filed in connection with this prospectus and will be complied with. The depositor and the owners of the notes, by their purchase of notes, will agree to treat the notes as debt for federal income tax purposes. Winston and Strawn's opinion also assumes that the terms and delinquency experience with respect to the contracts as described in this prospectus will remain substantially unchanged and that the terms of the notes will be as contemplated by this prospectus. The discussion below assumes that the characterization of the notes as debt is correct.

    INTEREST ON THE NOTES. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's

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regular method of accounting for United States federal income tax purposes. This treatment assumes that all payments on the notes are denominated in U.S.
dollars. It also assumes that the payment of interest on the notes constitutes "QUALIFIED STATED INTEREST" under Treasury Regulations relating to original issue discount and that an investor does not acquire its notes as "STRIPPED NOTES"or at an original issue discount as discussed below. If these assumptions are incorrect with respect to any notes issued by a trust, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

    A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (which will be referred to in this paragraph as a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a short-term note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION OF A NOTE. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest which will be taxable as such, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the investor's initial purchase price increased by any accrued original issue discount or market discount previously included in income by the investor and decreased by the amount of any bond premium previously amortized and the amount of any payments, other than payments of stated interest, previously received by the investor with respect to the note. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss so long as the note is a "CAPITAL ASSET" in the hands of the investor. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, i.e., up to 39.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted.

    PURCHASE AT A DISCOUNT. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its "STATED REDEMPTION PRICE AT MATURITY" will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount greater than a de minimis amount (one-fourth of one percent, or 0.25%, of the bond's principal amount or other stated redemption price at maturity multiplied by the full number of years included in determining the weighted average maturity of the bonds) the investor will be required to include in income each year, taxable as ordinary income, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income in advance of the receipt of some or all of the cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield

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on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    Generally, an investor that acquires a note that has more than a de minimis amount of original issue discount must include in gross income the sum of the "daily portions" of the original issue discount for each day on which it owns a note, including the date of purchase but excluding the date of disposition. In the case of an original holder of a note, the daily portions of original issue discount with respect to the note generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the note during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the note under the prepayment assumption used in respect of the contracts and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the note at the beginning of that accrual period. The adjusted issue price of a note at the beginning of the first accrual period is the amount of the purchase price paid by the holder for the note that is allocable to those contracts. The adjusted issue price of a note at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment on the note (other than qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to a reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the note.

    For purposes of calculating the daily portion of original issue discount to be accrued as income, the method of determining yield to maturity is not clear, and in particular it is not clear whether prepayments on the underlying contracts should be taken into account in determining such yield. In determining the weighted average maturity of the notes for purposes of calculating original issue discount, the depositor expects to use a reasonable assumption regarding prepayment of the contracts owned by the trust. No representation is made as to the actual prepayments to be made on the contracts. This method of calculating the accrual of original issue discount will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the contracts.

    In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

    If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 39.6%, rather than the long term capital gain maximum tax rate of 20%. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using a constant yield method.

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    An investor may elect to include market discount in income currently as it accrues rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of. This election would apply to all of the investor's debt investments acquired with market discount in or after the taxable year in which the notes are acquired and not just to the notes issued by the trust.

    Limitations imposed by the federal tax laws which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

    Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

    In general, if the amount of original issue discount or market discount would be less than one-fourth of one percent (0.25%) of the note's principal or other stated redemption price at maturity multiplied by the number of full years included in determining the weighted average maturity of the notes, the investor can disregard the original issue discount or market discount rules.

    PURCHASE AT A PREMIUM. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

    If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, I.E., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as "ACQUISITION PREMIUM." The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading "PURCHASE AT A DISCOUNT" with modifications described below. For purposes of this election, interest includes qualified stated interest, original issue discount, de minimis original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

    In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the electing investor, and

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
no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's:

    (1) name,

    (2) address,

    (3) correct federal taxpayer identification number, and

    (4) a statement that the noteholder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

    FOREIGN NOTEHOLDERS. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

    (1) a citizen or resident of the United States,

    (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

    (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source,

    (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

    (5) a trust that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

    Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered "portfolio interest" and not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement or Form W-8 (or successor form), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new
Form W-8 (or successor form) within 30 days. If the foreign investor fails to satisfy these requirements so that interest on the investor's notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001 (or successor form).

    The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the

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
gain is not effectively connected with the conduct of a trade or business in the United States by the investor, and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by treaty.

    If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 (or successor form) is furnished to the paying agent. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    Regardless of when a foreign investor acquired a note, recently adopted Treasury Regulations will become effective for note payments made after December 31, 2000. The new regulations make certain changes to the withholding, backup withholding and information reporting rules just described and attempt to unify certification requirements and modify reliance standards. It is suggested that prospective investors consult their own tax advisors regarding the new regulations.

    If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Winston & Strawn, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). See "--OWNER TRUSTS--TAX CHARACTERIZATION OF OWNER TRUSTS" in this prospectus. Alternatively, it is possible that the trust might be treated as a partnership that would not be taxable as a corporation. However, treatment of the notes as equity interests in a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could constitute "UNRELATED BUSINESS TAXABLE INCOME;" income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements; individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses; and income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made from the trust or any particular noteholder's method of accounting.

    TAX TREATMENT OF INVESTORS IN CERTIFICATES

    TREATMENT OF TRUST AS A PARTNERSHIP. As mentioned above, in any case where the trust issues certificates to multiple owners, the trust will be treated by the depositor as a partnership for federal income tax purposes. The depositor and the servicer will agree, and each certificateholder will agree by its purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. The trust, the depositor, and the

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certificateholders will take all necessary actions, if any, and refrain from taking any inconsistent actions, so as to ensure that the trust will be treated as a partnership under the final Treasury Regulations which allow an entity to elect status as a partnership.

    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization should not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership and that all payments on the certificates are denominated in U.S. dollars.

    PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts owned by the trust (including appropriate adjustments for any market discount, original issue discount and bond premium), any yield supplement deposits and any gain upon collection or disposition of the contracts. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the contracts.

    The tax items of a partnership are allocable to the partners in accordance with the applicable federal income tax laws and the partnership agreement (I.E., the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price;
(3) monthly prepayment premium payable to the certificateholders; and (4) any other amounts of income payable to the certificateholders for the month including, for example, any yield supplement deposits. That allocation of income will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the trust depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under the applicable Treasury Regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders.

    Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above, even though the trust might not have sufficient cash to make current cash distributions equal to that amount. In that situation, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders, but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See the discussion below under "--ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES."

    Most or all of the taxable income allocated to a certificateholder that is a tax-exempt entity (including an individual retirement account) will constitute "UNRELATED BUSINESS TAXABLE INCOME" generally taxable to such a holder for federal income tax purposes.

    With respect to any certificateholder who is an individual, an individual taxpayer's share of certain expenses of the trust (including fees to the servicer, but not interest expense) would be miscellaneous

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
itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

    The trust will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis with respect to the entire pool of contracts owned by the trust. If the Internal Revenue Service were to require that such calculations be made separately for each contract, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the contracts will not be issued with original issue discount, and, therefore, the trust should not have income due to the accrual of original issue discount. However, the purchase price paid by the trust for contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or market discount as the case may be. As indicated above, the trust will make this calculation on an aggregate basis with respect to the entire pool of contracts owned by the trust, but might be required to recompute it on a contract-by contract basis.

    If the trust acquires the contracts at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such contracts or to offset any such premium against interest income on such contracts. See "--TAX TREATMENT OF INVESTORS IN NOTES--PURCHASE AT A DISCOUNT" and "--PURCHASE AT A PREMIUM" in this prospectus. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

    DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in the certificates (as described below under "--DISPOSITION OF CERTIFICATES") immediately before the distribution. If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the amount of that excess will generally give rise to a capital loss upon the retirement of the certificates. Any gain or loss will generally be long-term gain or loss if the holding period of the certificate is more than one year.

    SECTION 708 TERMINATION. Under Section 708 of the Code, if 50% or more of the outstanding equity interests in the trust are sold or exchanged within any 12-month period, the trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If such a termination occurs, the assets of the terminated trust (the "OLD TRUST") are deemed to be constructively contributed to a reconstituted trust (the "NEW TRUST") in exchange for interests in the new trust. Such interests would be deemed distributed to the partners, or certificateholders, of the old trust in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the sale of the trust's interests terminated the partnership under Section 708 of the Code, the certificateholder's basis in its ownership interest would not change. The trust's taxable year would also terminate as a result of a constructive termination and, if the certificateholder was on a different taxable year than the trust, the termination could result in the bunching of more than twelve months of the trust's income or loss in the certificateholder's income tax return for the year in which the trust was deemed to terminate.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on the sale of certificates, so long as the certificate is a "CAPITAL ASSET" in the hands of the investor, in an amount equal to the difference between the amount realized and the holder's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (that was includible in the certificateholder's income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the

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certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in all of the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the contracts owned by the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues as previously stated.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

    ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the Internal Revenue Service on Schedule K-l. The trustee will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity, a foreign government or an international organization, or any wholly

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owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates (a registered clearing agency is not required to furnish any such information statements to the trust). The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

    The trust depositor will be designated as the tax matters partner for the trust in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The federal income tax laws provide for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

    BACK-UP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a back-up withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable tax law provisions. See "--TAX TREATMENT OF INVESTORS IN NOTES--INFORMATION REPORTING AND BACKUP WITHHOLDING" in this prospectus.

    FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Nevertheless, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury Regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may generally rely on Form W-8, Form W-9 (or successor forms) or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust on Form W-8 (or successor form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business (although no assurance can be given as to the prospects for success of the refund claim). However, even if such a position is successful, interest payments made (or accrued) to a certificateholder who is a foreign person may be considered to be guaranteed payments, but only to the extent such payments are determined without regard to the income of the trust. It is unclear whether the Internal Revenue Service would agree with that characterization. If these interest payments are properly characterized as guaranteed payments, then the interest will not constitute "PORTFOLIO INTEREST." As a result,

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certificateholders will be subject to 30% U.S. withholding tax, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

GRANTOR TRUSTS

    This summary of material federal income tax consequences with respect to the issuance of certificates by a grantor trust is divided into two parts. The first part describes characterization of the trust as a grantor trust. The second part describes taxation of an investor in certificates issued by a grantor trust.

    TAX CHARACTERIZATION OF GRANTOR TRUSTS

    Winston & Strawn, as federal tax counsel, is of the opinion that if the prospectus supplement specifies that the trust will be treated as a grantor trust, it will be classified for federal income tax purposes as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code. Winston & Strawn is further of the opinion that, subject to the discussion below under "--STRIPPED BONDS AND STRIPPED COUPONS", each certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the income and assets of the trust. This opinion is based on the assumption that the terms of the pooling and servicing agreement, the certificates and the related documents will be substantially in the form as filed with this prospectus and will be complied with.

    For federal income tax purposes, the trust will be deemed to have acquired the following assets: (1) the principal of each contract, plus a portion of the interest due on each contract (the "TRUST STRIPPED BONDS"); (2) the portion of the interest due on each contract not allocable to the Trust Stripped Bonds or retained by the depositor (the "TRUST STRIPPED COUPONS"); (3) the right to receive any yield supplement deposits; (4) the proceeds of certain insurance policies on the financed assets; (5) rights under the trust agreement and
(6) rights under the security agreement in favor of the trust securing the depositor's obligation to purchase subsequent contracts and deliver them to the trust. Although a grantor trust may have certain rights with respect to a reserve fund, pre-funding account or interest reserve account, such accounts would not be assets of the trust.

    It is possible, for federal income tax purposes, that the grantor trust may be viewed as owning a single debt obligation having a principal amount equal to the total stated principal amount of the entire pool of contracts and an interest rate equal to the pass-through rate. Accordingly, the owners of certificates would be viewed as owning an undivided interest in that single debt obligation. In that case, the tax consequences to the certificate owners would be the same as owners of notes owned by a trust structured as an owner trust described above under the heading "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES."

    The remainder of the discussion in this prospectus assumes that a grantor trust certificateholder will be treated as owning an interest in each contract, a portion of the interest payable on each contract, any right to receive yield supplement deposits, and any other assets of the trust. However, for administrative convenience, the servicer will report information to investors and to the Internal Revenue Service on an aggregate basis (as though all of the contracts and the rights to payments under the yield supplement agreement were a single obligation). The amount and, in some instances, character, of the income reported to a grantor trust certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

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    TAX TREATMENT OF INVESTORS

    CHARACTERIZATION OF INVESTMENT. As mentioned above, Winston & Strawn is of the opinion that each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in each of the contracts in the trust, any right to receive yield supplement deposits, and any other trust property. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    In each case where the interest rate on a contract exceeds the sum of the certificate pass-through rate plus the servicing fee rate, for federal income tax purposes, the depositor will be treated as having retained a fixed portion of the interest due on the contract equal to the difference between (1) the interest rate on each contract and (2) the sum of the pass-through rate and the servicing fee rate. The depositor's retained yield with respect to the contracts will be treated as "STRIPPED COUPONS" within the meaning of Section 1286 of the Code and the contracts will be treated as "STRIPPED BONDS." See "--STRIPPED BONDS AND STRIPPED COUPONS" below.

    Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with that certificateholder's method of accounting its pro rata share of the entire income from the contracts in the trust represented by certificates, including interest, original issue discount, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the servicer and any gain recognized upon collection or disposition of the contracts (but not including any portion of the depositor's retained yield). A grantor trust certificateholder will also be required to report under its usual method of accounting any payments received under any yield supplement agreement to the extent that these payments are treated as income. Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption, and late payment charges retained by the servicer, provided that those amounts are reasonable compensation for services rendered to the trust. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses exceed two percent of its adjusted gross income. Grantor trust certificateholders who are individuals may be subject to additional deduction limitations based on adjusted gross income.

    A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid, whichever is earlier. Because
(1) interest accrues on the contracts over differing monthly periods and is paid in arrears and (2) interest collected on a contract generally is paid to certificateholders in the following month, the amount of interest accruing to a grantor trust certificateholder during any calendar month will not equal the interest distributed in that month.

    PURCHASE PRICE ALLOCATION. A certificateholder must allocate the cost of its certificates among its allocable share of each of the separate assets of the trust, in accordance with the proportion of the relative fair market values of the assets as of the date the holder acquired its certificate, in order to determine its initial tax basis for its pro rata portion of each asset held by the trust. For this purpose, a certificateholder may treat the trust's rights in the security interests, the individual insurance contracts, and other rights the trust may have which provide credit enhancement as part of the contracts such that no separate allocation of the certificate cost and determination of basis must be made to these rights.

    In addition to the contracts however, the purchase price for certificates should be allocated to the grantor trust certificateholder's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and, perhaps, rights to receive yield supplement deposits. As a

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result, the portion of the purchase price allocable to the grantor trust certificateholder's undivided interest in the contracts may be decreased. The allocation of purchase price among the assets is important for purposes of determining the amount of gain or loss recognized by a certificateholder when the trust disposes of a contract and for calculating discount or premium with respect to the contracts, all as discussed below.

    STRIPPED BONDS AND STRIPPED COUPONS. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the Internal Revenue Service, each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond and coupon, to the extent that the contracts consist of contracts having an interest rate in excess of the sum of the pass-through rate plus the servicing fee rate. The stripped bond generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury Regulations, if the discount on a stripped bond is larger than a DE MINIMIS amount (one-fourth of one percent, or 0.25%, of the bond's principal amount or other stated redemption price at maturity multiplied by the full number of years included in determining the weighted average maturity of the bonds) that stripped bond will be considered to have been issued with original issue discount. See "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES--ORIGINAL ISSUE DISCOUNT." Although the matter is not entirely clear, each certificateholder's share of the interest income on the contracts at the sum of the pass-through rate and the fee servicing rate will be treated as "QUALIFIED STATED INTEREST." The trustee will treat each holder's share of the interest income in this manner for tax information reporting purposes. As a result, the amount of original issue discount for each certificateholder will equal the amount, if any, by which the portion of the certificate purchase price allocable to the contracts is less than the remaining principal balance of those contracts.

    Generally, a certificateholder that acquires an undivided interest in contracts constituting stripped bonds that have original issue discount (referred to in this discussion as "stripped contracts") must include in gross income the sum of the "DAILY PORTIONS" of the original issue discount for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original grantor trust certificateholder, the daily portions of original issue discount with respect to the stripped contracts generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on those contracts during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped contracts under the prepayment assumption used in respect of the contracts and (2) any payments received during that accrual period, and subtracting from that total the "ADJUSTED ISSUE PRICE" of the stripped contracts at the beginning of that accrual period. The adjusted issue price of the stripped contracts at the beginning of the first accrual period is the amount of the purchase price paid by the certificateholder for the certificate that is allocable to those contracts. The adjusted issue price of the stripped contracts at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment on the stripped contracts (other than qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to a reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped contracts.

    For purposes of calculating the daily portion of original issue discount to be accrued as income, the method of determining yield to maturity is not clear, and in particular it is not clear whether prepayments on the underlying contracts should be taken into account in determining such yield. The

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method of calculating the accrual of original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped contracts. Subsequent purchasers that purchase interests in stripped contracts at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue that original issue discount.

    PREMIUM. A certificateholder that acquires an interest in contracts at a premium over the stated redemption price at maturity of the contracts may elect to amortize that premium under a constant interest method. A premium would occur if the purchase price for a certificate exceeded the holder's proportionate share of the remaining payments due on the contracts Amortizable premium will be treated as an offset to interest income recognized by the holder on its grantor trust certificate. However, the holder's tax basis for the grantor trust certificate will be reduced to the extent that amortizable premium is claimed as a deduction to offset interest payments. A certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder holds during the year of the election or thereafter.

    It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable as a deduction. If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a contract is prepaid in full, equal to the difference between the portion of the prepaid principal amount of that contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the certificate that is allocable to that contract. On the other hand, if a reasonable prepayment assumption is used in calculating the amount of amortizable premium, it appears that a loss would be available, if at all, only if prepayments occur at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    YIELD SUPPLEMENT DEPOSITS. A grantor trust may, under certain circumstances, receive yield supplement deposits to augment the cash flows from interest income on the contracts. It is possible that the right to receive payments under a yield supplement agreement will be treated as a separate asset purchased by each grantor trust certificateholder. Accordingly, as previously discussed (see "--ALLOCATION OF PURCHASE PRICE") a portion of each grantor trust certificateholder's purchase price or other tax basis in the certificate may have to be allocated to the right to receive payments of yield supplement deposits based on the fair market value of that right.

    However, the sum of the income and deductions properly reportable by a certificateholder in any taxable year in which the trust receives yield supplement deposits may not equal the amounts that would be reportable if a grantor trust certificateholder, instead of holding its undivided interest in the contracts and the yield supplement deposits, held either (1) a debt instrument bearing interest at the applicable pass-through rate or (2) an interest in a trust holding contracts each of which paid interest at a rate at least equal to the sum of the pass-through rate plus the servicing fee rate.

    The right to receive yield supplement deposits may be treated as a loan made by a certificateholder to the depositor in an amount equal to the present value, discounted at a rate equal to the sum of the applicable pass-through rate and the servicing fee rate, of the projected yield supplement deposits. In that event, a portion of the yield supplement deposits generally representing a yield on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each yield supplement deposit should be included in income as accrued or received, in which event a certificateholder should also be entitled to amortize the portion of its certificate purchase price allocable to its right to receive yield supplement deposits.

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The method of calculating that amortization is unclear, and could result in the inclusion of greater amounts of income than a certificateholder's actual yield on a contract. In addition, to the extent that the amounts payable pursuant to a yield supplement agreement decline during any period by reason of prepayments on the contracts, it is possible that the Internal Revenue Service might contend that none of the above methods is appropriate, and that income with respect to the yield supplement deposits should be reported by a certificateholder in some other manner. It is suggested that grantor trust certificateholders consult their tax advisors regarding the appropriate method of accounting for income attributable to yield supplement deposits.

    MARKET DISCOUNT. Generally, all discount on an interest in stripped contracts will be treated as original issue discount under the stripped bond rules of the Code, and the rules relating to market discount on bonds will not apply. However, if the difference between the interest rate on the contracts and the pass-through rate on the certificates were determined to constitute reasonable compensation for services rendered to the trust, then the stripped bond rules described above should not apply. In that event, a certificateholder will be subject to the market discount rules to the extent that its undivided interest in a contract is considered to have been purchased at a "MARKET DISCOUNT." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of a contract allocable to a holder over that holder's tax basis (i.e., the portion of the certificate purchase price allocable to that contract). At the present time there is no express authority for determining whether market discount exists by reference to the entire pool of contracts rather than on a contract-by-contract basis. Market discount with respect to a contract will be considered to be zero if the amount allocable to the contract is less than one-fourth of one percent (0.25%) of the stated redemption price at maturity of the contracts multiplied by the weighted average maturity remaining after the date of purchase.

    Any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount instrument is required to be treated as ordinary income up to the amount of the accrued market discount at that time. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount debt instrument is reduced by the amount so treated as ordinary income. Market discount will generally be considered to accrue ratably, unless a certificateholder elects to accrue on a constant interest method. In addition, special rules may apply to the determination of the accrual of market discount where the principal of an instrument is payable in more than one installment.

    A holder who acquired a grantor trust certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that certificate. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. A holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. A holder's election to include market discount in income currently, once made, applies to all market discount obligations acquired by the holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

    Because Treasury Regulations implementing the market discount rules have not yet been issued, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making the election to accrue market discount.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The original issue discount regulations permit a certificateholder to elect to accrue all interest and discount (including de minimis discount), offset by any premium, in income as interest based on a constant yield method. If that election were to

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be made with respect to a grantor trust certificate with market discount, the grantor trust certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable except with the approval of the Internal Revenue Service.

    SALE OR EXCHANGE OF A CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in the recognition by the owner of gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis generally will equal the seller's purchase price for the certificate, increased by any accrued market discount or original issue discount previously included in the seller's gross income with respect to the certificate and reduced by the amount of any previously amortized premium and by the amount of any payments on the certificate, other than payments of qualified stated interest, previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "CAPITAL ASSET" and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

    FOREIGN CERTIFICATEHOLDERS. Interest or discount income attributable to contracts which is received by a foreign certificateholder will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that (1) the foreign certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to, the depositor and (2) the foreign holder fulfills certain certification requirements. Under those requirements, the holder must certify, under penalty of perjury, that it is not a "UNITED STATES PERSON" and provide its name and address on Form W-8 (or successor form). For this purpose, United States person generally means (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (e) a trust that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person. Gain realized upon the sale of a certificate by a foreign certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign certificateholder (or in the case of gain if the certificateholder is an individual who is present in the United States for a total of 183 days or more during the taxable year in which such gain is realized), such holder will be subject to United States federal income tax thereon at the regular rates and, in addition, an investor that is a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items.

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    It is not entirely clear whether amounts received by a foreign certificateholder that are attributable to payments of yield supplement deposits received pursuant to any yield supplement agreement would not be subject to withholding tax. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a certificate issued by a grantor trust.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year, the information that is deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a non-exempt holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a non-exempt beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax liability.

FASITS

    GENERAL DESCRIPTION OF FASIT

    Pursuant to legislation enacted by Congress in 1996, a new type of entity was created called a "financial asset securitization investment trust," or FASIT. On February 7, 2000, the Internal Revenue Service released proposed regulations regarding FASITs. As stated previously in this section of the prospectus under the caption "GENERAL", the discussion with respect to FASITs is based upon existing law, including the proposed FASIT regulations, all of which are subject to change, possibly with retroactive effect.

    Treatment of a trust as a FASIT is elective. The FASIT election will be made by attaching a statement to the income tax return for the owner of the "OWNERSHIP INTEREST" in the FASIT (as that interest is described below) for the taxable year that includes the startup day of the FASIT. The owner of the ownership interest may be the depositor or it may be an independent third party. There is no prescribed form for the statement electing FASIT status. If, as is likely to be the case, an entity is formed to be the FASIT, the election statement must be signed by the person who would be responsible for signing the entity's tax return in the absence of FASIT treatment. On the other hand, if instead of a separate entity the FASIT election is only to apply to a segregated pool of assets, the election statement must be signed by each person who is the owner, for federal income tax purposes, of assets in the pool immediately before the startup day of the FASIT.

    If a FASIT election is made for a trust, the accompanying prospectus supplement will so indicate. For each trust as to which one or more FASIT elections are made, Winston & Strawn, as federal tax counsel, is of the opinion that the trust, or one or more segregated pools of trust assets, will be treated as a FASIT, and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code, assuming that there is (1) compliance with the terms of the pooling agreement (or similar governing documents pertaining to the acquisition of assets by the trust) and (2) compliance with any changes in the federal income tax laws pertaining to FASITs, including applicable provisions of the Code, the proposed FASIT regulations or other treasury regulations, or any judicial or administrative interpretations of the Code or regulations. The opinion is also based on the assumptions that the pooling agreement (or similar governing documents) will require that substantially all of the trust assets consist only of "PERMITTED ASSETS", as described below and also will contain certain other restrictions necessary for the trust to be and continue to qualify as a FASIT. Based upon those same

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
assumptions, Winston & Strawn is of the opinion that each trust, or one or more segregated pools of trust assets, for which a FASIT election is made is organized, operated and will continue to operate in a manner so as to qualify for FASIT status. Winston & Strawn is further of the opinion that the regular interests issued by each trust, or one or more segregated pools of trust assets, so qualifying for FASIT status will be treated as debt for federal income tax purposes.

    Although the Internal Revenue Service recently published regulations in proposed form with respect to FASITs, the regulations are only in proposed form and do not attempt to deal with all aspects of FASIT taxation. Accordingly, definitive statements cannot be made with respect to many aspects of the tax treatment of FASITs and the holders of certificates issued by FASITs. Investors should also note that the following FASIT discussion constitutes only a summary of the United States federal income tax consequences to FASIT certificateholders. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

    FASIT REQUIREMENTS

    A trust fund can qualify to elect FASIT status if it is not a "REGULATED INVESTMENT COMPANY" as described in Section 851(a) of the Code, it issues only "REGULAR INTERESTS" and one "OWNERSHIP INTEREST" (as described below), and substantially all of its assets are "permitted assets." For this purpose, permitted assets include (1) cash and cash equivalents, (2) any debt instrument that provides for interest payments which (A) are payable based on a fixed rate or certain variable rates, or (B) consist of a specified portion of the interest payments on the trust assets, which portion does not vary during the period such interest is outstanding, (3) foreclosure property, (4) certain hedging instruments (i.e., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT regular interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and
(6) any regular interest in a real estate mortgage investment conduit, or REMIC, or in another FASIT. The term "permitted asset" does not, however, include any debt instrument issued by the holder of the ownership interest or any person related to such holder.

    In order for substantially all of a FASIT's assets to consist of permitted assets, the aggregate adjusted basis of assets held by the FASIT which are not permitted assets must be less than 1% of the aggregate adjusted basis of all of the FASIT's assets. The pooling agreement (or similar governing documents) for each FASIT will require that substantially all of the FASIT's assets consist of permitted assets at all times. However, there is the possibility that changes in the assets owned by the FASIT could adversely affect the ability of the FASIT to comply with the permitted asset requirement. Failure of the FASIT to comply with this requirement could cause it to lose FASIT status, however, certain mitigation provisions exist which may be available.

    The Code does not provide comprehensive rules describing the consequences of a cessation of FASIT status. Under the recently proposed regulations the owner of the FASIT ownership interest would be deemed to dispose of all of the FASIT's assets in a "PROHIBITED TRANSACTION" and any gain would be subject to the prohibited transactions tax. The regular interests will be deemed satisfied for an amount which could generate cancellation of indebtedness income for the owner of the FASIT ownership interest. The FASIT which ceased to so qualify would, under the proposed rules, no longer be treated as a FASIT and would be prohibited from making a new FASIT election. The trust would then be classified under general tax principles. In that event, the trust could be treated as an association or other entity subject to an entity level tax. Under the proposed rules, the regular interests owned by investors would be deemed to be exchanged for interests in the reclassified entity, which exchange could result in the recognition of gain or loss by those investors. Any of the foregoing could adversely affect investors.

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
    On February 7, 2000, the Clinton Administration submitted to Congress its budget proposals for fiscal year 2001. The budget proposals include a provision which would impose on a FASIT secondary liability for the payment of federal income tax due from the owner of the FASIT's single ownership interest. As a result, if the proposal were to be enacted, the failure of the owner of the ownership interest to pay taxes due could cause the holders of regular interests to be adversely affected by reduced available funds for distribution by the FASIT. It is unclear at this time whether the Clinton budget proposal will be enacted.

    TAX TREATMENT OF INVESTORS

    FASIT interests will be classified as either FASIT regular interests, as to which Winston & Strawn is of the opinion that they will be treated as debt for federal income tax purposes, or a FASIT ownership interest, which is not treated as debt for such purposes, but rather represents the residual equity interest in a FASIT. The tax treatment of each type of interest is discussed briefly below.

    REGULAR INTERESTS. The terms of a FASIT regular interest generally must satisfy the following requirements: (1) a stated maturity of no greater than 30 years, (2) a specified principal amount, (3) the issue price of the interest does not exceed 125% of its stated principal amount, (4) the yield to maturity of the interest is less than the applicable federal rate published by the Internal Revenue Service for the month of issue plus five percentage points, and
(5) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) certain permissible variable rates with respect to such principal amount. Regular interests which do not meet certain of those requirements, referred to as "HIGH YIELD INTERESTS," may be issued by a FASIT but are permitted to be held by only certain types of investors such as domestic "C" corporations and other FASITs. Certain other limitations also apply to high yield interests, such as limits on the amount of FASIT interest income able to be offset by non-FASIT losses and deductions otherwise available to the owner of the interest.

    FASIT regular interests generally will be subject to the same federal income tax treatment as applies to debt instruments generally. See "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES" in this prospectus. One significant difference, however, is that the holder of a FASIT regular interest must report income from its interest under the accrual method of accounting, even if it otherwise uses the cash receipts and disbursement method. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as apply to debt instruments generally.

    OWNERSHIP INTEREST. One interest issued by a trust electing to be treated as a FASIT will be designated as the sole ownership interest in the FASIT. The ownership interest need not have any particular economic characteristics. However, the ownership interest must be held directly at all times by an "ELIGIBLE CORPORATION" which includes a domestic "C" corporation that is subject to tax and is not a pass-thru entity for tax purposes such as a regulated investment company, real estate investment trust, real estate mortgage investment conduit, or cooperative.

    Because the ownership interest represents the residual equity interest in a FASIT, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for original issue discount, market discount, and amortizable premium as apply to debt instruments generally. See "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES--PURCHASE AT A DISCOUNT" and "--PURCHASE AT A PREMIUM" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses and deductions to offset income from the FASIT ownership interest as are holders of FASIT high-yield regular interests.

    Losses on dispositions of a FASIT ownership interest generally will be disallowed as a deduction if within six months before or after the disposition, the seller of the interest acquires any other FASIT ownership interest.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in transactions involving "PLAN ASSETS" with persons that are "PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the Code with respect to that Benefit Plan. A violation of these "PROHIBITED TRANSACTION" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the securities. Potentially available exemption would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "QUALIFIED PROFESSIONAL ASSET MANAGER"; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "IN-HOUSE ASSET MANAGER." Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under
Section 401(c) of ERISA. A purchaser of securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

    Some transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "EQUITY INTEREST" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "QUALIFIED" status.

    Due to the complexities of the "PROHIBITED TRANSACTION" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of securities consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

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
                           RATINGS OF THE SECURITIES

    No trust will sell securities under this prospectus unless one or more nationally recognized statistical rating organizations rate the securities in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of securities is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the securities so qualified, reduced or withdrawn.

    The ratings of the securities should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities do not address the likelihood of payment of principal on any class of securities prior to the stated maturity date of the securities, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                              PLAN OF DISTRIBUTION

    Each trust may sell securities to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell securities directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

    The seller, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

    Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

    Aon Capital Markets is an affiliate of the depositor and the servicer.

    This prospectus and the attached prospectus supplements may be used by Aon Capital Markets in connection with offers and sales related to market-making transactions in the securities. Aon Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Aon Capital Markets has no obligation to make a market in the securities and any such market-making may be discontinued at any time without notice, in its sole discretion. Aon Capital Markets is one of the underwriters participating in the initial distribution of the securities.

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
                                 LEGAL MATTERS

    Winston & Strawn, Chicago, Illinois, will provide a legal opinion relating to the securities in its capacity as special counsel to the trust, the depositor, the seller and the servicer. In addition, certain United States federal income tax matters will be passed upon for the related trust by Winston & Strawn. Other legal matters for underwriters will be passed upon by counsel to underwriters.

                      WHERE YOU CAN FIND MORE INFORMATION

    Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

New York Regional Office               Chicago Regional Office
Seven World Trade Center               Citicorp Center
Suite 1300                             500 West Madison Street, Suite 1400
New York, NY 10048                     Chicago, IL 60661

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

    The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. Documents incorporated by reference will be filed under the depositor's name. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

    All documents filed by the servicer, on behalf of a respective trust, under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus will be incorporated by reference into this prospectus.

    If you are a beneficial owner of the securities to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to: Dealer Auto Receivables Corp., 230 West Monroe Street, Chicago, Illinois 60606.

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                             PROSPECTUS SUPPLEMENT
                       $739,721,000.00 ASSET-BACKED NOTES

                    $13,175,591.56 ASSET-BACKED CERTIFICATES

                   DEALER AUTO RECEIVABLES OWNER TRUST 2000-1

                           $190,000,000.00 CLASS A-1

                            6.69% ASSET BACKED NOTES

                           $274,000,000.00 CLASS A-2

                            7.01% ASSET BACKED NOTES

                           $168,000,000.00 CLASS A-3

                            7.07% ASSET BACKED NOTES

                            $83,251,000.00 CLASS A-4

                            7.12% ASSET BACKED NOTES

                             $24,470,000.00 CLASS B

                            7.46% ASSET BACKED NOTES

                                 $13,175,591.56

                        7.93% ASSET BACKED CERTIFICATES

                         DEALER AUTO RECEIVABLES CORP.

                                   Depositor

                           PREMIER AUTO FINANCE, INC.

                                    Servicer

                       Underwriters of the Class A Notes

                             CHASE SECURITIES INC.

                              AON CAPITAL MARKETS

                           MORGAN STANLEY DEAN WITTER

                              SALOMON SMITH BARNEY

            Underwriter of the Class B Notes and of the Certificates

                             CHASE SECURITIES INC.

                                August 17, 2000

    You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes, the Class B Notes or the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Notes, the Class B Notes or the Certificates will deliver a prospectus supplement and prospectus until November 17, 2000.

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